As filed with the Securities and Exchange Commission on May 4, 2006
Registration No. 333-132508

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANTA BUSINESS RECEIVABLES CORP.
(Depositor)
(Exact name of registrant as specified in its charter)
ADVANTA BUSINESS CARD MASTER TRUST
(Issuing Entity)

Nevada (State or other jurisdiction of incorporation or organization)	23-2852207 (I.R.S. employer identification no.)
2215 B Renaissance Drive, Suite 5
Las Vegas, Nevada 89119
(702) 966-4246
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elizabeth H. Mai, Esquire
Advanta Corp.
Welsh & McKean Roads
Spring House, Pennsylvania 19477
(215) 444-5920
(Address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Edward M. De Sear, Esquire
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
(917) 777-4565
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum Per	Maximum
Title of Each Class of	to be	Unit Offering	Aggregate	Amount of
Securities to be Registered	Registered (1) (2)	Price (3)	Offering Price (3)	Registration Fee (4)
Asset Backed Notes	$1,000,000	100%	$1,000,000	$107

(1)	With respect to any Asset Backed Notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(2)	With respect to any Asset Backed Notes denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Note is first offered.

(3)	Estimated solely for the purpose of calculating the registration fee.

(4)	Previously paid.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE
This Registration Statement includes (i) a base prospectus relating to asset backed notes of Advanta Business Card Master Trust and (ii) a representative form of prospectus supplement to the base prospectus relating to the offering by Advanta Business Card Master Trust of a series of asset backed notes.

CONTENTS OF REGISTRATION STATEMENT
Form of Prospectus Supplement
Base Prospectus

II-2

The information in this prospectus supplement and the prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and prospectus. This prospectus supplement and the prospectus are not an offer to sell nor are they soliticing an offer to buy these securities in any state where the offer or sale is not permitted.
Representative Form of Prospectus Supplement
SUBJECT TO COMPLETION, dated [•] [•], [•]
Prospectus Supplement to Prospectus dated [•] [•], [•]
Advanta Business Card Master Trust
Issuing Entity
Advanta Business Receivables Corp.
Depositor
Advanta Bank Corp.
Sponsor and Servicer
AdvantaSeries Asset Backed Notes

	Class [•]Notes	[Class [•]Notes]
Initial Principal Balance	$[•]	[$[•]]
Interest Rate	[One Month LIBOR plus [•] per annum] [•]% per annum	[[One Month LIBOR plus [•] per annum] [•]% per annum]
Interest Payment Date	[•] [•], [•], then monthly on the 20th	[[•] [•], [•], then monthly on the 20th]
Expected Final Principal Payment Date	[•] [•],[•]	[[•] [•],[•]]
Final Maturity Date	[•] [•],[•]	[[•] [•],[•]]
Price to Public	$[•] (or [•]%)	[$[•] (or [•]%)]
Underwriting Discount	$[•] (or [•]%)	[$[•] (or [•]%)]
Proceeds to Issuing Entity	$[•] (or [•]%)	[$[•] (or [•]%)]
The Class [•] notes are a tranche of AdvantaSeries Class [•] notes.
[The Class [•] notes are a tranche of AdvantaSeries Class [•] notes.]
The notes will be paid from the assets of the issuing entity consisting primarily of receivables in a portfolio of MasterCard® and VISA® unsecured revolving business purpose credit card accounts and funds on deposit in a cash collateral account and a spread account.
Credit enhancement for the Class [•] notes [Class [•] notes] is provided by the subordination of the Class [•] notes, Class [•] notes and the Class [•] notes and [the collateral account] [, the spread account] [, a cash collateral guaranty] [, a letter of credit provided by [•]] [, a [type of derivative agreement] provided by [•]] [, a [surety bond] [insurance policy] provided by [•]] [, collateral interest] [and reserve account].
We expect to issue your tranche of notes on or about [•][•], [•]. We will deliver your notes in book-entry form.

You should consider carefully the risk factors beginning on page [•] in the prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of the issuing entity only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.
This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Underwriters of the Class [•] notes
[Company A] [Company B]
[Underwriters of the Class [•] notes]
[Company A] [Company B]
[•] [•], [•]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
     We provide information to you about your notes in two separate documents: (a) the prospectus, which provides general information, some of which may not apply to your series, class or tranche, and (b) this prospectus supplement, which describes the specific terms of your series, class or tranche.
     Whenever the information in this prospectus supplement is more specific than the information in the prospectus, you should rely on the information in this prospectus supplement.
     You should rely only on the information provided in this prospectus supplement and the prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.
     We include cross references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the prospectus provide the pages on which these captions are located.
     This prospectus supplement uses some defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-[•] in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page [•] in the prospectus.
FORWARD LOOKING STATEMENTS
     If and when included in this prospectus supplement and the prospectus or in documents incorporated herein or therein by reference, the words “expects,” “intends,” “anticipates,” “estimates” and similar expressions are intended to identify forward looking statements. Any such statements, which may include statements contained in “Legal Proceedings” in this prospectus supplement, inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, environmental conditions, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. These forward looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
UNITED KINGDOM LEGEND
     This prospectus supplement and the prospectus and any other communication in connection with the offering and issuance of the notes may only be issued or passed on to a person of a kind described in Article 49(2) of the Financial Services and Markets Act 2000

(Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the prospectus or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.
[EUROPEAN ECONOMIC AREA LEGEND
     In relation to each member state of the European Economic Area (which is composed of the European Union, Norway and Liechtenstein) which has implemented the Prospectus Directive (as defined below), each referred to as a “Relevant Member State,” each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the “Relevant Implementation Date,” it has not made and will not make an offer of the Class [•] notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class [•] notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class [•] notes to the public in that Relevant Member State at any time:
(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
(iii) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this section, the expression an “offer of the Class [•] notes to the public” in relation to any Class [•] notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class [•] notes to be offered so as to enable an investor to decide to purchase or subscribe the Class [•] notes in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]

TRANSACTION SUMMARY
     This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust AdvantaSeries Class [•] notes. Only the Class [•] notes are offered by this prospectus supplement and the prospectus.

Issuing Entity:	Advanta Business Card Master Trust
Depositor:	Advanta Business Receivables Corp.
Sponsor:	Advanta Bank Corp.
Servicer:	Advanta Bank Corp.
Indenture Trustee:	Deutsche Bank Trust Company Americas
Owner Trustee:	Wilmington Trust Company
Clearance and Settlement:	DTC/Clearstream/Euroclear
Primary Trust Assets:	Receivables generated under unsecured revolving business purpose credit card accounts

AdvantaSeries Class [•] Notes
Initial Principal Balance:	$[•]
Servicing Fee Rate:	2.0% per annum
Anticipated Ratings: (Standard & Poor’s/Moody’s/Fitch)*	[•]/[•]/[•]
Credit Enhancement:	Subordination of Class [•] notes, Class [•] notes and Class [•] notes; shared cash collateral account; shared spread account
Class [•] Note Interest Rate:	[ One-month LIBOR plus [•] per annum] [[•]% per annum]
Interest Accrual Method:	[actual/360] [30/360]
Interest Payment Date:	Monthly on the 20th
First Interest Payment Date:	[•] [•],[•]
Expected Final Principal Payment Date:	[•] [•],[•]
Final Maturity Date:	[•] [•],[•]
Closing Date:	On or about [•] [•],[•]
Commencement of Accumulation Period (subject to adjustment):	[•] [•],[•]
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Summary of Terms — Tax Status” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus

*	It is a condition to issuance of the Class [•] notes that at least one of these ratings be obtained.

Summary of Parties to the Transaction
and Key Operating Documents*

*	This chart provides only a simplified overview of the relations between the key parties and operating documents to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

Summary of Terms
     This summary highlights selected information and does not contain all of the information that an investor needs to consider in making an investment decision. An investor should carefully read this entire document and the prospectus before purchasing any notes. References in this prospectus supplement to a class or tranche refer only to notes of the AdvantaSeries, unless the context otherwise requires.
Issuing Entity
     The notes will be issued by Advanta Business Card Master Trust, a Delaware common law trust, pursuant to a terms document, an indenture supplement and an indenture, each between the issuing entity and the indenture trustee.
     For additional information concerning the issuing entity, see “Transaction Parties — The Issuing Entity” in the prospectus.
Depositor
     Advanta Business Receivables Corp. is the depositor and the transferor of the credit card receivables to the issuing entity pursuant to the transfer and servicing agreement. Its principal place of business is 2215 B Renaissance Drive, Suite 5, Las Vegas, Nevada 89119. Its telephone number is (702) 966-4241. The depositor is a wholly-owned subsidiary of Advanta Bank Corp. See “Transaction Parties — The Depositor” in the prospectus.
Sponsor, Seller and Administrator
     Advanta Bank Corp., a Utah industrial bank, is the sponsor, the seller of the credit card receivables and the administrator. For information concerning Advanta Bank Corp. as the sponsor, the seller and the administrator, see “Transaction Parties —The Sponsor” and “Transaction Parties — The Administrator” in the prospectus.
Servicer
     Advanta Bank Corp. is the servicer and will service the revolving business purpose credit card receivables for the issuing entity. For information concerning Advanta Bank Corp. as the servicer, see “Transaction Parties —The Servicer” in the prospectus.
Indenture Trustee
     Deutsche Bank Trust Company Americas, a New York banking corporation, is the indenture trustee under the indenture for the notes. Under the terms of the indenture, the role of the indenture trustee is limited. See “Transaction Parties —The Indenture Trustee” in the prospectus.
Owner Trustee
     Wilmington Trust Company, a Delaware banking corporation, is the owner trustee under the trust agreement for the issuing entity. Under the terms of the trust agreement, the role of the owner trustee is limited. See “Transaction Parties —The Owner Trustee” in the prospectus.
[Letter of Credit Provider]
[Name of letter of credit provider and reference to the letter of credit]
[Derivative Counterparty]
     [Name of derivative counterparty and reference to the derivative agreement]

[Surety Bond/Insurance Agreement Provider]
     [Name of surety bond/insurance agreement provider and reference to the surety bond/insurance agreement]
The Offered Notes
     Only the Class [•] notes are offered by this prospectus supplement and the prospectus.
     The Class [•] notes are part of a series referred to as the “AdvantaSeries.” The AdvantaSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class in the AdvantaSeries may consist of multiple tranches. The Class [•] notes are a tranche of the Class [•] notes.
     [When the Class [•] notes are issued, the issuing entity will also issue the Class [•] notes.] The issuing entity has previously issued [•] tranches of Class A notes, [•] tranches of Class B notes, [•] tranches of Class C notes and [•] tranches of Class D notes. Additional tranches, including additional tranches of Class [•] notes, may be issued by the issuing entity in the future. See “Summary of Terms — Other Interests in the Issuing Entity — Other Series, Classes and Tranches” and “Annex I: Advanta Business Card Master Trust Series, Classes and Tranches” in this prospectus supplement.
     AdvantaSeries notes of any class or tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes, amounts in the cash collateral account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus.
     Without regard to tranche, date of issuance or expected final principal payment date, the Class A notes are senior to the Class B notes, the Class B notes are senior to the Class C notes and the Class C notes are senior to the Class D notes.
     The expected final principal payment dates and final maturity dates of tranches of senior and subordinated classes in the AdvantaSeries may be different. Therefore, subordinated notes may have expected final principal payment dates and final maturity dates that are earlier than some or all of the senior notes of the AdvantaSeries. Subordinated notes generally will not receive any payment of principal before their final maturity date, unless, after payment, the remaining outstanding subordinated notes, the cash collateral account and any other form of credit enhancement provide the required amount of credit enhancement for the senior notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.
     Interest
     The Class [•] notes will bear interest at a rate [equal to one-month LIBOR, as determined each month, plus [•]% per annum] [of [•]% per annum].
     [The indenture trustee will determine one-month LIBOR for each interest period two London business days before the related interest period commences.]

     [A noteholder may obtain the Class [•] note interest rate(s) for the current and the immediately preceding interest period by telephoning the indenture trustee at (800) 735-7777.]
     Interest on the Class [•] notes will begin to accrue on the closing date and will be calculated on the basis of a 360-day year and [the actual number of days in the interest period] [twelve 30-day interest periods].
     For each interest period[, other than the first interest period,] interest on the Class [•] notes will be calculated as follows:

Outstanding principal balance of the Class [•] notes on related record date	X	[number of days in interest period 360]	[ 30 360]	X	Class [•] note interest rate
[For the first interest period, interest on the Class [•] notes will be $[•].]
     Each interest period begins on and includes an interest payment date and ends on but excludes the next interest payment date. [However, the first interest payment date will begin on and include the closing date and end on but exclude [•][•],[•]].
     Interest on the Class [•] notes will be paid on each interest payment date, which will be the 20th day of each month following the first interest payment date of [•]. If the 20th is not a business day, the interest payment date will be the following business day.
     The payment of required interest payments on a senior class of the AdvantaSeries is senior to the payment of required interest payments on subordinated classes of the AdvantaSeries. Generally, no payment of interest will be made on any Class B note until the required payment of interest has been made to the Class A notes. Generally, no payment of interest will be made on any Class C note until the required payment of interest has been made to the Class A notes and the Class B notes and the monthly servicing fee has been paid. Generally, no payment of interest will be made on the Class D notes until the required payment of interest has been made to the Class A notes and the Class B notes, the monthly servicing fee has been paid and the required payment of interest has been made to the Class C notes. See “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.
     Principal
     The outstanding principal balance of the Class [•] notes is expected to be paid in full on [•], which is the expected final principal payment date for the Class [•] notes.
     The accumulation of collections of principal receivables is scheduled to begin at the close of business on [•] for payment to the Class [•] noteholders on its expected final principal payment date, but the accumulation of collections of principal receivables may begin at a later date under certain conditions.
     Principal on the Class [•] notes may be paid earlier or later than its expected final principal payment date. A noteholder will not be entitled to any premium for early or late payment of principal. If specified events known as pay out events occur, principal may be paid earlier than expected. If principal collections are less than expected or are collected more slowly than expected, then principal payments may be delayed.

     If the outstanding principal balance of the Class [•] notes is not paid on its expected final principal payment date, then a pay out event will occur with respect to the Class [•] notes and, subject to the principal payment rules described below under “Summary of Terms — Credit Enhancement,” and “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, available principal collections will continue to be used to pay principal on the Class [•] notes until the notes are paid in full or until the final maturity date of [•][•],[•], whichever occurs first.
     If the outstanding principal balance of the Class [•] notes is not paid in full on its expected final principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the final maturity date of these notes.
     For more information about principal payments, see “Maturity Considerations,” “Description of Series and Tranche Provisions — Available Principal Collections,” “— Allocation to Principal Funding Sub-Accounts” and “— Final Payment of the Notes” in this prospectus supplement.
Denominations
     Beneficial interests in the Class [•] notes may be purchased in minimum denominations of $[•] and multiples of $[•] in excess of that amount.
Adjusted Invested Amount
     The initial principal balance of the Class [•] notes is $[•].
     The adjusted invested amount of a tranche of AdvantaSeries notes is based on the initial principal balance of that tranche minus:
•	investor charge-offs allocated to that tranche;

•	for subordinated classes, reductions in such tranche resulting from principal collections being used to pay required interest payments on senior notes;

•	for the Class C notes and the Class D notes, the amount of principal collections used to pay the monthly servicing fee;

•	the amount on deposit in the principal funding sub-account for that tranche; and

•	principal payments made on that tranche;
          plus
•	available finance charge collections used to reimburse reductions in that tranche’s adjusted invested amount due to:

–	prior investor charge-offs; or

–	for subordinated classes, the use of principal collections to pay required interest payments on senior notes or, for the Class C notes and Class D notes, to pay the monthly servicing fee; plus
•	if additional notes in a tranche are issued at a later date, the amount of the initial principal balance of the additional notes.
     If the adjusted invested amount of the Class [•] notes is less than the outstanding principal balance of the Class

[•] notes, the principal of and interest on the Class [•] notes may not be paid in full.
     For a more detailed discussion of adjusted invested amount, see “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement.
[Derivative Agreement]
     [Summary description of derivative agreement]
Credit Enhancement
     Credit enhancement for any series is for the benefit of that series only. A noteholder is not entitled to the benefits of any credit enhancement available to any series other than the AdvantaSeries. A noteholder is not entitled to the benefits of any credit enhancement available solely to any other class or tranche of the AdvantaSeries.
     Subordination
     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.
     Prior to the final maturity date, principal payments for tranches of subordinated notes will only be made if senior notes have received their required principal and interest payments on such date and those subordinated notes are no longer required to provide credit enhancement to senior notes. In general, each class of subordinated notes serves as credit enhancement for all of the senior notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes.
     If available finance charge collections and amounts in the spread account and the cash collateral account are not sufficient to pay required interest payments on the notes and to pay the monthly servicing fee, available principal collections, subject to specified limits, may be used to make those payments. If available principal collections are used to pay required interest payments on the notes, then the adjusted invested amount of the subordinated notes will be reduced. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If available principal collections are used to pay the monthly servicing fee, then the adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced.
     Likewise, investor charge-offs will be used first to reduce the adjusted invested amount of the subordinated notes. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If the adjusted invested amount of the Class B notes has been reduced to zero, then the adjusted invested amount of the Class A notes will be reduced.
     Reductions in the adjusted invested amount will result in a reduction in the total amount of collections of finance charge and administrative receivables and collections of principal receivables which are allocated to the AdvantaSeries and the amount which is available to pay required principal and interest payments on AdvantaSeries notes. As described above, other than on the final maturity date, if there are not sufficient funds to pay required principal and interest payments on all notes, then each class of senior notes will be paid its required amount before any amount is available to make payments on each class of subordinated notes.
     Cash Collateral Account
     A cash collateral account provides credit enhancement for all classes of AdvantaSeries notes. As a condition to the issuance of additional tranches of AdvantaSeries notes, the cash collateral account is required to be fully funded in an amount equal to the required cash collateral account amount. The required cash collateral account amount will equal generally the sum of (i) 2.25% multiplied by the adjusted outstanding principal balance of AdvantaSeries notes plus (ii) 0.50% multiplied by the amounts on deposit in the principal funding sub-accounts. See “Description of Series and Tranche Provisions — Cash Collateral Account — Required Deposits to the Cash Collateral Account” in this prospectus supplement.
     Amounts on deposit in the cash collateral account will be used after application of available finance charge collections and amounts on deposit in the spread account to cover shortfalls in earnings on amounts on deposit in the principal funding account, interest shortfalls, shortfalls in the monthly servicing fee and any defaulted amounts in excess of available funds in the following priority:
•	shortfalls in earnings on amounts on deposit in the principal funding account,

•	shortfalls in required interest payments on the Class A notes,

•	shortfalls in required interest payments on the Class B notes,

•	shortfalls in the monthly servicing fee,

•	shortfalls in required interest payments on the Class C notes,

•	shortfalls in required interest payments on the Class D notes, and

•	AdvantaSeries defaulted amounts in excess of any available funds.
     A portion of the amount on deposit in the cash collateral account may also be available to pay principal on the final maturity date of the Class [•] notes. See “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.
     Spread Account
     A spread account will also provide credit enhancement for all classes of

AdvantaSeries notes. Initially, the spread account will not be funded. Deposits, if any are required, will be made to the spread account based on the quarterly excess spread percentage.
     The amount required to be on deposit in the spread account for any date of determination is equal generally to the product of (i) the required spread account percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches as of the close of business on the preceding day. However, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.
     The required spread account percentage will be determined as follows, subject to certain exceptions described in “Description of Series and Tranche Provisions — Spread Account” in this prospectus supplement:

If the quarterly		then, the
excess spread		required spread
percentage is		account
greater than or	and less	percentage will
equal to	than	equal:
4.50%	—	0.00%
4.00%	4.50%	1.00%
3.50%	4.00%	2.00%
3.00%	3.50%	2.50%
2.00%	3.00%	3.00%
0.00%	2.00%	4.00%
—	0.00%	17.75%
     Upon the issuance of each tranche of AdvantaSeries notes, an amount will be deposited into the spread account, if necessary, to maintain the current ratio of the amount on deposit in the spread account to the required spread account amount, determined immediately prior to that tranche’s issuance. If the amount required to be on deposit in the spread account is more than zero, deposits to the spread account will be made each month from available finance charge collections up to the required spread account amount as described in this prospectus supplement under “Description of Series and Tranche Provisions — Spread Account — Required Deposits to the Spread Account.”
     Amounts on deposit in the spread account will be used after application of available finance charge collections to cover interest shortfalls, shortfalls in the monthly servicing fee and defaulted amounts in excess of any available funds in the following priority:
•	shortfalls in required interest payments on the Class A notes,

•	shortfalls in required interest payments on the Class B notes,

•	shortfalls in the monthly servicing fee,

•	shortfalls in required interest payments on the Class C notes,

•	shortfalls in required interest payments on the Class D notes, and

•	AdvantaSeries defaulted amounts in excess of any available funds.
     A portion of the amount on deposit in the spread account, if any, may also be used to pay principal on the final maturity date of the Class [•] notes. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement.
     Amounts on deposit in the spread account in excess of the required spread account amount will be withdrawn and deposited in the cash collateral account to the extent the amount on deposit in the cash collateral account is less than the required cash collateral account amount and otherwise released to the holder of the transferor beneficial interest.
[Cash Collateral Guaranty]
     [Summary description of the cash collateral guaranty provisions]
[Reserve Account]
     [Summary description of the reserve account provisions]
[Collateral Interest]
     [Summary description of the collateral interest provisions]
[Letter of Credit Provider]
     [Summary description of letter of credit provisions]
[Surety Bond/Insurance Agreement]
     [Summary description of surety bond/insurance agreement]
Required Subordinated Amount and Conditions to Issuance
     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. In order to issue any Class A notes, Class B notes or Class C notes of the AdvantaSeries, the following conditions with respect to the required subordinated amount of senior notes must be satisfied after giving effect to that new issuance:
•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.
     Class A Required Subordinated Amount
     The Class A required subordinated amount is equal generally to the product of (x) 21.5805% and (y) the adjusted outstanding principal balance of the Class A notes.
     Class B Required Subordinated Amount
     The Class B required subordinated amount is equal generally to the product of (x) 8.9918 % and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.
     Class C Required Subordinated Amount
     The Class C required subordinated amount is equal generally to the product of (x) 3.6269% and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.
     For any date of determination on or after the occurrence and during the continuation of a pay out event, the required subordinated amount for the Class A notes, Class B notes or Class C notes will be the greater of the amount determined in the related definition above for such date of determination and the amount determined above on the date immediately prior to the occurrence of such pay out event.
     The issuing entity may change the above required subordinated amount percentages, the required subordinated amount for any class of AdvantaSeries notes or the methodology of computing the required subordinated amount, or may substitute another form of credit enhancement for the subordination structure in order to provide senior AdvantaSeries notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuing entity must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes. See “Description of Series and Tranche Provisions — Required Subordinated Amount and Conditions to Issuance” in this prospectus supplement.
     See the following page for an example of the calculation of the Class [A] [B] [C] required subordinated amount.

Example: [To be revised for specific Class][Calculation of Required Subordinated Amount]
[The following summarizes the AdvantaSeries required subordinated amounts.

(1)	Represents the AdvantaSeries capital structure, based on the required subordinated amount necessary for each class.
The required subordinated amount for a class is calculated as the product of the applicable required subordinated percentage and the adjusted outstanding principal balance of that class and any senior classes.

(2)	Sample structure for illustrative purposes only. The excess subordinated amount represents the amount of subordinated notes that can support future issuance of senior notes or be paid without creating a deficiency in required subordination for senior notes. There is no assurance that any AdvantaSeries tranche will benefit from excess subordinated notes.
     For example, the required subordinated amount for the $100 million Class A notes above is calculated as the product of the Class A required subordinated percentage and the aggregate adjusted outstanding principal balance of the Class A notes, or the product of:
   –   Class A required subordinated percentage, or 21.5805%, and
   –   Class A notes or $100 million,
which equals $21.58 million combined amount of Class B notes, Class C notes and Class D notes.]

Principal Payments on Subordinated AdvantaSeries Notes
     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.
     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.
     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

–	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.
     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.
Other Interests in the Issuing Entity
     Other Series, Classes and Tranches
     The issuing entity has issued other series secured by its assets and may issue other series secured by its assets from time to time in the future. The issuing entity has in the past issued and expects in the future to issue other classes and tranches that are a part of the AdvantaSeries. Other classes and tranches of AdvantaSeries notes have and are expected in the future to have different interest rates, interest payment dates, expected final principal payment dates, final maturity dates and other characteristics. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus.
     The indenture permits the depositor to cause the owner trustee, on behalf of the issuing entity, to issue one or more additional series, classes or tranches and to designate all principal terms of those series, classes or tranches. Each class in the AdvantaSeries may consist of multiple tranches. A tranche may be issued on any date so long as there is sufficient credit enhancement, in the form of subordinated notes, the cash collateral account, the spread account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus. A summary of the issuing entity’s outstanding series, classes and tranches is in “Annex I: Advanta Business Card Master Trust Series, Classes and Tranches” at the end of this prospectus supplement.
     The issuance of future series, classes and tranches will occur without prior notice to, review by or consent of any noteholder.
     The Transferor Beneficial Interest
     The transferor beneficial interest represents the residual interest in the trust portfolio.
     The transferor beneficial interest is the interest in the issuing entity not securing the AdvantaSeries or any other series and is owned by the depositor. The depositor may sell all or a portion of its interest in the transferor beneficial interest. The transferor beneficial interest does not provide credit enhancement for the AdvantaSeries or any other series.
The Receivables
     The primary assets of the issuing entity are receivables in MasterCard®* and, to a lesser extent, VISA®* revolving business purpose credit card accounts. Total receivables consist of principal receivables and finance charge and administrative receivables.
     The following trust portfolio information and the tables under “The Trust Portfolio” in this prospectus supplement are as of [•][•],[•] [and include accounts designated to the trust on [•][•],[•], the receivables of which were conveyed to the trust, as if they were part of the trust as of the close of business on [•][•],[•]]:
•	the total receivables in the trust portfolio was $[•], and

•	the number of relationships represented by the accounts designated to and remaining in the trust portfolio was [•].
     For more information, see “The Trust Portfolio” in this prospectus supplement.
Allocations of Collections
     The servicer will collect payments on the receivables and will deposit those collections into an account for the benefit of noteholders of all series. It will keep track of collections of finance charge and administrative receivables and collections of principal receivables.
     Each month, the servicer will allocate collections received among:
•	the AdvantaSeries;

•	other series outstanding; and

•	the transferor beneficial interest.
     The amount allocated to the AdvantaSeries will be determined based mainly upon the size of the adjusted invested amount of AdvantaSeries notes compared to the total amount of principal receivables in the issuing entity. Upon the issuance of the Class [•] notes, the adjusted

*	MasterCard® and VISA® are federally registered service marks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

invested amount of the AdvantaSeries on such date will be $[•].
     A noteholder is entitled to receive payments of interest and principal primarily from collections of receivables and other issuing entity assets allocated to the AdvantaSeries, including funds on deposit in the cash collateral account and the spread account. If the adjusted invested amount of the AdvantaSeries declines, amounts allocated and available for payment to a noteholder may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see “Description of Series and Tranche Provisions — Available Finance Charge Collections,” “— Available Principal Collection” and “— Allocation Percentages” in this prospectus supplement.
Application of Collections
     Available Finance Charge Collections
     On each payment date, the servicer will direct the indenture trustee to apply available finance charge collections allocated to the AdvantaSeries in the following priority:
•	to pay required interest payments on the Class A notes;

•	to pay required interest payments on the Class B notes;

•	to pay the monthly servicing fee;

•	to pay required interest payments on the Class C notes;

•	to pay required interest payments on the Class D notes;

•	to cover any AdvantaSeries defaulted amount;

•	to cover any adjusted invested amount deficits of all AdvantaSeries notes;

•	to make any required deposits to the cash collateral account;

•	to make any required deposits to the spread account;

•	to make any other payment or deposit required for any class or tranche of AdvantaSeries notes;

•	to be treated as excess finance charge collections for allocation to other series in group one; and

•	to make any other payment or deposit required for any class or tranche of notes and then to the holders of the transferor beneficial interest.
     For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.
     Available Principal Collections
     On each payment date, the servicer will direct the indenture trustee to apply available principal collections allocated to the AdvantaSeries in the following priority:
•	to pay required interest payments on the Class A notes, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class B notes, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay the monthly servicing fee, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class C notes, if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to make any required deposits to the principal funding sub-accounts of the relevant classes and tranches in the following order: first, to the Class A notes; second, to the Class B notes; third, to the Class C notes; and fourth, to the Class D notes;

•	to be treated, to the extent needed, as shared principal collections for allocation to other series in group one;

•	to make any required deposits to the excess funding account; and

•	to the holders of the transferor beneficial interest.
     See “Description of Series and Tranche Provisions — Application of Available Principal Collections “ in this prospectus supplement.
     The amount required to be deposited into the principal funding sub-account for the Class [•] notes on any payment date will be:
•	during the revolving period for the Class [•] notes, zero;

•	during the accumulation period for the Class [•] notes, an amount equal to the accumulation deposit amount for such notes for the related monthly period;

•	during an early amortization period for the Class [•] notes, an amount equal to the Class [•] adjusted invested amount as of the close of business on the last day of the preceding monthly period; and

•	during a coverage funding period affecting the Class [•] notes, any required amounts as described in “Description of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes” in this prospectus supplement.
     On the earlier of (x) the expected final principal payment date or (y) the first payment date following the commencement of any early amortization period, amounts on deposit in the principal funding sub-account will be paid to the noteholders.
     During an early amortization period, available principal collections allocated to the Class [•] notes for each payment date will be distributed to the paying agent for payment to the noteholders of such tranche until such tranche has been paid in full.
     For subordinated notes, the deposits or payments of principal described above may be limited if those notes are required to provide credit enhancement for senior classes of notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.
     For a more detailed description of these applications, see “Description of Series and Tranche Provisions —

Application of Available Principal Collections” in this prospectus supplement.
Excess Cash Flows
     The holder of the transferor beneficial interest receives the excess available finance charge collections and available principal collections. The depositor owns the transferor beneficial interest.
Pay Out Events
     If a pay out event with respect to all notes of all outstanding series, all of AdvantaSeries notes only or the Class [•] notes only occurs, an early amortization period for the Class [•] notes will begin. Pay out events that affect all AdvantaSeries notes include:
•	the depositor fails to make required payments or deposits or violates other covenants or agreements;

•	representations and warranties of the depositor or information provided by the depositor is materially incorrect; or

•	for any month, the average of the excess spread amounts for the three preceding monthly periods is less than the required excess spread amount for that month.
     If a pay out event with respect to the Class [•] notes only occurs, an early amortization period for the Class [•] notes will begin. Pay out events that affect the Class [•] notes include:
•	an event of default and acceleration of the Class [•] notes occurs; or

•	the outstanding principal balance of the Class [•] notes is not paid on its expected final principal payment date.
     These pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. There are additional pay out events, referred to as trust pay out events, that apply to all series issued by the issuing entity. These trust pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in the prospectus supplement and “Description of the Notes — Pay Out Events” in the prospectus.
Events of Default
     The Class [•] notes are subject to specified events of default described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture —Events of Default; Rights upon Event of Default” in the prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal on the final maturity date. The failure to pay principal of the Class [•] notes or of any other tranche or class will constitute an event of default with respect to the affected tranche or class only.
     For a more detailed description of the rights and remedies of the indenture trustee and the noteholders upon an event of default, see “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
Representations and Warranties
     See “Description of the Notes — Representations and Warranties” in the prospectus for a description of representations and warranties that are made by the depositor in connection with an issuance of notes and the remedy available for breach of these representations and warranties.
Addition or Removal of Receivables
     See “The Trust Portfolio — Addition of Trust Portfolio Assets” in the prospectus for a description of the circumstances permitting and the procedure for the depositor to designate additional accounts, the receivables of which will be transferred to the issuing entity. In certain circumstances, receivables may be removed from the issuing entity as described under “The Trust Portfolio — Removal of Accounts” in the prospectus.
Optional Redemption
     The servicer has the option to repurchase the notes when the outstanding principal balance of a tranche has been reduced to 10% or less of the tranche’s highest outstanding principal balance. Notes subject to redemption will be redeemed at par and without premium. See “Description of the Notes — Final Payment of Principal; Termination” in the prospectus. The servicer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.
Servicing Compensation
     The share of the servicing fee payable to the servicer and allocable to the AdvantaSeries for any payment date is referred to as the AdvantaSeries monthly servicing fee. The servicer will receive the AdvantaSeries monthly servicing fee on each payment date equal to one-twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date minus the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that month. However, for the first payment date after the issuance of the Class [•] notes, the monthly servicing fee related to the Class [•] notes will equal $[•]. See “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.
Group One
     The AdvantaSeries is a part of group one, and may share collections of finance charge and administrative receivables and collections of principal receivables in specified circumstances. See “Description of Series and Tranche Provisions — Excess Finance Charge Collections” and “— Shared Principal Collections” in this prospectus supplement.
Registration, Clearance and Settlement
     The Class [•] notes will be in book entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, a noteholder will not receive a definitive instrument representing the notes. See “Description of the Notes — Definitive Notes” in the prospectus.
     A noteholder may elect to hold the Class [•] notes through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme, or the Euroclear System, in Europe.
     Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes — Book-Entry Registration” in the prospectus.

Tax Status
     Subject to important considerations described under “Federal Income Tax Consequences” in the prospectus, McKee Nelson LLP, as special tax counsel to the issuing entity, is of the opinion that under existing law the Class [•] notes will be characterized as debt for federal income tax purposes and that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By accepting a Class [•] note or beneficial interest therein, a noteholder or note owner agrees to treat the notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations
     Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the prospectus, the Class [•] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. We suggest that a fiduciary or other person contemplating purchasing a Class [•] note on behalf of or with plan assets of any plan or account consult with its counsel regarding whether the purchase or holding of a Class [•] note could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.
Note Ratings
     The issuing entity will issue the Class [•] notes only if they are rated at issuance at least “[•]” or “[•]” or its equivalent by at least one nationally recognized rating agency.
     Other tranches of Class [•] notes may have different rating requirements from the Class [•] notes.
     A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its final maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by a pay out event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
     See “Risk Factors — Securities Market Risk — The rating assigned to the notes is limited” in the prospectus.
[Exchange Listing
     An application to list the offered Class [•] notes on the [Luxembourg Stock Exchange may be made, but there is currently no plan to do so]. Upon any application made to the [Luxembourg Stock Exchange], there can be no guarantee that the application for the listing will be accepted or that if accepted, such listing will be maintained.]

[Risk Factors]
     [The following is a summary of material risks that apply to an investment in the notes. In the prospectus, you will find a section called “Risk Factors.” The information in that section applies to all notes issued by the issuer, including AdvantaSeries notes. The remainder of this prospectus supplement and the prospectus provide more detailed information about these risks. You should consider the following risk factors and the risk factors in the prospectus before deciding whether to purchase the notes. The following risk factors are not in any priority.]
     [Insert additional risk factors, if necessary, to the extent an investment in the Class [•] notes presents significant risks in addition to those specified under “Risk Factors” in the prospectus.]
[Recent Developments]
     [Insert disclosure, if necessary, regarding recent developments with respect to the issuing entity, depositor, sponsor, seller, administrator, servicer, indenture trustee or owner trustee]
The Trust Portfolio
     The receivables conveyed to the issuing entity arise in accounts selected from the Advanta Business Card Portfolio at the time the issuing entity was established, and in additional accounts selected and designated to the issuing entity since that time, on the basis of criteria described in the transfer and servicing agreement, referred to as the “trust portfolio.”
     If certain conditions are satisfied, the depositor has the right to designate additional accounts to the trust portfolio and to transfer to the trust portfolio all receivables of those additional accounts, whether the receivables already exist or arise after the designation. For a discussion of these conditions, see “The Trust Portfolio — Addition of Trust Portfolio Assets” in the prospectus. In addition, the depositor is required to transfer receivables in additional accounts to the trust portfolio (a) if as of the last business day of any calendar month, the total amount of principal receivables in the trust portfolio is less than the required minimum amount of principal receivables, or (b) if the average transferor interest for the immediately preceding thirty consecutive calendar days is less than the required transferor interest.
     The depositor also has the right to designate accounts to be removed from the trust portfolio and to require the indenture trustee to transfer all receivables in the removed accounts to the depositor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see “The Trust Portfolio — Removal of Accounts” in the prospectus.
     The composition of the trust portfolio is expected to change over time as a result of the designation of new accounts and the possible removal of accounts, among other things. Neither the sponsor nor the depositor is required to notify investors of changes to the trust portfolio. See “The Trust Portfolio” in the prospectus.
     Non-performing accounts were not included in the trust at the formation of the trust portfolio nor have they been nor will they be included in any account addition. The depositor currently considers an account to be non-performing if its receivables have been charged off, or determined to be fraudulent or if its card or supplemental cards have been reported as lost or stolen. While non-performing accounts will not be included in an account addition, the depositor expects that some accounts will become non-performing after inclusion in the trust portfolio. To the extent an account is non-performing, the depositor and the servicer will treat the receivable balance on that account as a zero balance, for all purposes, including in all disclosures about the trust portfolio. Less than 20% of the issuing entity’s receivables, by outstanding principal balance, at the time of the initial issuance of any series or tranche publicly offered by means of the prospectus, will be thirty or more days delinquent. The servicer considers an account delinquent if the minimum payment due is not received before the next statement date.
     For additional information regarding the accounts designated to the trust portfolio, see “The Sponsor’s Business Credit Card Activities” in the prospectus.
Delinquency and Loss Experience
     The following tables set forth the delinquency and loss experience for the trust portfolio for each of the periods shown.
     The future delinquency and loss experience for the receivables in the trust portfolio may be different from the historical experience of the trust portfolio set forth below.
Trust Portfolio
Delinquency Experience
(dollars in thousands)

As of [•] [•],[•]

Total Receivables(1):	$
Total Relationships

		Percentage of		Percentage of
	Delinquent	Total	Number of	Number of
Number of Days Delinquent	Amount	Receivables	Relationships	Relationships
30 to 59 days	$	%		%
60 to 89 days
90 to 119 days
120 to 149 days
150 to 179 days
180 days or more

TOTAL (30+ days past due)	$	%	%	%

	As of December 31,
	2005		2004		2003		2002		2001
	$		$		$				$$1,617,623
Total Receivables(1):	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total
Number of Days Delinquent	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables
30 to 59 days	$32,031	0.88%	$36,123	1.12%	$48,118	1.68%	$44,119	1.76%	$38,320	1.89%
60 to 89 days	27,768	0.76	34,001	1.06	37,150	1.30	33,643	1.35	30,089	1.49
90 to 119 day	20,561	0.57	25,526	0.79	33,098	1.15	29,850	1.19	24,420	1.21
120 to 149 days	15,232	0.42	21,127	0.66	26,877	0.94	25,023	1.00	20,968	1.04
150 to 179 day	15,000	0.41	18,435	0.57	26,858	0.94	25,849	1.03	20,150	0.99
180 or more days	0	0.00	0	0.00	0	0.00	0	0.00	365	0.02

TOTAL (30+ days past due)	$110,592	3.04%	$135,212	4.20%	$172,101	6.01%	$158,484	6.33%	$134,312	6.64%

(1)	Total receivables consists of all amounts due from cardholders as posted to the accounts as of the date shown, including principal receivables and finance charge and administrative receivables.
Trust Portfolio
Loss Experience
(dollars in thousands)

	[•] Months
	Ended
	[•] [•]		Year Ended December 31,
	[•]		2005	2004	2003	2002	2001
Average Receivables Outstanding(1)	$		$3,369,282	$3,073,963	$2,737,881	$2,142,638	$1,837,611
Gross Principal Losses(2)			225,095	232,702	240,973	211,319	152,782
Recoveries			28,330	25,820	19,771	18,990	11,155

Net Principal Losses(3)	$		$196,765	$206,882	$221,202	$192,329	$141,627

Net Principal Losses as a Percentage of Average Receivables Outstanding	%	(4)	5.84%	6.73%	8.08%	8.98%	7.71%

(1)	Average Receivables Outstanding for each indicated period is calculated as the weighted average of beginning and ending monthly balances for each month in such periods and includes principal and finance charge and administrative receivables.

(2)	Gross Principal Losses includes charge-offs of principal only, net of fraud.

(3)	Net Principal Losses are calculated as Gross Principal Losses less recoveries.

(4)	Annualized.
Delinquency and Loss Trends
     The sponsor believes that the declining delinquency rates in the trust portfolio since 2001 are attributable to overall economic conditions in the United States, improvements in the management of collections activities relating to the receivables, a shift in the trust portfolio to higher credit quality borrowers and the growth of the trust portfolio.
     The U.S. Bankruptcy Code, as amended by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, referred to as the “2005 Act,” requires that debtors pass a means test to determine eligibility for bankruptcy relief. The 2005 Act also adds new consumer protections, such as new minimum payment provisions and introductory rate disclosures for some credit card products and exemptions for retirement savings in bankruptcy. While directed primarily at consumer bankruptcies, the bankruptcy changes may also impact individuals operating small businesses who file for bankruptcy liquidation under Chapter 7 of the Bankruptcy Code, and accordingly, could affect the servicer’s operations as currently conducted.

See “Risk Factors—Legal, Regulatory and Litigation Risk—Legislative and regulatory developments may affect the sponsor’s business operations and ability to generate new accounts” in the prospectus.
     The trends in the loss rates are attributable to overall economic conditions in the United States during the past few years, improvements in the servicer’s collection activities and a shift in the trust portfolio to higher credit quality borrowers. The loss rate, in general, has been trending lower since the start of 2002.
Recoveries
     Pursuant to the terms of the indenture, the depositor will be required to transfer to the issuing entity all of the recoveries that are reasonably estimated by the servicer and/or the depositor to be from receivables in charged-off accounts designated to the trust portfolio, including amounts received by the depositor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts, referred to as “recoveries.” Recoveries will be treated as collections of finance charge and administrative receivables.
Receivable Revenue Experience
     The revenue experience for the trust portfolio for certain periods is set forth in the following table. Collections of finance charge and administrative receivables included in the trust portfolio are calculated on a cash basis, not on an accrual basis. Collections of finance charge and administrative receivables will be affected by numerous factors, including the rate at which finance charges are billed on principal receivables, the number of days in the billing cycle when finance charges are billed, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month, changes in delinquency rates and the number of collection days within each month. The interchange fees paid by merchant banks are based on the purchase activity of the cardholders, and are affected by the amount of transactions and use of the credit cards for purchases. There can be no assurance that the trust portfolio revenue experience in the future will be similar to the historical experience set forth below. The following table is prepared using only active relationships. For such purposes, an active relationship is a relationship in which the related account has a positive or negative balance at the end of the month, but not a zero balance, and the related account has not been charged off. See “The Sponsor’s Business Credit Card Activities” in the prospectus.

Trust Portfolio
Revenue From Finance Charge and Administrative Receivables
(by active relationship)

	[•]
	Months Ended
	[•] [•],		Year Ended December 31,
	[•]		2005	2004	2003	2002	2001
Average Collections	$		$99.88	$93.96	$87.75	$88.63	$84.59

From Finance Charges and Fees	$		$76.89	$73.97	$71.24	$74.04	$70.82
From Interchange	$		$22.99	$19.99	$16.51	$14.59	$13.77

Average Relationship Balance(1)	$		$5,867	$5,415	$4,837	$4,310	$4,034

Yield from Collections	%	(2)	20.43%	20.82%	21.77%	24.67%	25.17%
Yield from Finance Charges and Fees	%	(2)	15.73%	16.39%	17.67%	20.61%	21.07%
Yield from Interchange	%	(2)	4.70%	4.43%	4.10%	4.06%	4.10%

(1)	Average Relationship Balance is calculated based on the weighted average of total receivables outstanding and the weighted average of each month’s active relationships.

(2)	Annualized.
Payment Rates
     The following table sets forth the highest and lowest monthly principal payment rates for the trust portfolio during any month in the periods shown and the average monthly principal payment rates for all months in the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables.
Trust Portfolio
Monthly Principal Payment Rates

[•]
Months Ended
[•] [•],	Year Ended December 31,
[•]	2005	2004	2003	2002	2001
Lowest Month(1)%	19.95%	18.70%	16.65%	15.87%	15.45%
Highest Month(1)%	24.07%	22.65%	22.04%	20.74%	19.57%
Monthly Average %	22.85%	21.22%	19.79%	18.72%	18.02%

(1)	The monthly principal payment rates are calculated as the total amount of principal payments received during the month divided by the opening principal receivables.
     The amount of principal collections on receivables may vary from month to month due to seasonal variations, general economic and environmental conditions, payment habits of individual cardholders and the number of collection days in the month.
     Principal collections on receivables in the trust portfolio, and thus the rate at which noteholders could expect to accumulate or receive payments of principal on their notes during the accumulation period or the early amortization period, may not be similar to the historical experience of the trust portfolio set forth above.

FICO Scores
     The sponsor uses the FICO®* score of the signing individual as a factor in its initial underwriting decisions. However, a FICO score of the signing individual is only one of many factors used at origination to assess the probability of an account defaulting. Therefore, when originating the accounts, the sponsor has supplemented FICO scores with additional custom scoring and other underwriting criteria as more fully described under “The Sponsor’s Business Credit Card Activities — Underwriting Procedures” in the prospectus. Investors should also note that the probability of an account defaulting is only one factor for predicting future dollar loss rates. Dollar loss rates are also affected by, among other factors, credit line assignment strategies, card utilization rates, seasonality, the level of bankruptcies and general macroeconomic conditions.
     Since June 2000, the sponsor has not approved any new accounts that would be eligible for inclusion in the trust portfolio if the signing individual for that relationship had a FICO score of 660 or lower or the FICO score was unavailable at the time of underwriting. Prior to June 2000 accounts where the signing individual had a FICO score of less than 660 were permitted.
     The table below provides the distribution of the most recent FICO scores for the relationships designated to the trust. The most recent FICO score table below is as of [•][•],[•] [and includes accounts designated to the trust on [•][•], [•], the receivables of which were conveyed to the trust as if they were part of the trust as of the close of business on [•][•],[•]].
     There can be no assurance that (i) the distributions of the most recent FICO scores described in the table below will remain constant over the life of the trust portfolio or (ii) that relationships designated to the trust portfolio in the future will have distributions of FICO scores similar to those presented below.
     See “Annex II: Static Pool Information” for additional information with respect to the most recent FICO scores of the signing individuals for the sponsor’s business credit card portfolio.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

Trust Portfolio
Most Recent FICO Scores

		Percentage of			Percentage of
	Number of	Number of		Total	Total
FICO Score Range	Relationships(1)	Relationships		Receivables	Receivables
No FICO Score			%	$		%
Less than 600
600 – 660
661 – 719
720 and Higher

Total		100.00%		$	100.00%

(1)	Includes [•] inactive relationships with a $0.00 balance and where the cards are not able to be used.
Receivables and Relationships
     The following is selected information about the trust portfolio. In the following information, as well as in other places in this prospectus supplement and the prospectus, the term “relationship” refers to an account created under one cardholder agreement. In the normal course of business, the sponsor may issue supplemental credit cards to additional individuals under the terms of a single cardholder agreement. For purposes of these tables, any credit cards, including supplemental cards, issued under a single cardholder agreement and all of the activity on those credit cards is considered part of a single relationship or account.
     The following trust portfolio information and the tables below are as of the close of business on [•] [•],[•]:
•	The receivables in the trust portfolio consisted of $[•] of principal receivables and $[•] of finance charge and administrative receivables, for a combined total of $[•] of principal receivables and finance charge and administrative receivables;

•	the trust portfolio, excluding relationships that had a zero balance and where the cards were not, as of [•] [•],[•], able to be used, had relationships:
•	with an average balance of $[•];

•	with an average credit limit of $[•];

•	with an average age of [•] months;

•	with an average receivable balance expressed as a percentage of the average credit limit of [•]%;

•	where [•]% of relationships paid an amount equal to their minimum payment due; and

•	where [•]% of relationships paid an amount greater than or equal to their outstanding balance at their previous due date.
     Because the future composition of the trust portfolio may change over time, this information and these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time. If the composition of the trust portfolio changes over time, noteholders will not be notified of such change, except to the extent such information is filed with the SEC.
Trust Portfolio
Outstanding Balance
by Relationship(1)

		Percentage of			Percentage
	Number of	Number of		Total	of Total
Account Balance Range	Relationships	Relationships		Receivables	Receivables
Less than $0.00			%	$		%
$0.00
$0.01-5,000
$5,000.01-10,000
$10,000.01-20,000
$20,000.01-25,000
Over $25,000

Total		100.00%		$	100.00%

(1)	Includes [•] inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Credit Limit
by Relationship(1)(2)

		Percentage of			Percentage
	Number of	Number of		Total	of Total
Credit Limit Range	Relationships	Relationships		Receivables	Receivables
$0			%	$		%
$0.01 - 1,500
$1,500.01 - 5,000
$5,000.01 - 10,000
$10,000.01 - 15,000
$15,000.01 - 25,000
$25,000.01 - 35,000
Over $35,000

Total		100.00%		$	100.00%

(1)	Includes [•] inactive relationships with a $0.00 balance and where the cards are not able to be used.

(2)	For accounts where the card is not able to be used, the credit limit equals the outstanding principal balance, which may be $0.00.
Trust Portfolio
Months as Customer
by Relationship(1)

		Percentage of			Percentage
	Number of	Number of		Total	of Total
Account Age	Relationships	Relationships		Receivables	Receivables
0 months to 6 months			%	$		%
7 months to 12 months
13 months to 24 months
25 months to 36 months
37 months to 48 months
49 months to 60 months
Over 60 months

Total		100.00%		$	100.00%

(1)	Includes [•] inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Geographic Distribution
by Relationship (1)

		Percentage			Percentage
	Number of	of Number of		Total	of Total
Geographic Location	Relationships	Relationships		Receivables	Receivables
California			%	$		%
Texas
Florida
New York
Illinois
Pennsylvania
Michigan
Ohio
New Jersey
Georgia
Colorado
Massachusetts
North Carolina
Virginia
Washington
All Others(2)

Total		100.00%		$	100.00%

(1)	Includes [•] inactive relationships with a $0.00 balance and where the cards are not able to be used.

(2)	No state within “All Others” individually accounts for more than [• ]% of the total receivables.
     Since the largest number of relationships as of the close of business on [•], 200[•] were located in [•],[•],[•] and [•], adverse economic or environmental conditions in these states may have a greater impact on the timing and amount of payments on the notes than adverse economic or environmental conditions in other states.
Static Pool Information
     [Static pool information regarding the sponsor’s business credit card portfolio can be found [in “Annex II: Static Pool Information”] in this prospectus supplement.][through an Internet Website at http:// [•].][Static pool information regarding the sponsor’s business credit card portfolio can be found in a current report on Form 8-K filed with the SEC on [•][•],[•]. Such Form 8-K is incorporated by reference into this prospectus supplement.] Static pool information regarding the sponsor’s business credit card portfolio relating to periods prior to January 1, 2006 will not be deemed part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus.

Legal Proceedings
     [To be updated if necessary.][Although Advanta Corp. does not expect any material impact to its ability to operate its credit card business or its results of operation, the following legal proceedings against Advanta Corp. or its subsidiaries may be useful to the noteholders’ understanding of Advanta Corp. and its subsidiaries.
     Advanta Corp. and its subsidiaries are involved in class action lawsuits, other litigation, claims and legal proceedings arising in the ordinary course of business or discontinued operations.
     All outstanding litigation between Advanta and Fleet was dismissed in February 2005, consistent with the terms of the May 28, 2004 agreement between Advanta and Bank of America.
     On September 8, 2005 the U.S. District Court for the District of Delaware, referred to as the “district court,” entered its judgment on the complaint that Chase Manhattan Mortgage Corporation, referred to as “Chase,” filed against Advanta Corp. and certain of its subsidiaries on July 26, 2001, referred to as the “2001 litigation.” The 2001 litigation was related to the mortgage transaction in February 2001 pursuant to which Advanta Corp. and some of its subsidiaries transferred and assigned to Chase substantially all of the assets and operating liabilities of Advanta’s mortgage business, referred to as the “mortgage transaction.” The district court denied all of Chase’s claims of fraud and negligent misrepresentation, and a number of its contract claims. The district court rejected Chase’s claims for damages of over $88 million plus interest, except for one contract claim of $17.5 million plus interest. The district court ruled in Advanta’s favor for $824 thousand plus interest on Advanta’s counterclaim against Chase which, as described in the paragraph below, Advanta agreed not to collect pursuant to the Chase II settlement (defined below). Neither party appealed the district court’s ruling. Advanta paid $16.8 million to Chase in the fourth quarter of 2005, which was net of $8.75 million payable to Advanta pursuant to the Chase II settlement discussed below. Advanta recorded a pretax loss on discontinuance of the mortgage business of $25.5 million in the year ended December 31, 2005 as a result of the district court’s ruling in the 2001 litigation.
     On September 2, 2005, Advanta Corp. and Chase reached a settlement regarding the contract claims and counterclaims raised by Chase and Advanta Corp. in federal and state courts in separate litigation commenced during 2004 relating to the mortgage transaction, referred to as the “2004 litigation.” As part of the settlement of the 2004 litigation, referred to as the “Chase II settlement,” Chase agreed to pay $8.75 million to Advanta. This amount was applied against amounts payable to Chase by Advanta resulting from the district court’s ruling in the 2001 litigation. As part of the Chase II settlement, the parties agreed to dismiss with prejudice the claims and counterclaims comprising the 2004 litigation. We recorded a pretax gain on discontinuance of the mortgage business of $3.1 million in the year ended December 31, 2005 as a result of the Chase II settlement.
     Since June 20, 2001, Advanta Mortgage Corp. USA, referred to as “AMCUSA,” and Advanta Mortgage Conduit Services, Inc., referred to as “AMCSI,” subsidiaries of Advanta Corp., have been involved in arbitration before the American Arbitration Association in San

Francisco, California brought by Goodrich & Pennington Mortgage Fund, Inc., referred to as “GPMF,” a participant in one of the programs of Advanta’s former mortgage business. GPMF’s asserted claims in the arbitration included allegations that AMCUSA and AMCSI failed to provide information and documentation under the former mortgage program and various claims covering GPMF’s relationship with AMCUSA and AMCSI. After several interim awards, on January 24, 2006, the arbitrator issued a final award in favor of AMCUSA and AMCSI rejecting all of GPMF’s claims. The arbitrator further held that AMCUSA and AMCSI were the prevailing parties in the arbitration and that AMCUSA and AMCSI are entitled to recover their reasonable attorneys fees and costs. GPMF has filed a petition in California state court seeking to vacate the arbitration final award and requesting a new arbitration hearing. AMCUSA and AMCSI plan to file a petition to confirm the arbitration award as a judgment in the first quarter of 2006. Also, on July 5, 2005, GPMF filed an action in California state court against the American Arbitration Association seeking damages relating to the arbitrator’s fees and injunctive relief to prevent entry of the arbitrator’s ruling and award in favor of AMCUSA and AMCSI; this action is still pending. Advanta Corp.’s management does not expect this arbitration to have a material adverse effect on Advanta’s financial position, results of operations or ability to operate the business credit card business. Neither the sponsor nor the business credit card business is directly involved in this matter.
     Advanta Corp.’s management believes that the aggregate loss, if any, resulting from existing litigation, claims and other legal proceedings will not have a material adverse effect on Advanta Corp.’s consolidated financial position or results of operations based on Advanta Corp.’s current expectations regarding the ultimate resolution of these existing actions after consultation with Advanta Corp.’s attorneys. However, due to the inherent uncertainty in litigation and since the ultimate resolution of litigation, claims and other legal proceedings are influenced by factors outside of Advanta Corp.’s control, it is reasonably possible that actual results will differ from their estimates. Advanta Corp. has established reserves for estimated future legal costs for litigation or arbitration matters related to discontinued operations.]
Maturity Considerations
     A noteholder is expected to receive payment of principal in full for the Class [•] notes on [•]. This date is referred to as the “expected final principal payment date.”
     A noteholder may, however, receive payments of principal earlier than the expected final principal payment date if a pay out event occurs and an early amortization period begins. See “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. In addition, if principal collections are received more slowly than expected or if principal collections are less than expected, a noteholder may receive payment of principal later than expected. For a description of the required deposits to the principal funding sub-account for the Class [•] notes, see “Description of Series and Tranche Provisions —Required Deposits to the Class [•] Principal Funding Sub-Account” in this prospectus supplement.
     Available principal collections allocated to the Class [•] notes will accumulate during the controlled accumulation period in the principal funding sub-account for the Class [•] notes. The controlled accumulation period for the Class [•] notes is scheduled to begin at the close of business on [•], but may be delayed as discussed under “Description of Series and Tranche

Provisions — Required Deposits to the Class [•] Principal Funding Sub-Account” in this prospectus supplement.
     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.
     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.
     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

–	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.
     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement. Also, see “Description of Series and Tranche Provisions — Note Balances — Paired Tranches” in this prospectus supplement for a description of how the pairing of the Class [•] notes with another tranche of Class [•] notes may affect payment on the Class [•] notes.
Fees and Expenses
     Set forth below is a list of all fees and expenses payable on each payment date out of available finance charge collections.

		Party Receiving	Priority of
Type of Fee	Amount of Fee	Fee	Distribution
Servicing Fee(1)	One-twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that month.	Servicer	Payable after the payment of principal of and interest on the Class A notes and Class B notes, but prior to the payment of principal of and interest on the Class C notes and Class D notes

[Insert additional fees, is any]

(1)	For information on how this fee may be increased, see “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses.”

For the first payment date after the issuance of the Class [•] notes and the Class[•] notes, the monthly servicing fee related to the Class[•] notes and the Class [•] notes will equal $[•].
Description of Series and Tranche Provisions
     The following is a summary of the material provisions of the Class [•] notes. This summary is not a complete description of the terms of the Class [•] notes. A noteholder should refer to “Description of the Notes” in the prospectus as well as to the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement and the Class [•] terms document for a complete description.
Issuance
     AdvantaSeries notes will be issued in classes. Each class may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the prospectus, it includes all tranches of that class, unless the context otherwise requires. Only the Class [•] notes are offered by this prospectus supplement and the prospectus. The Class [•] notes are a tranche of the Class [•] notes. We also refer to these notes the “offered notes.” The Class [•] notes will be issued under the indenture, as supplemented by the indenture supplement relating to the AdvantaSeries notes (the “AdvantaSeries indenture supplement”) and a terms document (the “Class [•] terms document”), in each case between the issuing entity and the indenture trustee. As described under “Description of the Notes — Issuance of Additional Series, Classes and Tranches” in the

prospectus, the depositor may cause the owner trustee, on behalf of the issuing entity, and the indenture trustee to execute additional indenture supplements in order to issue additional series, and additional terms documents in order to issue additional tranches.
     The Class [•] notes is the [•] tranche to be issued within the AdvantaSeries. All previously issued tranches of AdvantaSeries notes are still outstanding. See “Annex I: Advanta Business Card Master Trust Series, Classes and Tranches” in this prospectus supplement for additional information concerning previously issued tranches of AdvantaSeries notes. The issuing entity expects to issue other tranches of AdvantaSeries notes from time to time in the future.
     The AdvantaSeries indenture supplement allows the issuing entity to “reopen” or later increase the outstanding principal balance of the Class [•] notes without notice to a noteholder, by selling additional Class [•] notes with the same terms. Those additional Class [•] notes will be treated, for all purposes, like the Class [•] notes that were offered by this prospectus supplement, except that any new Class [•] notes may begin to accrue interest at a different date. No additional Class [•] notes may be issued unless the conditions to issuance described in “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches” in the prospectus are satisfied. The sponsor or an affiliate may retain any Class [•] notes resulting from a reopening and may resell them on a subsequent date. None of the indenture, the AdvantaSeries indenture supplement or the Class [•] terms document limits the aggregate principal amount of notes of any class or tranche that may be issued in the future nor does the indenture limit the aggregate principal amount of notes of any series that may be issued in the future.
     The “closing date” for the Class [•] notes will be on or about [•]. The Class [•] notes will be issued in denominations of $[•] and integral multiples of $[•] and will be available only in book entry form, registered in the name of Cede & Co., as nominee of DTC. As described under “Description of the Notes—General,” “— Book Entry Registration” and “— Definitive Notes” in the prospectus, unless and until definitive notes are issued, a noteholder will be able to transfer the notes only through the facilities of DTC. Interest on the Class [•] notes will be calculated on the basis of a 360-day year and [twelve 30-day interest periods] [the actual number of days in an interest period]. A noteholder will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names Class [•] notes were registered on the record date for that payment date. The “record date” for the Class [•] notes is the business day immediately preceding a payment date or such other date specified in the related terms document.
     All notes of a tranche will, to the extent of amounts allocated to that tranche, receive payments of principal and interest pro rata based on the outstanding principal balance of each note of that tranche.

Required Interest Payments
     The aggregate amount of required interest payments due on a tranche on each payment date will be equal to the sum of the payments listed below. The required payments for any month will also include any shortfall in the required payments for any prior month which have not been previously paid. Required interest payments include:
•	Accrued Interest. The amount of interest due on any outstanding tranche on each interest payment date will be equal to the amount of interest accrued for the related interest period on the outstanding principal balance of that tranche during such period; plus

•	Amounts Owed to Derivative Counterparties. If a tranche has a derivative agreement for interest that provides for payments to the applicable derivative counterparty, the amount of required interest payments for that tranche on each interest payment date will include any payment due to the derivative counterparty which is specified in the related terms document; plus

•	Additional Interest. The amount due for any tranche that has previously due and unpaid interest for any month will include the interest accrued on that unpaid interest. Unpaid additional interest will not also accrue additional interest.
     Whenever in this prospectus supplement reference is made to required interest payments, such payments will include each of the items described above to the extent due at that time. A tranche may be entitled to more than one of the preceding amounts.
     [Interest on these Class [•] notes will begin to accrue on the closing date and will be calculated on the basis of a 360-day year and [twelve 30-day interest periods] [the actual number of days in an interest period].]
     With respect to the Class [•] notes, for each interest period, other than the first interest period, interest will be calculated as follows:

Outstanding principal balance of the Class [•] notes on related record date	X	[ 30 360]	[number of days in interest period 360]	X	Class [•] note interest rate
[For the first interest period, interest on the Class [•] notes will be $[•].]
     [Additional Interest, if any, on these Class [•] notes will be calculated on the basis of a 360-day year and [twelve 30-day interest periods] [the actual number of days in an interest period].]
     All percentages resulting from any calculation of an interest rate will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from that calculation will be rounded to the nearest cent, with one-half cent or more being rounded upward.

Note Balances
     Each AdvantaSeries note has an initial principal balance, an outstanding principal balance, an adjusted outstanding principal balance and an adjusted invested amount.
     Initial Principal Balance
     The initial principal balance of a note is the amount stated on the face of the note to be payable to the holder, unless otherwise specified in the applicable terms document. The initial principal balance of the AdvantaSeries is equal to the aggregate initial principal balance of all outstanding AdvantaSeries notes.
     Outstanding Principal Balance
     The outstanding principal balance of any class or tranche of AdvantaSeries notes is the initial principal balance of such notes, less the amount of principal paid to the holders of such notes or provided to the paying agent for payment of principal to the holders of such class or tranche. The outstanding principal balance of any class or tranche will decrease as a result of each payment of principal of that class or tranche, and will increase as a result of any issuance of additional notes of that class or tranche.
     Adjusted Outstanding Principal Balance
     The adjusted outstanding principal balance of a class or tranche is the outstanding principal balance of that class or tranche less any funds on deposit and allocated in respect of principal in any trust account for that class or tranche.
     Adjusted Invested Amount
     The adjusted invested amount of a tranche is an amount based on the initial principal balance of that tranche, but with reductions and increases described below. The adjusted invested amount of AdvantaSeries notes is equal to the sum of the adjusted invested amounts of all classes or tranches of the AdvantaSeries.
     The adjusted invested amount of an AdvantaSeries note may be reduced as follows:
•	If available finance charge collections allocable to the AdvantaSeries and amounts withdrawn from the spread account and the cash collateral account are insufficient to cover the AdvantaSeries defaulted amount, the adjusted invested amount of the notes will be reduced as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement.

•	If available principal collections are applied to pay required interest payments on the senior notes or to pay the monthly servicing fee, the adjusted invested amount of the AdvantaSeries notes will be reduced by the amount of the reallocations as described in “Description of Series and Tranche Provisions — Allocations of Reductions of

Adjusted Invested Amounts from Reallocations” in this prospectus supplement. The reduction will be applied to the most subordinate notes prior to more senior notes.

•	The adjusted invested amount of an AdvantaSeries note will be reduced by the amount on deposit in the applicable principal funding sub-account for that tranche (after giving effect to any deposits, allocations, reallocations and withdrawals).

•	The adjusted invested amount of an AdvantaSeries note will be reduced by the amount of all payments of principal of the note.
     The adjusted invested amount of an AdvantaSeries note may be increased as follows:
•	If additional notes of a previously issued tranche are later issued, the adjusted invested amount of that tranche will increase by the initial principal balance of those additional notes.

•	The adjusted invested amount will increase if sufficient available finance charge collections are available and applied to reimburse earlier reductions in the adjusted invested amount resulting from investor charge-offs or from the application of available principal collections to pay required interest payments on the senior notes or to pay the monthly servicing fee, as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections “ in this prospectus supplement. The increases will be allocated first to the most senior class with a deficiency in its adjusted invested amount and then, in succession, to the next most senior classes with deficiencies in their adjusted invested amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the adjusted invested amount in each tranche, as described in “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement.
     The adjusted invested amount of a tranche may not be reduced below zero, and may not be increased above the outstanding principal balance of that tranche, less any amounts on deposit in the applicable principal funding sub-account. The adjusted invested amount of a tranche that has caused an issuance of a foreclosure certificate will be zero.
     The amount of reductions of the adjusted invested amount of any class or tranche due to investor charge-offs allocable to that class or tranche or due to the reallocation of available principal collections to pay interest on the senior classes of AdvantaSeries notes or the monthly servicing fee will be limited as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” and “— Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.
     Allocations of investor charge-offs to a class or tranche and reallocations of available principal collections to pay required interest payments on the senior classes or the monthly servicing fee reduce the adjusted invested amount of outstanding subordinate classes or tranches only and do not affect notes that are issued after the time of such reduction.

     Paired Tranches
     Any tranche of AdvantaSeries notes may be paired with another tranche of AdvantaSeries notes, referred to as the “paired tranche.” As the adjusted invested amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding sub-account other than deposits of coverage funding amounts), the adjusted invested amount of the paired tranche may increase by an equal amount. If a pay out event occurs with respect to either tranche while such tranches are paired, the adjusted invested amount of, and the method for allocating collections of principal receivables to, each tranche may be reset. If two tranches are paired, the issuing entity will be required to maintain a minimum principal balance based on the reduced adjusted invested amount of the paired tranche. If, as a result, there are fewer principal receivables allocable to the AdvantaSeries, there may be fewer collections of finance charge and administrative receivables available in the issuing entity to be allocated to the AdvantaSeries, and available finance charge collections allocable to such tranche may be reduced. In addition, the pairing of tranches may affect the calculation of the investor percentage and the timing or amount of payments received by the Class [•] noteholders.
Allocation Percentages
     Under the indenture, for each monthly period, the servicer will allocate among the AdvantaSeries, all other series and the transferor beneficial interest, all amounts collected with respect to finance charge and administrative receivables, all amounts collected with respect to principal receivables and all defaulted amounts for that monthly period. These amounts will be allocated to the AdvantaSeries based on the investor percentage for the AdvantaSeries.
     Under the AdvantaSeries indenture supplement, for each monthly period, the servicer will allocate among all classes and tranches available finance charge collections, available principal collections and specified other amounts allocated to the AdvantaSeries for that monthly period. These amounts will be allocated to all classes and tranches as specified in “Description of Series and Tranche Provisions” in this prospectus supplement.
Allocations of Reductions of Adjusted Invested Amounts from Reallocations
     On any payment date when available principal collections are used to pay required interest payments with respect to any class or to pay the monthly servicing fee as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the adjusted invested amounts of the notes will be reduced on that date in the following priority:
•	first, after the balances of the spread account and the cash collateral account have been reduced to zero, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero; and

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero.
     For each allocation described above, the amount allocated to any class will be allocated to each tranche within that class pro rata based on the ratio of the adjusted invested amount of that tranche to the adjusted invested amount of all tranches in such class, each as of the close of business on the last day of the related monthly period. If this allocation (or any portion of it) would reduce the adjusted invested amount of a tranche below zero, the amount that would cause the adjusted invested amount to be reduced below zero will be allocated instead to the other tranches in the same class in the same manner. The adjusted invested amount of any tranche will not be reduced below zero.
     Unless such reductions are reimbursed through the application of available finance charge collections as described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement, the outstanding principal balance of those notes may not be paid in full and the holders of those notes may receive less than the full outstanding principal balance of their notes.
Limit on Allocations of Available Principal Collections and Available Finance Charge Collections
     Each tranche will be allocated available principal collections and available finance charge collections solely to the extent of its adjusted invested amount. Therefore, if the adjusted invested amount of any tranche has been reduced because of the application of available principal collections to cover required interest payments on more senior classes or the monthly servicing fee, or due to investor charge-offs, such tranche will not be allocated available principal collections and available finance charge collections to the extent of such reductions. However, any funds in the related principal funding sub-account, any funds payable from any applicable derivative agreement, any funds in the spread account and any funds in the cash collateral account may still be available to pay principal of and interest on that tranche. It is also possible for that tranche’s adjusted invested amount to be increased by subsequent allocations of available finance charge collections. There are no assurances that there will be any available finance charge collections for application that would increase those previously reduced adjusted invested amounts.
Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs
     Investor charge-offs will be allocated to the respective classes in the order described below. Investor charge-offs allocated to any class will be allocated among the tranches within that class on the basis of the adjusted invested amount of such tranche and the aggregate adjusted invested amount of all tranches within such class. Amounts of investor charge-offs allocated to a tranche will reduce the adjusted invested amount of such tranche. In no event will the adjusted invested amount of any tranche be reduced below zero.
     On each payment date, the amount of investor charge-offs will be allocated in the following priority:

•	first, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero;

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero; and

•	fourth, after the adjusted invested amount of the Class B notes has been reduced to zero, to the Class A notes until the adjusted invested amount of the Class A notes has been reduced to zero.
Allocations of Reimbursements of Adjusted Invested Amount Deficits
     If there are available finance charge collections available to reimburse any adjusted invested amount deficit on any payment date as described in the seventh clause of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, such amounts will be allocated among the classes in the following priority:
•	first, to the Class A notes,

•	second, to the Class B notes,

•	third, to the Class C notes, and

•	fourth, to the Class D notes.
     In each case, available finance charge collections allocated to a class will be allocated to each tranche within that class pro rata based on the ratio of (a) the adjusted invested amount deficit of such tranche, to (b) the aggregate adjusted invested amount deficit of all tranches of that class.
     In no event will the adjusted invested amount of a tranche be increased above the adjusted outstanding principal balance of such tranche.
Available Finance Charge Collections
     Required interest payments will be paid from “available finance charge collections,” which, for any monthly period, equal the sum of:
•	the investor percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period; plus

•	the aggregate amount withdrawn from the cash collateral account to cover shortfalls in earnings on amounts on deposit in the principal funding account, as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement; plus

•	investment earnings on amounts on deposit in the principal funding account for the AdvantaSeries notes; plus

•	if specified in the related terms document, payments related to interest received under derivative agreements for interest; plus

•	any excess finance charge collections allocable to AdvantaSeries notes, as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement; plus

•	any other amounts specified in the AdvantaSeries indenture supplement or any related terms document.
Application of Available Finance Charge Collections
     On each payment date, the servicer will direct the indenture trustee to apply available finance charge collections for that payment date in the following priority:
•	first, to pay the required interest payments on the Class A notes;

•	second, to pay the required interest payments on the Class B notes;

•	third, to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, plus any previously due and unpaid monthly servicing fee allocable to the AdvantaSeries;

•	fourth, to pay the required interest payments on the Class C notes;

•	fifth, to pay the required interest payments on the Class D notes;

•	sixth, to be treated as available principal collections in an amount equal to the AdvantaSeries defaulted amount, if any, for the monthly period;

•	seventh, to be treated as available principal collections in an amount equal to the AdvantaSeries adjusted invested amount deficit, if any;

•	eighth, to be deposited into the cash collateral account in the amount equal to the excess of the required cash collateral account amount over the available cash collateral account amount, the “cash collateral account deficit,” if any;

•	ninth, to make the required deposit to the spread account, if any;

•	tenth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes;

•	eleventh, to be treated as excess finance charge collections;

•	twelfth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes; and

•	thirteenth, to the holders of the transferor beneficial interest.
     The following diagram provides a simplified overview of the application of available finance charge collections.

Flow of Funds
(Available Finance Charge Collections)

Allocation of Interest
     The aggregate amount allocated in respect of interest for a class for each monthly period will be allocated and paid to each tranche within such class, as follows:
•	Available finance charge collections are at least equal to required interest payments. If available finance charge collections for a monthly period are at least equal to the aggregate required interest payments due and payable for the related class, then the full required interest payment will be allocated to the respective tranche.

•	Available finance charge collections are less than required interest payments. If available finance charge collections for a monthly period are less than the aggregate required interest payments for the related class, then the amount available will be allocated to each tranche within that class pro rata based on the ratio of:

–	the aggregate amount of required interest payments due and payable with respect to that tranche, to

–	the aggregate amount of required interest payments due and payable with respect to all tranches within the related class.
     These amounts will be distributed to the paying agent for payment to the respective tranche or as otherwise provided in the related terms document.
Available Principal Collections
     Required principal payments will be paid from “available principal collections,” which, for any monthly period, equals the sum of:
•	the investor percentage of collections of principal receivables for that monthly period; plus

•	the amount of available finance charge collections to be treated as available principal collections as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; plus

•	any shared principal collections from other series in group one allocated to the AdvantaSeries as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement; plus

•	any amounts withdrawn from the spread account to cover AdvantaSeries defaulted amounts, as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Second, Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	any amounts withdrawn from the cash collateral account to cover AdvantaSeries defaulted amounts, as described in “Description of Series and Tranche Provisions —

Cash Collateral Account — Withdrawals from the Cash Collateral Account — Third, Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	unless otherwise specified in the related terms document, payments of principal received under derivative agreements and payments of principal received from supplemental credit enhancement providers or supplemental liquidity providers; plus

•	any additional amounts to be treated as available principal collections, as set forth in the AdvantaSeries indenture supplement or any terms document.
Application of Available Principal Collections
     On each payment date, the servicer will direct the indenture trustee to apply available principal collections in the following priority:
•	First, Class A Interest Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class A notes, then available principal collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class A notes, provided that the total amount of available principal collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the classes of subordinated notes (after giving effect to investor charge-offs for that monthly period). Funds allocated to the Class A notes pursuant to this bullet point will be allocated among tranches of Class A notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Second, Class B Interest Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class B notes, then available principal collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class B notes, provided that the total amount of available principal collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of available principal collections reallocated as described in the preceding bullet point. Funds allocated to the Class B notes pursuant to this bullet point will be allocated among tranches of Class B notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Third, Servicing Fee Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, then available principal collections will be allocated and paid to the servicer to cover the shortfall, provided that the total amount of available principal collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of available principal collections reallocated as described in the two preceding bullet points.

•	Fourth, Class C Interest Shortfalls. For each monthly period, if available finance charge collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class C notes, then available principal collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class C notes, provided that the total amount of available principal collections applied for this purpose will not exceed the adjusted invested amount of the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of available principal collections reallocated as described in the three preceding bullet points. Funds allocated to the Class C notes pursuant to this bullet point will be allocated among tranches of Class C notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Fifth, Principal Funding Account. Remaining available principal collections will be applied, to the extent needed, to make required deposits to the principal funding sub-accounts for all tranches and classes depending upon the amount required for such date and the priority of payment as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement.

•	Sixth, Shared Principal Collections. Remaining available principal collections will be treated, to the extent needed, as shared principal collections for the benefit of all principal sharing series in group one.

•	Seventh, Holders of Transferor Beneficial Interest. Remaining available principal collections will be paid to the holders of the transferor beneficial interest if the transferor interest on that date is greater than the required transferor interest (after giving effect to all principal receivables transferred to the trust portfolio on that date) and otherwise will be deposited into the excess funding account.
     See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement for information concerning application of proceeds and other amounts upon an issuance of a foreclosure certificate.
     The following diagram provides a simplified overview of the application of available principal collections.

Flow of Funds
(Available Principal Collections)

Allocation to Principal Funding Sub-Accounts
     Available principal collections available for deposit into the principal funding sub-accounts, subject to the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, will, to the extent required, be deposited in the principal funding sub-accounts on each payment date, as follows:
•	Available Principal Collections Equal Required Amounts. If available principal collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement are equal to the sum of the deposits required to be made in the principal funding sub-accounts for all tranches, then that required amount will be deposited in the principal funding sub-account established for each tranche.

•	Available Principal Collections are less than Required Amounts. If available principal collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement are less than the aggregate amount required to be deposited in the principal funding sub-accounts for all tranches, then available principal collections will be allocated in the following priority:
•	first, the amount available will be allocated to the Class A notes,

•	second, the amount available after the application above will be allocated to the Class B notes,

•	third, the amount available after the applications above will be allocated to the Class C notes, and

•	fourth, the amount available after the applications above will be allocated to the Class D notes.
     In each case, available principal collections applied to a class will be allocated to each tranche within such class pro rata based on the ratio of:
•	the amount required to be deposited into the principal funding sub-account for the applicable tranche of such class, to

•	the aggregate amount required to be deposited into the principal funding sub-accounts for all tranches of such class.
     If the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement prevent the deposit of available principal collections into the principal funding sub-account of any tranche of subordinated notes, the aggregate amount of available principal collections available to make the required deposit for such subordinated tranche will be allocated first, to each tranche of Class A notes, second, to each tranche of Class B notes, third, to each tranche of Class C notes and fourth, to each tranche of the Class D notes, in each case pro rata based on the ratio of the adjusted invested amount of that tranche to the adjusted invested amount of all tranches in that class.
     See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.
Required Deposits to the Principal Funding Sub-Accounts
     The amount required to be deposited into the principal funding sub-account for a tranche on any payment date will be the highest of the following amounts. However, no amount that is greater than the adjusted invested amount for that tranche will be deposited into the principal funding sub-account for such tranche.
•	Revolving Period. On each payment date during that tranche’s revolving period, no amount.

•	Principal Payment Date. For any principal payment date of any tranche, the amount required to be deposited for that tranche will equal the adjusted invested amount of that tranche as of such date determined after giving effect to any reductions or increases occurring on such date.

•	Accumulation/Amortization Amounts. On each payment date during that tranche’s accumulation period or amortization period, the amount required to be deposited into the principal funding sub-account on such payment date as specified in the related terms document either to be accumulated for later payment on the notes of such tranche or to be paid to the holders of the notes of that tranche on such date.

•	Early Amortization Period, Event of Default. If any tranche has been accelerated after the occurrence of an event of default or if any tranche is in an early amortization period, the amount required to be deposited on any payment date for such tranche will be equal to the adjusted invested amount of such tranche as of such date determined after giving effect to any reductions or increases occurring on such date.

•	Amounts Owed to Derivative Counterparties. If a tranche has a derivative agreement with respect to principal that provides for a payment to the derivative counterparty, the deposit required for that tranche on each payment date with respect to any payment to the derivative counterparty will be specified in the related terms document.

•	Coverage Funding of Principal Funding Sub-Account of Senior Notes. If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, Class B notes or Class C notes, the required deposit for the Class A notes, Class B notes or

Class C notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes, Class B notes or Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class D notes.
     If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes or Class B notes, the required deposit for the Class A notes or Class B notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes or Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class C notes.
     If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, the required deposit for the Class A notes will be an amount equal to the portion of the adjusted outstanding principal balance of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class B notes.
     Coverage funding of the principal funding account will continue so long as described under “Description of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes” in this prospectus supplement.
     For purposes of calculating the coverage funding requirements, the required subordinated amount of a senior class will be calculated as described in this prospectus supplement under “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount.”
     When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-account and applied in accordance with the description in this prospectus supplement under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts.”
     With respect to the Class [•] notes, the required deposits to the principal funding sub-account for any payment date are those described below in “Description of Series and Tranche Provisions — Required Deposits to the Class [•] Principal Funding Sub-Account.”
Required Deposits to the Class [•] Principal Funding Sub-Account
     With respect to the Class [•] notes, and subject to “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” below, the amount required to be deposited into the principal funding sub-account on any payment date will be:
     (i) during the revolving period for the Class [•] notes, no amount;

     (ii) during the accumulation period for the Class [•] notes, an amount equal to the accumulation deposit amount for the related monthly period;
     (iii) during the early amortization period for the Class [•] notes, an amount equal to the Class [•] adjusted invested amount as of the close of business on the last day of the preceding monthly period (after giving effect to any reductions or increases occurring on such date); and
     (iv) if the depositor determines as of the end of the related monthly period that, after giving effect to all allocations and payments, the Class [•] notes will be subject to coverage funding, the required deposit for the Class [•] notes will be an amount equal to the adjusted outstanding principal balance of the Class [•] notes that would need to be paid in order to permit payments or deposits with respect to principal of the Class [•] notes, [the Class [•] notes or the Class [•] notes] multiplied by a fraction, the numerator of which is the adjusted invested amount of the Class [•] notes and the denominator of which is the adjusted invested amount of all Class [•] notes.
     On the earlier to occur of (i) the first principal payment date during the early amortization period and (ii) the expected final principal payment date, the indenture trustee, acting in accordance with written instructions from the servicer, will withdraw from the principal funding sub-account for the Class [•] notes and distribute to the paying agent for payment to the Class [•] noteholders the amounts deposited into the principal funding sub-account for the Class [•] notes.
     The accumulation period for the Class [•] notes is scheduled to commence at the close of business on [•], although the beginning of the accumulation period may be delayed. If the accumulation period length is reduced to less than [•] months, the date on which the accumulation period actually commences will be delayed to the close of business on the last day of the month prior to the month that is the number of whole months prior to the expected final principal payment date which is at least equal to the accumulation period length and, as a result, the number of monthly periods in the accumulation period will at least equal the accumulation period length. On the determination date twelve months prior to the expected final principal payment date, and each determination date thereafter until the accumulation period begins, the servicer will determine the accumulation period length.
Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches
     Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes
     No available principal collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class B notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) is at least equal to the Class A required subordinated amount.
     No available principal collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class C notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:
•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A required subordinated amount; and

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B required subordinated amount.
     No available principal collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class D notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:
•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A required subordinated amount;

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B required subordinated amount; and

•	the aggregate adjusted invested amount of all Class D notes (other than the Class D notes for which such deposit is required) must be at least equal to the Class C required subordinated amount.
     Available principal collections will be deposited in the principal funding sub-account of a tranche of subordinated notes, if and only to the extent that, such deposit is not contrary to any of the preceding paragraphs.
     Nothing described under this heading will prevent deposits of proceeds from the issuance of a foreclosure certificate and any amount permitted to be withdrawn from the cash collateral account or the spread account to the principal funding sub-account of a tranche of subordinated notes on the final maturity date of such tranche.
     Limit on Repayments of all Tranches
     No amounts on deposit in a principal funding sub-account, in the spread account or in the cash collateral account will be applied to pay principal of any tranche or to make a payment under a derivative agreement with respect to principal in excess of the highest outstanding principal balance of that tranche.
Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes
     Any payment of principal or deposit into a principal funding sub-account with respect to any tranche of a subordinated class will be restricted if it would occur at a time when the reduction of such tranche’s outstanding principal balance would be prohibited because it would cause a deficiency in the remaining required subordination for a more senior class. In this event, an amount equal to the portion of the adjusted outstanding principal balance of that more senior class that would have to cease to be outstanding in order to permit the payment or deposit with respect to that tranche of subordinated notes will be deposited into the principal funding sub-accounts for that more senior class.
     Funding of the principal funding sub-accounts for the senior classes of the AdvantaSeries will continue until sufficient coverage for the senior classes is achieved, when:
•	the outstanding principal balance of senior notes are sufficiently paid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	new subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	the principal funding sub-accounts for the senior notes are coverage funded to the extent that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes.
     For purposes of calculating the coverage funding requirements, the required subordinated amount for a senior class will be calculated as described in “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount” in this prospectus supplement.
     When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-accounts of the related senior classes and applied in accordance with the description in “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts — Withdrawals of Coverage Funding Excess Amounts” in this prospectus supplement. The adjusted invested amount of any coverage funded senior tranche will be increased by the amount withdrawn from the principal funding sub-account. If senior notes become payable as a result of a pay out event, event of default or other optional redemption, or upon the occurrence of the related expected final principal payment date, any coverage funding amounts on deposit in the principal funding sub-account for those notes will be paid to the related noteholders.
Withdrawals from Principal Funding Sub-Accounts
     After giving effect to all deposits to the principal funding account for a related monthly period and after all allocations and reallocations have been made, the following withdrawals from the principal funding sub-accounts will be made to the extent funds are available in the applicable principal funding sub-account. A tranche may be entitled to more than one of the following withdrawals with respect to any monthly period:
•	Withdrawals for Principal. On each applicable principal payment date (or as otherwise specified in the related terms document) for each tranche, an amount equal to the principal due on that tranche on the principal payment date will be withdrawn from the related principal funding sub-account and distributed to the paying agent or as otherwise specified in the related terms document for payment to the related noteholders.
•	Withdrawals in connection with Derivative Agreements. On each date on which a payment is required under a derivative agreement with respect to principal for a tranche (or as otherwise specified in the related terms document), the amount of that payment will be withdrawn from the principal funding sub-account and paid to the derivative counterparty or as otherwise specified in the related terms document.

•	Withdrawals of Coverage Funding Excess Amounts. If the servicer on any date determines with respect to any of the Class A notes, Class B notes or Class C notes that, after giving effect to all issuances, deposits, allocations, reallocations and payments on that date that the coverage funding excess amount of that class is greater than zero, that amount will be withdrawn from the principal funding sub-account of that class and:
-	first, allocated among and deposited to the principal funding sub-accounts of the Class A notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

-	second, allocated among and deposited to the principal funding sub-accounts of the Class B notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

-	third, allocated among and deposited to the principal funding sub-accounts of the Class C notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

-	fourth, allocated among and deposited to the principal funding sub-accounts of the Class D notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

-	fifth, deposited in the cash collateral account in an amount equal to the cash collateral account deficit; and

-	sixth, any remaining amounts paid to the holders of the transferor beneficial interest.
•	Withdrawals on the Final Maturity Date. On the final maturity date of any tranche, after giving effect to any deposits, allocations, reallocations, issuances of foreclosure certificates or other payments to be made on that date, amounts on deposit in the principal funding sub-account of that tranche will be withdrawn from the related principal funding sub-account and distributed to the paying agent, or as otherwise specified in the related terms document, and applied to pay principal of that tranche, to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments as specified in the related terms document.

     Upon payment in full of any tranche, any remaining amount on deposit in the related principal funding sub-account will be first, applied to cover any interest shortfalls for other tranches, second, applied to cover principal funding sub-account shortfalls for other tranches and third, paid to the holder of the transferor beneficial interest.
Final Payment of the Notes
     Noteholders are entitled to payment of principal in an amount equal to the outstanding principal balance of their respective notes. However, available principal collections will be allocated to pay principal on the notes only up to their adjusted invested amount, which will be reduced for investor charge-offs and reallocations of available principal collections to pay required interest payments on senior notes or the monthly servicing fee. If a foreclosure certificate with respect to a tranche is sold, the certificate will represent foreclosure of principal receivables not in excess of the adjusted invested amount of the related tranche and any related finance charge and administrative receivables. If the adjusted invested amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent that proceeds from a sale of a foreclosure certificate, amounts received under any related derivative agreement, amounts withdrawn from the cash collateral account and the spread account (such amounts to be calculated pro rata based on the adjusted invested amount of such tranche), and amounts which have been previously deposited in any additional trust account for such tranche are sufficient to pay the full principal amount.
     A tranche will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:
•	the date on which the outstanding principal balance of such tranche, after giving effect to all deposits, allocations, reallocations and payments, is reduced to zero, and all interest accrued on such notes is paid in full;

•	the final maturity date of that tranche, after giving effect to all deposits, allocations, reallocations and payments to be made on that date; or

•	the date on which an issuance of a foreclosure certificate has occurred with respect to that tranche. See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement.
[Derivative Agreement]
     [Name of derivative counterparty]
     [Description of material terms of derivative agreement]
     [Description of any limits on the timing or amount of payments or any conditions to payments under the derivative agreement]
     [Description of provisions regarding substitution]

     The agreement relating to the [derivative agreement] has been filed as an exhibit to the registration statement.
[Derivative Counterparty]
     [Name, organizational form and general character of the business of the letter of credit provider]
     [Disclosure as to whether the resulting significance percentage is less than 10%, at least 10% but less than 20% or 20% or more]
     [If the significance percentage is greater than 10% but less than 20%, disclose selected financial data required by item 301 of Regulation S-K]
     [If the significance percentage is 20% or more, disclose audited financial statements meeting the requirements of Regulation S-K]
Credit Enhancement
     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.
     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.
     Investor charge-offs are generally first applied against the most subordinated classes of the AdvantaSeries. See “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.
Cash Collateral Account
     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes, referred to as the “cash collateral account.” Amounts deposited in the cash collateral account will be used to fund shortfalls in earnings on amounts on deposit in the principal funding sub-accounts, shortfalls in required interest payments on the notes and shortfalls in payments of the monthly servicing fee and to cover AdvantaSeries defaulted amounts that are in excess of available finance charge collections and amounts withdrawn from the spread account.

Required Deposits to the Cash Collateral Account
     On the date of issuance of a tranche of AdvantaSeries notes, the depositor is required to deposit, cause to be deposited or maintain funds in the cash collateral account so that the amount on deposit following that issuance is at least equal to the amount required to be on deposit, referred to as the “required cash collateral account amount.” On the closing date, $[•] will be deposited into the cash collateral account which will increase the amount therein to $[•], which will equal the required cash collateral account amount on such date. The required cash collateral account amount means on any date of determination the sum of:
     (i) the product of (a) 2.25% and (b) the aggregate adjusted outstanding principal balance of the AdvantaSeries notes on that date of determination; plus
     (ii) the product of (a) the negative carry reserve percentage and (b) the amount of funds on deposit in the principal funding sub-accounts; provided, however, that after the occurrence and during the continuation of a portfolio decline event the amount in clause (a) will be the sum of the negative carry reserve percentage and the cash collateral account floor for amounts deposited in the principal funding sub-accounts during the portfolio decline event.
However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects all AdvantaSeries notes, the required cash collateral account amount will be the amount determined for the date immediately prior to the date on which the pay out event shall have occurred. In no event will the required cash collateral account amount exceed the outstanding principal balance of the outstanding AdvantaSeries notes.
     The terms “cash collateral account floor,” “negative carry reserve percentage” and “portfolio decline event” are defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.
     On any payment date, available finance charge collections remaining after providing for reimbursements of any adjusted invested amount deficits, as described under “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement, will be used, if needed, to reimburse the cash collateral account for any cash collateral account deficit. In no event will the amount deposited cause the cash collateral account amount to exceed the required cash collateral account amount.
     On any payment date, amounts on deposit in the spread account in excess of the required spread account amount will be withdrawn and deposited in the cash collateral account to the extent of any cash collateral account deficit. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Fifth, Withdrawal of Excess Amounts” in this prospectus supplement.
     On any payment date, amounts on deposit in the principal funding sub-accounts remaining after certain other required withdrawals as described above under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts” in this prospectus supplement will be withdrawn and deposited in the cash collateral account to the extent of any cash collateral account deficit.

     Withdrawals from the Cash Collateral Account
     On each payment date, after giving effect to all deposits of funds to the cash collateral account and all allocations and reallocations have been made, the withdrawals specified below will be made from the cash collateral account, to the extent funds are available, in the following priority:
•	First, Payments for PFA Earnings Shortfall. On or prior to each payment date (or as otherwise specified in the related terms document), an amount equal to any shortfall in PFA earnings will be withdrawn from the cash collateral account to the extent available and treated and used as available finance charge collections. The investment earnings on funds in the principal funding account (net of investment expenses and losses) during the period from and including the immediately preceding payment date to but excluding such payment date are referred to as “PFA earnings.” A shortfall exists to the extent PFA earnings are less than the PFA earnings target. The “PFA earnings target” on any payment date, is the product of (i) the aggregate amount on deposit in the principal funding sub-accounts for all tranches, multiplied by (ii) the weighted average interest rate of the outstanding notes of all tranches, multiplied by (iii) a fraction, the numerator of which is the actual number of days from and including the previous payment date through the day preceding such payment date and the denominator of which is 360.

•	Second, Payments of Interest and Servicing Fee. On each payment date (or as specified in the applicable terms document), after any withdrawals from the cash collateral account specified above, any application of available finance charge collections and any withdrawals from the spread account to pay the following amounts, the available cash collateral account amount will be withdrawn to the extent necessary and applied in the following priority:
(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	to cover any monthly servicing fee shortfall;

(iv)	to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	to pay any shortfall in the amount of required interest payments due on the Class D notes.
     If the aggregate amount available for withdrawal from the cash collateral account on any payment date is less than all withdrawals required to be made from the cash collateral account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.
•	Third, Allocations of Defaulted Amounts. If on any payment date, the application of available finance charge collections and any amounts withdrawn from the spread account are insufficient to cover in full any AdvantaSeries defaulted amount, then an amount equal to the lesser of (a) the available cash collateral account amount (after giving effect to all withdrawals specified above) and (b) AdvantaSeries defaulted amounts in excess of any available funds will be withdrawn from the cash collateral account and treated as a portion of available principal collections for that payment date.

•	Fourth, Withdrawal Prior to Final Maturity Date. If a foreclosure certificate for a tranche is to be issued prior to the final maturity date, or foreclosure certificates for multiple tranches are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the excess, if any, of (i) the available cash collateral account amount (after giving effect to all withdrawals specified above) over (ii) the required cash collateral account amount on such date, assuming for purposes of this clause (ii) that the adjusted outstanding principal balance of the accelerated tranche or tranches were reduced to zero on that day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Fifth, Withdrawal at Final Maturity Date. If the adjusted invested amount of any tranche is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any amounts withdrawn from the spread account and any proceeds to be realized from an issuance of a foreclosure certificate), the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the product of (1) the available cash collateral account amount (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Sixth, Withdrawal of Excess Amounts. If, on any payment date after giving effect to all withdrawals from and deposits to the cash collateral account, the available cash collateral account amount exceeds the required cash collateral account amount, the indenture trustee will, at the direction of the servicer, release the amount of such excess to the holder of the transferor beneficial interest. Any amounts withdrawn from the cash collateral account and distributed to the holder of the transferor beneficial interest as described above will not be available for distribution to noteholders.
     A tranche may be entitled to more than one of the withdrawals specified above in a particular month.
Spread Account
     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes, referred to as the “spread account.” Amounts deposited in the spread account will be used to fund shortfalls in required interest payments on AdvantaSeries notes and shortfalls in the monthly servicing fee and to cover AdvantaSeries defaulted amounts to the extent not covered by available finance charge collections.
     Required Deposits to the Spread Account
     The spread account will be funded on each payment date, as necessary, from available finance charge collections as described under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement. The aggregate deposit required to be made to the spread account on any payment date is equal to the required spread account amount minus any amount on deposit in the spread account prior to such deposit. On the date of issuance of a tranche of AdvantaSeries notes, the depositor is required to deposit or cause to be deposited in the spread account an amount so that following that issuance the ratio of (a) the amount on deposit in the spread account to (b) the required spread account amount is at least equal to the same ratio immediately preceding that issuance.
     The term “required spread account amount” is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.
     Withdrawals from the Spread Account
     After giving effect to all deposits of funds to the spread account on any payment date and after all allocations and reallocations have been made for that payment date, the following withdrawals will be made from the spread account, to the extent funds are available in the following priority. A tranche may be entitled to more than one of the following withdrawals with respect to any payment date:
•	First, Payments of Interest and Servicing Fee. On each payment date (or as otherwise specified in the applicable terms document), if the amount of available finance charge collections is insufficient to pay in full the amount of required interest payments due on the notes or the amount of the monthly servicing fee on that payment date, an amount equal to the lesser of (a) the amount on deposit in the spread account and (b) the aggregate amount of those deficiencies will be withdrawn from the spread account and applied in the following priority:

(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	to pay the servicer any monthly servicing fee shortfall;

(iv)	to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	to pay any shortfall in the amount of required interest payments due on the Class D notes.
If the aggregate amount available for withdrawal from the spread account on any payment date is less than all withdrawals required to be made from the spread account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and within each class pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.
•	Second, Allocations of Defaulted Amounts. If, on any payment date, the application of available finance charge collections is insufficient to cover in full any AdvantaSeries defaulted amount, then an aggregate amount equal to the lesser of (a) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) and (b) AdvantaSeries defaulted amounts in excess of any available funds will be withdrawn from the spread account, and treated as a portion of available principal collections for that payment date.

•	Third, Withdrawal Prior to Final Maturity Date. If a foreclosure certificate for a tranche is to be issued prior to the final maturity date or foreclosure certificates for multiple tranches are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the excess, if any, of (i) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) over (ii) the required spread account amount on such date, assuming for purposes of this clause (ii) that the initial principal balance of each such accelerated tranche were reduced to zero on such day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Fourth, Withdrawal at Final Maturity Date. If the adjusted invested amount of any tranche is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any proceeds to be realized from the issuance of a foreclosure certificate and any withdrawals from the cash collateral account as described above under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date”), the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the product of (1) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.
•	Fifth, Withdrawal of Excess Amounts. If, on any payment date after giving effect to all withdrawals from and deposits to the spread account, the aggregate amount on deposit in the spread account exceeds the required spread account amount, the indenture trustee will, at the direction of the servicer, withdraw such excess and deposit it in the cash collateral account to the extent of any cash collateral account deficit. Any amount on deposit in the spread account in excess of the required spread account amount and not needed for deposit in the cash collateral account will, at the direction of the servicer, be released by the indenture trustee to the holder of the transferor beneficial interest. Any amounts withdrawn from the spread account and distributed to the holder of the transferor beneficial interest as described above will not be available for distribution to noteholders.
     The holder of the transferor beneficial interest is entitled to the excess cash flows from the allocation of available finance charge collections and the allocation of available principal collections as described under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” and “— Application of Available Principal Collections” in this prospectus supplement, and excess amounts on deposit in the cash collateral account and spread account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” and “— Spread Account — Withdrawals from the Spread Account” in this prospectus supplement. As of the date of this prospectus supplement, the holder of 100% of the transferor beneficial interest is the depositor.
[Cash Collateral Guaranty]
     [Description of material provisions relating to cash collateral guaranty]
     [Description of provisions regarding substitution]
[Reserve Account]
     [Description of material provisions relating to reserve account]
     [Description of provisions regarding substitution]

[Collateral Interest]
     [Description of material provisions relating to collateral interest]
     [Description of provisions regarding substitution]
[Letter of Credit]
     [Name of letter of credit provider]
     [Description of material terms of letter of credit]
     [Description of any limits on the timing or amount of payments or any conditions to payments under the letter of credit]
     [Description of provisions regarding substitution]
     The agreement relating to the [letter of credit] has been filed as an exhibit to the registration statement.
[Letter of Credit Provider]
     [Name, organizational form and general character of the business of the letter of credit provider]
     [Disclosure as to whether the letter of credit provider is liable for less than 10%, at least 10% but less than 20% or 20% or more of the cash flow supporting the Class [•] notes]
     [If the letter of credit support is greater than 10% but less than 20%, disclose selected financial data required by item 301 of Regulation S-K]
     [If the letter of credit support is 20% or more, disclose audited financial statements meeting the requirements of Regulation S-K]
[Surety Bond][Insurance Agreement]
     [Name of surety bond/insurance agreement provider]
     [Description of material terms of surety bond/insurance agreement]
     [Description of any limits on the timing or amount of payments or any conditions to payments under the surety bond/insurance agreement]
     [Description of provisions regarding substitution]
     The agreement relating to the [surety bond][insurance agreement] has been filed as an exhibit to the registration statement.

[Surety Bond/Insurance Agreement Provider]
     [Name, organizational form and general character of the business of the surety bond/insurance agreement provider]
     [Disclosure as to whether the surety bond/insurance agreement provider is liable for less than 10%, at least 10% but less than 20% or 20% or more of the cash flow supporting the Class [•] notes]
     [If the surety bond/insurance agreement support is greater than 10% but less than 20%, disclose selected financial data required by item 301 of Regulation S-K]
     [If the surety bond/insurance agreement support is 20% or more, disclose audited financial statements meeting the requirements of Regulation S-K]
Subordination of Interest and Principal
     The Class B notes generally will not receive required interest payments on any payment date until the Class A notes have received their required interest payment on such date.
     The Class C notes generally will not receive required interest payments on any payment date until the Class A notes and the Class B notes have received their required interest payments and the monthly servicing fee has been paid on such date.
     The Class D notes generally will not receive required interest payments on any payment date until the Class A notes, the Class B notes and the Class C notes have received their required interest payments and the monthly servicing fee has been paid on such date.
     Available principal collections on any payment date will be used, to the extent needed and subject to the limitations described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, to pay required interest payments on the Class A, Class B and Class C notes, and to pay the monthly servicing fee to the extent other sources are not available. After such amounts are paid, available principal collections will be used to fund the principal funding sub-accounts of the relevant classes in the following order: first, of the Class A notes, second, of the Class B notes, third, of the Class C notes, and fourth, of the Class D notes. In general, each of the classes of more subordinated notes serves as credit enhancement for all of the classes of more senior notes, regardless of whether the subordinated notes are issued before, at the same time as or after the more senior notes.
     In the AdvantaSeries, payment of principal may be made on subordinated notes before payment in full of senior notes only under the following circumstances:
•	if after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this may mean that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding;
•	if the principal funding sub-accounts for the senior notes have been sufficiently funded as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Coverage Funding of the Principal Funding Sub-Accounts for Senior Notes” in this prospectus supplement;

•	if new tranches of subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that have reached their expected final principal payment dates are no longer necessary to provide the required subordination; or

•	if a tranche of subordinated notes reaches its final maturity date.
     Available principal collections remaining after any application to pay required interest payments with respect to the senior notes or to pay the monthly servicing fee will be applied to make required deposits to the principal funding sub-accounts of the senior notes before being applied to make required deposits to the principal funding sub-accounts of the subordinated notes.
Required Subordinated Amount and Conditions to Issuance
     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. Generally, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes, the following conditions must be satisfied after giving effect to that new issuance:
•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.
Class A Required Subordinated Amount
     The Class A required subordinated amount is generally equal to the product of (x) 21.5805% (17.75 divided by 82.25) and (y) the adjusted outstanding principal balance of the Class A notes.

     However, after a pay out event has occurred for any tranche of Class A notes and for so long as it is continuing, the Class A required subordinated amount will be the greater of (x) the Class A required subordinated amount on that date and (y) the Class A required subordinated amount on the date immediately prior to that pay out event.
Class B Required Subordinated Amount
     The Class B required subordinated amount is generally equal to the product of (x) 8.9918% (8.25 divided by 91.75) and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.
     However, after a pay out event has occurred for any tranche of Class B notes and for so long as it is continuing, the Class B required subordinated amount will be the greater of (x) the Class B required subordinated amount on that date and (y) the Class B required subordinated amount on the date immediately prior to that pay out event.
Class C Required Subordinated Amount
     The Class C required subordinated amount is generally equal to the product of (x) 3.6269% (3.50 divided by 96.50) and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.
     However, after a pay out event has occurred for any tranche of Class C notes and for so long as it is continuing, the Class C required subordinated amount will be the greater of (x) the Class C required subordinated amount on that date and (y) the Class C required subordinated amount on the date immediately prior to that pay out event.
     The issuing entity may change the above required subordinated percentages, the required subordinated amount for any class of notes or the methodology of computing the required subordinated amount, or may substitute another form of credit enhancement for the subordination structure in order to provide senior notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuing entity must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.
Additional Credit Enhancement
     The depositor may at any time in its sole discretion arrange for any additional credit enhancement for the benefit of any class or tranche. This additional credit enhancement may be in the form of additional cash collateral, a letter of credit, surety bond, the purchase of interest rate caps or swaps and/or another form of credit enhancement, provided that the form and amount of additional credit enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding class or tranche.

Defaulted Receivables; Investor Charge-Offs
     The “AdvantaSeries defaulted amount” represents the AdvantaSeries’ share of losses from the trust portfolio. For each payment date, the servicer will calculate the AdvantaSeries defaulted amount by multiplying:
•	the “floating investor percentage” for the related monthly period; by

•	the “defaulted amount,” which is the total amount of principal receivables, other than ineligible receivables, in the trust portfolio that were charged-off for the related monthly period.
     The term floating investor percentage is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.
     If, on any payment date, the AdvantaSeries defaulted amount exceeds the amount of available finance charge collections and the amounts withdrawn from the spread account and the cash collateral account, in each case allocated to fund this amount for the prior month, then the adjusted invested amount will be reduced by the excess as an “investor charge-off.” Adjusted invested amount deficits may be reimbursed subsequently from amounts of available finance charge collections allocated as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections.” If the adjusted invested amount of the AdvantaSeries is reduced to zero, the AdvantaSeries will not receive any further allocations of collections of finance charge and administrative receivables and collections of principal receivables.
Excess Finance Charge Collections
     Available finance charge collections for the AdvantaSeries (excluding excess finance charge collections) remaining after making the application described in the first ten clauses of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” above will be made available for allocation to other series in group one that are designated to share excess finance charge and administrative receivables. These amounts are referred to as “excess finance charge collections.” Such amounts will be allocated to cover certain shortfalls in available finance charge collections for the series in group one, if any, which are in excess of available finance charge collections allocable to such series.
     For each payment date, excess finance charge collections will be allocated to the AdvantaSeries in an amount equal to the product of (1) the total amount of excess finance charge collections and (2) a fraction, the numerator of which is the finance charge shortfall for the AdvantaSeries and the denominator of which is the total amount of shortfalls in available finance charge collections for all series in group one that are designated to share excess finance charge collections. The “finance charge shortfall” for the AdvantaSeries for any payment date will be equal to any excess of the full amount required to be paid, without duplication, as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement on such payment date, over the amount of available finance charge collections (excluding excess finance charge collections) allocated to pay such amounts.

     There can be no assurance that there will be any excess finance charge collections for group one for any monthly period. Other series issued by the issuing entity may be included in group one, but there can be no assurance that any other series will be included in group one. The amount of finance charge shortfall for any other series will be calculated as described in the documents governing each series.
Shared Principal Collections
     Available principal collections for the AdvantaSeries (excluding shared principal collections) remaining after making the application described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement will be made available for allocation to other series included in group one that are designated to share principal collections. If available principal collections for the AdvantaSeries are insufficient to make the payments described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the AdvantaSeries will have access to available principal collections from other series in group one for that payment date to the extent, if any, they exceed the amounts necessary to make required payments for those series. These principal collections that are available for sharing among series are referred to as “shared principal collections.”
     The servicer will allocate the shared principal collections of all series to cover certain shortfalls in available principal collections for the series in group one, if any, which are in excess of the available principal collections allocable to that series. These shortfalls in available principal collections allocated to the series are referred to as “principal shortfalls.”
     Shared principal collections will not be used to cover investor charge-offs for any series. To the extent that shared principal collections exceed principal shortfalls, the balance will be paid to the holder of the transferor beneficial interest only if the transferor interest on that date is greater than the required transferor interest (after giving effect to all principal receivables transferred to the issuing entity on that date) and otherwise will be deposited into the excess funding account. The depositor may also, at its option, direct the indenture trustee to deposit in the excess funding account amounts otherwise payable to the holder of the transferor beneficial interest. If a pay out event occurs that affects the AdvantaSeries as a whole, then during the resulting early amortization period which affects all AdvantaSeries notes, no shared principal collections from other series in group one will be allocated to make principal payments on AdvantaSeries notes. If a pay out event occurs that affects less than all tranches and classes of AdvantaSeries notes, then during the resulting early amortization period or periods, shared principal collections from other series in group one will be allocated to make principal payments on the affected tranches or classes.
     Shared principal collections for series in group one for each payment date will be allocated to the AdvantaSeries in an amount equal to (1) the total amount of shared principal collections for all series in group one for that payment date, multiplied by (2) a fraction, the numerator of which is the AdvantaSeries principal shortfall for that payment date and the denominator of which is the total amount of principal shortfalls for that payment date for all series of group one that are principal sharing series.

     The “AdvantaSeries principal shortfall” for any payment date will be equal to (a) if a pay out event with respect to all AdvantaSeries notes has occurred, zero and otherwise (b) any excess of the full amount required to be paid as described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement over the amount of available principal collections (excluding any portion thereof attributable to shared principal collections). The depositor, when authorized by an officer’s certificate, may amend or otherwise modify this definition of AdvantaSeries principal shortfall if the depositor obtains confirmation from each rating agency then rating any outstanding notes that the amendment or modification will not cause a reduction or withdrawal of the then-existing ratings of any outstanding notes.
Issuances of New Classes and Tranches of AdvantaSeries Notes
     Conditions to Issuance
     The issuing entity may issue new classes and tranches of AdvantaSeries notes (including additional notes of an outstanding tranche or class) at any time and in any amount, so long as the following conditions, among others, are satisfied:
•	on or prior to the fifth business day before the related closing date, the depositor delivers notice of such new issuance to the owner trustee, the indenture trustee and each rating agency;

•	the conditions to issuance listed in “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the prospectus are satisfied;

•	when issued, the additional notes of an outstanding tranche will be identical in all respects to the other outstanding notes of that tranche and will be equally and ratably entitled to the benefits of the indenture and the AdvantaSeries indenture supplement as the other outstanding notes of that tranche without preference, priority or distinction;

•	on or prior to the related issuance, the depositor will have deposited, cause to have been deposited or has maintained funds in the spread account so that immediately after the issuance of the new notes, the ratio of the amount on deposit in the spread account to the required spread account amount is equal to or greater than the same ratio immediately preceding such issuance;

•	immediately after the issuance, with respect to the Class A notes, the sum of the adjusted invested amounts of the Class B notes, the Class C notes and the Class D notes is at least equal to the Class A required subordinated amount;

•	immediately after the issuance, with respect to the Class B notes, the sum of the adjusted invested amounts of the Class C notes and the Class D notes is at least equal to the Class B required subordinated amount;

•	immediately after the issuance, with respect to the Class C notes, the adjusted invested amount of the Class D notes is at least equal to the Class C required subordinated amount;

•	on or prior to the related issuance, the depositor will have deposited, cause to have been deposited or has maintained funds in the cash collateral account so that immediately after the issuance of the new notes, the amount on deposit in the cash collateral account is at least equal to the required cash collateral account amount; and

•	any other conditions specified in the related terms document.
     The issuing entity and the indenture trustee are not required to provide prior notice to, permit the prior review by, or obtain the consent of any noteholder of any outstanding class or tranche to issue any additional notes of any series, class or tranche. There are no restrictions on the timing or amount of any additional issuance of AdvantaSeries notes of an outstanding class or tranche, so long as the conditions described above are met or waived.
Modification or Waiver of Issuance Conditions
     If the issuing entity obtains confirmation from each rating agency that has rated any outstanding series, class or tranche, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction, qualification or withdrawal of the ratings of any outstanding series, class or tranche rated by that rating agency, then any or all of the conditions to issuance described above and under “Description of the Notes — Issuances of Additional Series, Classes and Tranches of Notes” in the prospectus may be waived or modified. In addition, the issuing entity may issue rated AdvantaSeries notes subject to waived, modified or additional conditions agreed to between the issuing entity and each rating agency rating such notes.
Servicing Compensation and Payment of Expenses
     The share of the servicing fee allocable to the AdvantaSeries for any payment date will be equal to one twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that monthly period. This amount is referred to as the “monthly servicing fee.” However, for the first payment date after the issuance of the Class [•] notes, the monthly servicing fee related to the Class [•] notes will equal $[•]. The servicing fee rate may be increased upon the written direction of noteholders holding 66 2/3% or more of the then-outstanding principal balance of each class and tranche of AdvantaSeries notes and upon written confirmation from each rating agency then rating any AdvantaSeries notes that the increase in the servicing fee rate will not cause a reduction or withdrawal of the rating of any outstanding class or tranche of AdvantaSeries notes.
     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement or the related terms document to be payable by the issuing entity or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuing entity.
Pay Out Events
     There are two types of pay out events: AdvantaSeries pay out events that apply only to notes of the AdvantaSeries; and trust pay out events that apply to notes of all series, all classes and all tranches of the issuing entity.
     With respect to a class or tranche of AdvantaSeries notes, an “AdvantaSeries pay out event” refers to any of the following events:
          (a) failure by the depositor (i) to make any payment or deposit required on the date required under the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform any other covenants or agreements of the depositor set forth in the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, which failure has a material adverse effect on the AdvantaSeries noteholders and which continues unremedied for a period of sixty days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;
          (b) any representation or warranty made by the depositor in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement, or any information required to be given by the depositor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the depositor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;
          (c) for any month, the average of the excess spread amount for the three preceding monthly periods is less than the required excess spread amount for such month;
          (d) an event of default and acceleration with respect to a class or tranche occurs under the indenture or the AdvantaSeries indenture supplement;

          (e) the outstanding principal balance of any class or tranche is not paid in full on its expected final principal payment date; or
          (f) the occurrence of any additional event listed in a terms document as constituting an AdvantaSeries pay out event with respect to a specific tranche.
     A “trust pay out event” refers to any of the following events:
     (i) a failure by the depositor (including any additional depositor) to transfer receivables in additional accounts to the issuing entity within five business days after the date required by the transfer and servicing agreement;
     (ii) any servicer default occurs which would have a material adverse effect on the noteholders;
     (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the depositor, the sponsor or the servicer;
     (iv) the depositor (and any additional transferor) is unable to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement; or
     (v) the issuing entity becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.
     The AdvantaSeries pay out events and trust pay out events together are referred to as “pay out events.”
     In the case of any AdvantaSeries pay out event described in clause (a) or (b) or any trust pay out event described in clause (ii) above, a pay out event will be deemed to have occurred with respect to AdvantaSeries notes only if, after any applicable grace period, either the indenture trustee or the holders of AdvantaSeries notes evidencing interests aggregating not less than 50% of the then outstanding principal balance of AdvantaSeries notes, by written notice to the depositor and the servicer, and to the indenture trustee if given by the AdvantaSeries noteholders, declare that a pay out event has occurred with respect to AdvantaSeries notes as of the date of the notice.
     In the case of any trust pay out event described in clause (i), (iii), (iv) or (v), a pay out event with respect to all series then outstanding, and in the case of any AdvantaSeries pay out event described in clause (c), a pay out event with respect to all AdvantaSeries notes, will occur without any notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraphs (d) or (e) above constitutes a pay out event only with respect to the affected tranche and will occur without notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraph (f) above constitutes a pay out event only with respect to the affected tranche and will occur in the manner provided in the related terms document.
     See “Description of the Notes — Pay Out Events” in the prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the depositor.
Events of Default
     The events of default that may affect the notes as well as the rights and remedies available when an event of default occurs are described below and in “The Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
     If an event of default occurs as a result of the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity, then the unpaid principal and interest due on the notes of all series will be immediately due and payable. If any other event of default occurs, then the indenture trustee or the noteholders holding more than 50% of the notes of the affected series, class or tranche may declare all the notes of that series, class or tranche to be immediately due and payable.
     If an event of default occurs with respect to a tranche—whether or not that is also an event of default for other tranches and/or series—and the tranche is accelerated, then one of the remedies available is to institute proceedings for the complete or partial foreclosure of the collateral which secures the tranche by causing the issuing entity to issue a foreclosure certificate. If the conditions for the issuance of a foreclosure certificate are met, the foreclosure certificate can be issued either to the affected noteholders or a third party. The issuance of a foreclosure certificate will take place at the option of the indenture trustee or at the direction of the holders of notes representing more than 50% of the outstanding principal balance of the affected tranche—or if all tranches within the AdvantaSeries are affected, 50% of the outstanding principal balance of the AdvantaSeries. However, the issuance of a foreclosure certificate will only be permitted if at least one of the following conditions is met:
•	the holders of 90% of the outstanding principal balance of the accelerated tranche consent;

•	the net proceeds of the issuance of the foreclosure certificate plus any amounts on deposit in the affected tranche’s principal funding sub-account and any amounts available from other accounts as described below would be sufficient to pay all amounts due on the accelerated tranche; or

•	the indenture trustee determines that the funds available to the accelerated tranche from available finance charge collections, available principal collections, any amounts on deposit in the applicable principal funding sub-account and any amounts available from other accounts as described below may not be sufficient on an ongoing basis to make all payments on the accelerated tranche as such payments would have become due if the acceleration had not occurred and 66 2/[3]% of the noteholders of the accelerated tranche consent to the issuance of the foreclosure certificate.

     If the subordination provisions of senior notes prevent payment of any tranche, any issuance of a foreclosure certificate will be delayed for that tranche, but not beyond its final maturity date. Such issuance will be delayed until the senior classes have accumulated adequate coverage funding amounts in their principal funding sub-accounts or a sufficient amount of senior notes have been repaid or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche which has been accelerated is no longer needed to provide the required subordination for the senior classes.
     If an event of default and acceleration occurs with respect to any tranche when the subordination provisions do not prevent payment of principal on that tranche, then a foreclosure certificate may be issued for that tranche prior to the final maturity date for the tranche.
     A “foreclosure certificate” represents an undivided interest in the assets of the issuing entity. A foreclosure certificate, if issued, will be in an amount equal to the adjusted invested amount of the tranche that has been accelerated, but before giving effect to (i) any amounts withdrawn from the spread account as described under “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Fourth, Withdrawal at Final Maturity Date” or “— Third, Withdrawal Prior to Final Maturity Date” in this prospectus supplement, (ii) any amounts withdrawn from the cash collateral account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date” or “— Fourth, Withdrawal Prior to Final Maturity Date” and (iii) any proceeds to be realized from an issuance of a foreclosure certificate.
     The amount, if any, which would be available to a tranche from the cash collateral account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date” in this prospectus supplement. The amount, if any, which would be available to a tranche from the spread account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Spread Account — Withdrawal from the Spread Account — Fourth, Withdrawal at Final Maturity Date” in this prospectus supplement.
     The issuance of a foreclosure certificate for a tranche will require surrender of the accelerated notes. After a foreclosure certificate is issued for a tranche, notes of that tranche will no longer be outstanding and a noteholder will cease to have any claim against the issuing entity.
     The amount of the foreclosure certificate will be equal to the adjusted invested amount of the accelerated tranche. However, the proceeds of the foreclosure certificate may be more or less than the adjusted invested amount of that tranche.
     Any funds collected by the indenture trustee following acceleration of the notes of a class or tranche, including amounts available from the cash collateral account and the spread account and any proceeds from the issuance of a foreclosure certificate to a third party, will be distributed as follows:
-	first, to the indenture trustee for its compensation and expenses;

-	second, to pay principal on the notes of the affected class or tranche;

-	third, to pay interest on the notes of the affected class or tranche; and

-	fourth, to be deposited in the collection account to be treated as available finance charge collections.
     Before a foreclosure certificate can be issued, the indenture trustee must obtain an opinion of counsel to the effect that the exercise of the foreclosure remedy and issuance of the foreclosure certificate will not cause the issuing entity or any portion of the issuing entity to be deemed an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes and will comply with applicable federal and state securities laws.
Reports to Noteholders
     On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in “Description of the Notes — Reports to Noteholders” in the prospectus.
ERISA Considerations
General
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee plan or other retirement plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing, each referred to as a “plan,” and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to Title I of ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such plan be made in accordance with the documents governing such plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be fiduciary of the plan.
     Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA requirements, but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code, referred to as a “Similar Law.” Such plans not subject to Title I of ERISA, together with plans, are referred to herein as “benefit plans.”
     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the plan. Under a regulation issued by the United States Department of Labor, referred to as the “plan assets regulation,” the assets of a trust would be treated as plan assets of the plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on how this definition applies, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.
     Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a plan.
Purchases of the Notes
     Without regard to whether the assets of the trust are considered “plan assets,” the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the issuing entity, the owner of 50% or more of the equity interest in the issuing entity, the owner trustee, the indenture trustee, the underwriter, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such plan. In that case, certain exemptions, referred to as “prohibited transaction class exemptions” or “PTCEs,” from the prohibited transaction rules could be applicable, depending on the type of plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by independent “qualified professional asset managers”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by certain “in-house asset managers”). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, any other exemption, will be available with respect to any particular transaction involving the notes.
     Unless otherwise permitted under a prohibited transaction class or individual exemption, the notes may not be purchased with the assets of a plan, if the sponsor, the depositor, the indenture trustee, the owner trustee, the servicer, any swap counterparty, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs for such plan; or (c) is an employer maintaining or contributing to such plan.
     Prospective plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.
     Each note owner and transferee of a note will be deemed to represent and warrant to the issuing entity and the indenture trustee that either (i) it is not a benefit plan or (ii) it is a benefit plan and its acquisition and holding of such note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a benefit plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such note in violation of the foregoing. The sale of any of the notes to a benefit plan is not a representation by the depositor, the underwriters, the owner trustee or the indenture trustee that such an investment meets all relevant legal requirements relating to investments by benefit plans generally or by any particular benefit plan, or that such an investment is appropriate for benefit plans generally or for any particular benefit plan.
Use of Proceeds
     The net proceeds of the sale of the offered notes will be used for general corporate purposes.
Underwriting
     Subject to the terms and conditions set forth in the underwriting agreement, dated [•], relating to the Class [•] notes (the “underwriting agreement”) among the depositor, the sponsor and the underwriters named below, referred to as the “underwriters,” the depositor has agreed to sell to each of the underwriters, and each of those underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Principal Amount of
Underwriters	Class [•] Notes
[•]	$	[•]
[•]	$	[•]
Total	$	[•]

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all $[•] aggregate principal amount of the Class [•] notes offered hereby, if any of the notes are purchased.
     The underwriters propose initially to offer the Class [•] notes to the public at [•]% of their principal balance and to certain dealers at that price less concessions not in excess of [•]% of the principal balance of the Class [•] notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of [•]% of the principal balance of the Class [•] notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     The issuing entity will receive proceeds of approximately $[•] from the sale of the Class [•] notes (representing [•]% of the initial outstanding principal balance of the Class [•] notes) after paying the underwriting discount of $[•] (representing [•]% of the initial outstanding principal balance of the Class [•] notes). Additional offering expenses are estimated to be $[•]. The underwriters have agreed to reimburse certain offering expenses of the depositor.
     [Each underwriter of these Class [•] notes has represented and agreed that:
•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, referred to as the “FSMA,” with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.]
     The depositor and the sponsor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.
     The underwriters may engage in over allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.
     [[•], one of the underwriters, is an affiliate of [•], the [•].]
     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the sponsor or its affiliates.
Affiliations and Certain Relationships and Related Transactions
     The sponsor, the servicer and the depositor are affiliated entities and the ultimate parent of each is Advanta Corp. [There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the servicer or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities.] [Disclose any material business relationship, arrangement or other understanding between any of the sponsor, the servicer or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities, if any.] [There is no such material business relationship, arrangement or other understanding between any such Advanta entity, on the one hand, and the indenture trustee or the owner trustee, on the other hand.] [Disclose any such material business relationship, arrangement or other understanding between any such Advanta entity, on the one hand, and the indenture trustee or the owner trustee, on the other hand, if any.]
Legal Matters
     Certain legal matters relating to the issuance of the Class [•] notes will be passed upon for the depositor by McKee Nelson LLP, special counsel to the depositor. Certain legal matters relating to the federal tax consequences of the issuance of the Class [•] notes will be passed upon for the depositor by McKee Nelson LLP. Certain legal matters relating to the issuance of the Class [•] notes will be passed upon for the underwriters by [•].

Glossary of Terms for Prospectus Supplement
     “2005 Act” means the U.S. Bankruptcy Abuse Prevention and Consumer Protection Act.
     “accumulation amount” means, (i) with respect to the Class [•] notes, for any payment date occurring during the accumulation period, $[•]; provided, however, that if the accumulation period length is determined to be less than [•] months pursuant to the Class [•] terms document, the accumulation amount for each payment date with respect to the accumulation period will be equal to (a) the outstanding principal balance of the Class [•] notes divided by (b) the accumulation period length and (ii) with respect to any other tranche of AdvantaSeries notes, the amount specified in the related terms document.
     “accumulation deposit amount” means, unless otherwise specified in a terms document, for any payment date occurring during the accumulation period, an amount equal to the sum of the accumulation amount for that payment date and any existing accumulation shortfall.
     “accumulation period” means, (i) with respect to the Class [•] notes, unless a pay out event has occurred, the period commencing at the close of business on [•] or such later date as is determined, and ending on the first to occur of (a) the commencement of the early amortization period, (b) the payment in full of the outstanding principal balance of the Class [•] notes and (c) the Class [•] final maturity date and (ii) with respect to any other class or tranche, the period specified in the related terms document.
     “accumulation period factor” means, for the purpose of calculating the accumulation period length for any tranche, with respect to any monthly period, a fraction, the numerator of which is equal to the sum of the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) for all outstanding series, and the denominator of which is equal to the sum of (a) the initial principal balance of such tranche, (b) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches (without duplication) which are not expected to be in their revolving periods, and (c) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches (without duplication) which are not allocating shared principal collections to other series and are in their revolving periods; provided, however, that this definition may be changed at any time if each rating agency confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche.
     “accumulation period length” means, for a tranche of AdvantaSeries notes, the number of whole months such that the related accumulation period factor for each month during such period will be equal to or greater than the required accumulation factor number; provided, that, the accumulation period length may not be less than one month and that the determination of the accumulation period length may be changed at any time upon receipt of confirmation from each rating agency that such change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche.

     “accumulation shortfall” means (a) on the first payment date during the accumulation period, zero and (b) on each subsequent payment date during the accumulation period, the excess, if any, of the accumulation deposit amount for the previous payment date over the amount deposited into the principal funding account for the previous payment date.
     “adjusted invested amount” means, for any tranche of AdvantaSeries notes or for all AdvantaSeries notes, the amount described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement. The adjusted invested amount for the AdvantaSeries will be the sum of the adjusted invested amounts for all tranches of AdvantaSeries notes.
     “adjusted invested amount deficit” means, with respect to any tranche of AdvantaSeries notes, the excess of the adjusted outstanding principal balance of that tranche over the adjusted invested amount of that tranche. The adjusted invested amount deficit for the AdvantaSeries will be the sum of the adjusted invested amount deficit for all tranches of AdvantaSeries notes.
     “AdvantaSeries defaulted amount” means, with respect to any payment date, an amount equal to the product of (a) the defaulted amount for the related monthly period and (b) the floating investor percentage for such monthly period.
     “AdvantaSeries indenture supplement” means the indenture supplement relating to AdvantaSeries notes between the issuing entity and the indenture trustee dated as of November 1, 2004.
     “AdvantaSeries notes” means the Class A notes, the Class B notes, the Class C notes and the Class D notes of the AdvantaSeries.
     “AdvantaSeries pay out event” means any of the AdvantaSeries pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.
     “AdvantaSeries principal shortfall” means, the amount described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.
     “AdvantaSeries reset date” means, any date that is (i) an addition date, (ii) a date on which an increase or decrease in the adjusted invested amount of any tranche of AdvantaSeries notes that is a variable principal funding tranche occurs, (iii) an account removal date or (iv) a date on which an increase in the adjusted invested amount of the AdvantaSeries occurs as a result of (A) the issuance of a new tranche of AdvantaSeries notes or the issuance of additional notes of an outstanding tranche of AdvantaSeries notes, or (B) the release of coverage funding excess amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during the related monthly period) for any class or tranche of AdvantaSeries notes from the applicable principal funding sub-account.
     “aggregate outstanding principal balance” means, on any date of determination, the outstanding principal balances of all classes of outstanding AdvantaSeries notes.
     [“AMCSI” means Advanta Mortgage Conduit Services, Inc.]

     [“AMCUSA” means Advanta Mortgage Corp. USA.]
     “available cash collateral account amount” means, with respect to any payment date, an amount equal to the lesser of (a) the amount on deposit in the cash collateral account on such date (before giving effect to any deposit to, or withdrawal from, the cash collateral account made or to be made with respect to such date) and (b) the required cash collateral account amount for such payment date.
     “available finance charge collections” means, for any monthly period, the amounts to be treated as available finance charge collections as described in “Description of Series and Tranche Provisions — Available Finance Charge Collections” in this prospectus supplement.
     “available principal collections” means, for any monthly period, the amounts to be treated as principal collections as described in “Description of Series and Tranche Provisions — Available Principal Collections “ in this prospectus supplement.
     “base rate” means, for any monthly period, the per annum rate equal to the sum of (a) the servicing fee rate and (b) the weighted average interest rate.
     “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the sponsor, the owner trustee or the indenture trustee are located are authorized or obligated by law, executive order or governmental decree to be closed.
     “cash collateral account” means a segregated trust account with an eligible institution established and maintained by the servicer for the benefit of all classes of AdvantaSeries notes.
     “cash collateral account deficit” means the excess of the required cash collateral account amount over the available cash collateral account amount.
     “cash collateral account floor” means 1.00%, provided that the depositor may, from time to time, change such percentage upon (i) written notice to the indenture trustee and (ii) prior written confirmation from each rating agency then rating any class or tranche of the then outstanding notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.
     “Class [•] note interest rate” [means a rate of [•]% per annum] [means a rate of [•]% per annum above one-month LIBOR as one-month LIBOR is determined on the related LIBOR determination date for each interest period].
     “Class [•] terms document” means the terms document between the issuing entity and the indenture trustee pursuant to which the Class [•] notes will be issued.
     “Class A required subordinated amount” means, for any date of determination that Class A notes are outstanding, an amount equal to the product of (a) 21.5805% (or 17.75 divided by 82.25) and (b) the aggregate adjusted outstanding principal balance of the Class A notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class A notes, the Class A required subordinated amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.
     “Class B required subordinated amount” means, for any date of determination that Class B notes are outstanding, an amount equal to the product of (a) 8.9918% (or 8.25 divided by 91.75) and (b) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class B notes, the Class B required subordinated amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.
     “Class C required subordinated amount” means, for any date of determination that Class C notes are outstanding, an amount equal to the product of (a) 3.6269% (or 3.50 divided by 96.50) and (b) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class C notes, the Class C required subordinated amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.
     “closing date” means, (i) for the Class [•] notes, the date of issuance of those notes, which is expected to be on or about [•] and any other date on which additional notes of such tranche are issued and (ii) for any other class or tranche, the date of initial issuance of such class or tranche and any other date on which additional notes of such class or tranche are issued.
     “Code” means the Internal Revenue Code of 1986.
     “coverage funding excess amount” means, with respect to any senior class or tranche for any date, after giving effect to all issuances, allocations, deposits and payments with respect to that date, the aggregate amounts on deposit in the principal funding sub-accounts of the notes of that class or tranche that are in excess of the aggregate amount required to be on deposit in those principal funding sub-accounts as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.
     “defaulted amount” means, for any monthly period, the total amount of principal receivables, other than ineligible receivables, in the issuing entity that were charged off for such monthly period.
     “determination date” means, unless otherwise specified in a terms document for a particular tranche, the third business day preceding the fifteenth day of each calendar month.
     “early amortization period” means, with respect to each tranche, the period that begins on the business day on which a pay out event with respect to that tranche is deemed to have occurred and ends on the earliest of (i) the payment in full of the outstanding principal balance of the notes of that tranche, or (ii) the final maturity date of that tranche.

     “eligible institution” means either:
•	a depository institution, including the owner trustee or the indenture trustee, that is organized under the laws of the United States or any one of the fifty states or the District of Columbia (or any domestic branch of a foreign bank) and which at all times (i) has FDIC deposit insurance and (ii) has either a long term unsecured debt rating as required in each indenture supplement or a certificate of deposit rating as required in each indenture supplement; or

•	any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of any of its then-existing ratings of any outstanding series, class or tranche.
If so qualified, the servicer may be considered an eligible institution.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “excess finance charge collections” means, with respect to any payment date, the amounts to be treated as excess finance charge collections as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement.
     “excess spread amount” means, with respect to any monthly period, the aggregate amount of available finance charge collections (excluding any withdrawals from the cash collateral account to cover any PFA earnings shortfalls for coverage funded amounts and any excess finance charge collections treated as available finance charge collections) minus the sum of the amounts, without duplication, specified in the first six bullet points under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement for the related payment date.
     “excess spread percentage” means, for any payment date, a percentage equal to the net portfolio yield for the preceding monthly period minus the base rate for the preceding monthly period.
     “expected final principal payment date” means (i) for the Class [•] notes, the date on which the Class [•] noteholders are expected to receive payment of principal in full, which is [•] and (ii) for each other class or tranche, the date specified in the related terms document.
     “final maturity date” means, (i) with respect to the Class [•] notes, the fixed date on which the principal of such notes is due and payable, which is [•] and (ii) with respect to any other class or tranche, the date specified in the related terms document.
     “finance charge shortfall” means, for the AdvantaSeries, for any payment date, the amount equal to any excess of (a) the full amount required to be paid, without duplication, as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, on such payment date, over (b) the available finance charge collections with respect to such payment date (excluding any portion thereof attributable to excess finance charge collections).

     “fixed investor percentage” means, for any monthly period, for the AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is equal to the sum of the principal allocation amounts for all classes or tranches of AdvantaSeries notes as of the close of business of the last day of the preceding monthly period (or with respect to the first monthly period, as of the date of issuance of the first tranche of AdvantaSeries notes), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the issuing entity as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the issuing entity as of the close of business on the date of issuance of the first tranche of AdvantaSeries notes) and (B) the principal amount on deposit in the excess funding account as of the close of business on such last day (or with respect to the first calendar month in the first monthly period, the date of issuance of the first tranche of AdvantaSeries notes ) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all series for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries reset dates occur, the fixed investor percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries reset date and the denominator will be determined as of the opening of business on the related AdvantaSeries reset date after adjusting for the aggregate amount of any principal receivables added to or removed from the issuing entity on the related AdvantaSeries reset date, for the period from and after the date on which any such AdvantaSeries reset date occurs to but excluding the date, if any, on which another such AdvantaSeries reset date occurs or, if no other AdvantaSeries reset date occurs during that monthly period, to and including the last day of such monthly period.
     “floating allocation amount” means, for any date of determination during any monthly period, for any class or tranche of AdvantaSeries notes (exclusive of (x) any class or tranche for that monthly period which will be paid in full during that monthly period and (y) any class or tranche which will have an adjusted invested amount of zero during such monthly period), an amount equal to:
     (a) the adjusted invested amount of such class or tranche of AdvantaSeries notes as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period for any class or tranche of AdvantaSeries notes, the initial principal balance of such class or tranche, plus
     (b) the aggregate amount of any increase in the adjusted invested amount of any class or tranche of AdvantaSeries notes during the current monthly period due to (x) the issuance of additional notes of such class or tranche of AdvantaSeries notes during such monthly period or (y) the release of coverage funding excess amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during such monthly period) for such class or tranche of AdvantaSeries notes from the applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any tranche that is a variable principal funding tranche; minus
     (c) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche of AdvantaSeries notes that is a variable principal funding tranche.

     “floating investor percentage” means, for any monthly period, for AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is the sum of the floating allocation amounts as of the close of business on the last day of the preceding monthly period of all classes and tranches of AdvantaSeries notes for such monthly period (or with respect to the first monthly period, as of the closing date), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the issuing entity as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the issuing entity as of the close of business on the date of issuance of the first tranche of AdvantaSeries notes) plus (B) the principal amount on deposit in the excess funding account as of the close of business on such day (or with respect to the first calendar month in the first monthly period, as of the date of issuance of the first tranche of AdvantaSeries notes) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge and administrative receivables, defaulted amounts or principal receivables, as applicable, for all series for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries reset dates occur, the floating investor percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries reset date and the denominator will be determined as of the opening of business on the related AdvantaSeries reset date after adjusting for the aggregate amount of any principal receivables added to or removed from the issuing entity on the related AdvantaSeries reset date, for the period from and after the date on which any such AdvantaSeries reset date occurs but excluding the date, if any, on which another such AdvantaSeries reset date occurs or, if no other AdvantaSeries reset date occurs during such monthly period, to and including the last day of such monthly period.
     “foreclosure certificate” represents an undivided interest in the assets of the issuing entity in an amount equal to the adjusted invested amount of the tranche that has been accelerated, but before giving effect to (i) any amounts withdrawn from the spread account as described under “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Fourth, Withdrawal at Final Maturity Date” or “— Third, Withdrawal Prior to Final Maturity Date” in this prospectus supplement, (ii) any amounts withdrawn from the cash collateral account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Fifth, Withdrawal at Final Maturity Date” or “— Fourth, Withdrawal Prior to Final Maturity Date” and (iii) any proceeds to be realized from an issuance of a foreclosure certificate.
     [“GPMF” means Goodrich & Pennington Mortgage Fund, Inc.]
     “interest payment date” means, with respect to any class or tranche, the scheduled due date of any required interest payment on those notes, which will be each payment date unless otherwise specified in the applicable terms document. The first interest payment date for the Class [•] notes is [•].
     “interest period” means, an interest accrual period with respect to any class or tranche, which is the period that begins on and includes an interest payment date and ends on and includes the day prior to the next interest payment date. [With respect to the Class [•] notes, interest accruing during each interest period will be calculated on the basis of a 360-day year and twelve 30-day interest periods and each interest period (except for the first interest period) will be deemed to be a period of 30 days.] [With respect to the Class [•] notes, interest accruing during each interest period will be calculated on the basis of a 360-day year and the actual number of days in the interest period.]
     “invested amount” means, as of any date of determination, an amount equal to (i) the sum of the initial principal balances of all tranches of outstanding AdvantaSeries notes, minus (ii) the amount of principal previously paid to the AdvantaSeries noteholders, minus (iii) the excess, if any, of (a) the aggregate amount of any investor charge-offs allocated to AdvantaSeries notes as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement and any available principal collections reallocated as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections “ in this prospectus supplement over (b) the reimbursements of any such amounts as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.
     “investor charge-offs” means, with respect to any payment date, the aggregate amount, if any, by which the AdvantaSeries defaulted amount, if any, for such payment date exceeds the sum of (i) the available finance charge collections for such payment date available after giving effect to the first five applications described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement plus (ii) the amounts withdrawn from the spread account to cover AdvantaSeries defaulted amounts as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement plus (iii) the amounts withdrawn from the cash collateral account to cover AdvantaSeries defaulted amounts as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.
     “investor percentage” means, for any monthly period, (a) with respect to defaulted amounts and finance charge and administrative receivables, the floating investor percentage and (b) with respect to principal receivables, the fixed investor percentage.
     [“LIBOR determination date” means the day on which the indenture trustee will determine one-month LIBOR for each interest period, which is the day two London business days before the related interest period commences. For the Class [•] notes, for the first interest period, the indenture trustee will determine one-month LIBOR for the period from and including the closing date to but excluding [•][•],[•], on [•][•],[•], and for the period from and including [•][•],[•] to but excluding [•][•],[•], on [•][•],[•].]
     [“London business day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.]
     “monthly period” means the period from and including the first day of a calendar month to and including the last day of that calendar month.

     “monthly servicing fee” means (A) the share of the servicing fee allocable to the AdvantaSeries for any payment date equal to one twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the excess funding account as of the last day of the monthly period preceding that payment date and the floating allocation percentage for that monthly period and (B) for the first payment date after the issuance of the Class [•] notes, $[•].
     “negative carry reserve percentage” means 0.50%; provided that the depositor may, from time to time, change that percentage upon (i) written notice to the indenture trustee and (ii) prior written confirmation from each rating agency then rating any class or tranche of the notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.
     “net portfolio yield” means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction: (a) the numerator of which is equal to the sum of (i) the floating investor percentage for that monthly period of collections of finance charge and administrative receivables deposited in the collection account for that monthly period, plus (ii) if specified in a terms document, payments received under derivative agreements for interest, and any other amounts specified in the AdvantaSeries indenture supplement or any terms document, in each case relating to that monthly period, minus, the AdvantaSeries defaulted amount for that monthly period, each sum to be calculated on a cash basis; and (b) the denominator of which is the weighted average floating allocation amount for that monthly period, multiplied by 12.
     “offered notes” means the Class [•] notes that are offered by this prospectus supplement and the prospectus.
     [“one month index maturity” means a maturity of one month commencing on the related LIBOR determination date.]
     [“one-month LIBOR” means, for any LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a one month index maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the one month index maturity and in an amount of not less than U.S. $1,000,000, are offered by three major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having the one month index maturity and in an amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected are not quoting as mentioned in this sentence, one-month LIBOR in effect for the applicable interest period will be one-month LIBOR that was in effect for the previous interest period.]
     “parties in interest” means persons (referred to as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) who have specified relationships to a plan or its plan assets.
     “pay out events” means, collectively, AdvantaSeries pay out events and trust pay out events.
     “payment date” means, for the Class [•] notes [•] and the twentieth day of each following month. If the twentieth day is not a business day, then the payment date will be the following business day.
     “PFA earnings” means, with respect to any payment date, the investment earnings on funds in the principal funding account (net of investment expenses and losses) during the period from and including the immediately preceding payment date to but excluding such payment date.
     “PFA earnings target” means, for any payment date, the product of (i) the aggregate amount on deposit in the principal funding sub-accounts for all tranches, multiplied by (ii) the weighted average interest rate of the outstanding notes of all tranches, multiplied by (iii) a fraction, the numerator of which is the actual number of days from and including the previous payment date through the day preceding such payment date and the denominator of which is 360.
     “plan asset regulation” means United States Department of Labor Regulation Section 2510.3 101.
     “plans” means employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code.
     “portfolio decline event” means, if the aggregate amount of principal receivables in the issuing entity as of close of business on the last day of the preceding monthly period is less than either (i) 75% of the highest aggregate amount of principal receivables in the trust portfolio during the last two years, or (ii) 50% of the highest aggregate amount of principal receivables in the trust portfolio during the last four years. Once a portfolio decline event occurs, it will continue until six consecutive months have elapsed during which the conditions which gave rise to the portfolio decline event no longer exist.
     “principal allocation amount” means, for any date of determination during any monthly period, for AdvantaSeries notes (exclusive of (x) any class or tranche for that monthly period which will be paid in full during that monthly period and (y) any class or tranche which will have an adjusted invested amount of zero during such monthly period),
     (a) for all classes or tranches in an accumulation period, the adjusted invested amount of that class or tranche as of the close of business on the last day of the preceding monthly period prior to the commencement of the most recent accumulation period for that class or tranche;
     (b) for all classes or tranches of AdvantaSeries notes in an early amortization period, the adjusted invested amount of that class or tranche as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) prior to the commencement of the early amortization period for such class or tranche;
     (c) for all classes or tranches in a revolving period, the adjusted invested amount of such class or tranche as of the close of business on the last day of the preceding monthly period; and
     (d) for all other classes or tranches of outstanding AdvantaSeries notes, unless otherwise specified in the related terms document, an amount equal to:
     (i) the adjusted invested amount of such classes or tranches, as of the close of business on the last day of the immediately preceding monthly period, or with respect to the first monthly period for any class or tranche, the initial principal balance of such class or tranche, plus
     (ii) the aggregate amount of any increase in the adjusted invested amount of such class or tranche during the current monthly period due to (x) the issuance of additional notes of such class or tranche during such monthly period (without duplication of any amount included in clause (i) above) or (y) the release of coverage funding excess amounts (other than amounts that were deposited into the applicable principal funding sub-account for such class or tranche during that monthly period) for such class or tranche from the principal funding account or applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any class or tranche that is a variable principal funding tranche; minus
     (iii) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche that is a variable principal funding tranche;
provided, however, that if after the commencement of an accumulation period for a tranche, another tranche that was designated in or under the terms document therefor as a paired tranche with respect to the first tranche, the administrator, on behalf of the issuing entity, may, by written notice delivered to the indenture trustee, designate an amount, referred to as the “paired amount,” to be subtracted from the amount calculated pursuant to clause (a) or (b) above for the second tranche, provided that the issuing entity shall have received written notice from each rating agency that such designation will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class and shall have delivered copies of each such written notice to the indenture trustee and the issuing entity shall have delivered to the indenture trustee an officer’s certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of the issuing entity, such designation will not have an adverse effect with respect to any outstanding notes.

     “principal payment date” means, with respect to any class or tranche, its expected final principal payment date, or upon the occurrence of a pay out event, or other optional or mandatory redemption of such class or tranche, each payment date.
     “principal shortfalls” means shortfalls in available principal collections for series in group one, if any, which have not been covered out of the available principal collections allocable to that series.
     “PTCE” means a United States Department of Labor Prohibited Transaction Class Exemption.
     “quarterly excess spread percentage” means for each payment date the percentage equivalent of a fraction the numerator of which is the sum of the excess spread percentages for the then-current payment date and the immediately preceding two payment dates and the denominator of which is three.
     “record date” means, for any class or tranche of AdvantaSeries notes, the business day immediately preceding a payment date or such other date specified in the related terms document.
     “recoveries” means all of the recoveries that are reasonably estimated by the servicer and/or the depositor to be from receivables in charged-off accounts designated to the issuing entity, including amounts received by the depositor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts.
     “relevant persons” means all such persons of a kind described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the prospectus or any other such communication may otherwise lawfully be issued or passed on.
     “required accumulation factor number” is equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the accounts designated to the issuing entity, expressed as a decimal, for the twelve months preceding the date of that calculation. However, this definition may be changed at any time if each rating agency rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then existing rating of any outstanding series, class or tranche.
     “required cash collateral account amount” means on any date of determination the sum of:
     (i) the product of (a) 2.25% and (b) the adjusted outstanding principal balance of the AdvantaSeries notes on that date of determination; plus
     (ii) the product of (a) the negative carry reserve percentage and (b) the amount of funds on deposit in the principal funding sub-accounts, provided, however, that after the occurrence and during the continuation of a portfolio decline event the amount in clause (a) will be the sum of the negative carry reserve percentage and the cash collateral account floor, for amounts deposited into the principal funding sub-accounts during the portfolio decline event.
However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects all AdvantaSeries notes, the required cash collateral account amount will be the amount determined above for the date immediately prior to the date on which the pay out event shall have occurred. In no event will the required cash collateral account amount exceed the outstanding principal balance of the outstanding AdvantaSeries notes.
     “required excess spread amount” means, with respect to any monthly period, an amount equal to zero. However, the depositor may, from time to time, change that amount (which will never be less than zero) upon (i) written notice to the indenture trustee and (ii) if each rating agency then rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then existing rating of any outstanding class or tranche.
     “required spread account amount” means for any date of determination, the product of (i) the required spread account percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches of AdvantaSeries notes as of the preceding day. However, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account; provided, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes, the required spread account amount for any payment date will be equal to the sum of (a) the amount on deposit in the spread account on such payment date plus (b) available finance charge collections and excess finance charge collections for such payment date available immediately after the funding of the cash collateral account as described in the eighth bullet point of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; provided further, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes that does not result in an acceleration described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the prospectus, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.
     “required spread account percentage” means, with respect to any payment date, (i) 0.00%, if the quarterly excess spread percentage on such payment date is greater than or equal to 4.50%, (ii) 1.00%, if the quarterly excess spread percentage on such payment date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.00%, if the quarterly excess spread percentage on such payment date is less than 4.00% and greater than or equal to 3.50%; (iv) 2.50%, if the quarterly excess spread percentage on such payment date is less than 3.50% and greater than or equal to 3.00%, (v) 3.00%, if the quarterly excess spread percentage on such payment date is less than 3.00% and greater than or equal to 2.00%, (vi) 4.00%, if the quarterly excess spread percentage is less than 2.00% and greater than 0.00%, and (vii) 17.75%, if the quarterly excess spread percentage is 0.00% or less; provided, however, if the required spread account percentage for any payment date is higher than the required spread account percentage for the immediately preceding payment date, the required spread account percentage will not be subsequently decreased to a lower percentage until the first payment date on which the quarterly excess spread percentage for each of the three immediately preceding monthly periods has increased to a level above the then-current required spread account percentage, in which case the required spread account percentage shall be decreased to the appropriate percentage specified in clauses (i) through (vii) above; and provided further, that if a pay out event with respect to all AdvantaSeries notes has occurred (other than a pay out event resulting from the occurrence of an event of default with respect to all AdvantaSeries notes), the required spread account percentage shall be 17.75% and will no longer be subject to reduction. However, the required spread account percentage may be a lower amount designated by the depositor, if the depositor provides the servicer and the indenture trustee with written confirmation from each rating agency rating a class or tranche of outstanding AdvantaSeries notes that such designation will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.
     “servicing fee rate” means 2.0% per annum, as may be adjusted from time to time as described in “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.
     “shared principal collections” means, with respect to any payment date, the amounts to be treated as shared principal collections as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.
     “Similar Law” means state or local laws substantially similar to ERISA or Section 4975 of the Code.
     “spread account” means a segregated trust account with an eligible institution established and maintained by the servicer for the benefit of all classes of AdvantaSeries notes.
     [“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.]
     “terms document” means, for any class or tranche of AdvantaSeries notes, a supplement to the AdvantaSeries indenture supplement that establishes that class or tranche and specifies its terms.
     “trust pay out event” means any of the following trust pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.
     “trust portfolio” means the receivables conveyed to the issuing entity that arose in accounts selected from the Advanta Business Card Portfolio at the time the issuing entity was established, and have arisen in additional accounts selected and designated to the issuing entity since that time, on the basis of criteria described in the transfer and servicing agreement.
     “underwriters” means, collectively, [•] and [•], the underwriters of the Class [•] notes.

     “underwriting agreement” means, the underwriting agreement, dated [•] [•], relating to the Class [•] notes, among the depositor, the sponsor and the underwriters.
     “weighted average floating allocation amount” means, with respect to any monthly period, the sum of the numerators used in the calculation of the floating investor percentage for each day in that monthly period divided by the number of days in such monthly period.
     “weighted average interest rate” means, for any monthly period, the weighted average (based on the outstanding principal balance of the related notes) of the following:
     (i) in the case of a tranche with no derivative agreement for interest, the rate of interest applicable to that tranche for the period from and including the payment date for that tranche in that monthly period to but excluding the payment date for that tranche in the following monthly period;
     (ii) in the case of a tranche with a performing derivative agreement for interest, the rate at which payments by the issuing entity to the applicable derivative counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the payment date for that tranche in that monthly period to but excluding the payment date for that tranche in the following monthly period. However, in the case of a tranche with a performing derivative agreement for interest for which the rating on that tranche is not dependent upon the rating of the applicable derivative counterparty, the amount determined pursuant to this clause (ii) will be the higher of (1) the rate determined pursuant to this clause (ii) above and (2) the rate of interest applicable to that tranche for the related payment date; and
     (iii) in the case of a tranche with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.

Annex I
Advanta Business Card Master Trust
Series, Classes and Tranches
     The description below sets forth the principal characteristics of the series, classes and tranches issued or expected to be issued by the issuing entity that are currently or expected to be outstanding, all of which are in group one. For more specific information with respect to any series, class or tranche, any prospective investor should contact Advanta Bank Corp., Treasury Department at (801) 523 0858, facsimile (801) 523-2920. Advanta Bank Corp. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any outstanding previous publicly issued series, class or tranche.
     The information provided in this Annex I is an integral part of the prospectus supplement.

AdvantaSeries(1)

				Expected Final
		Adjusted		Principal Payment
Class A	Closing Date	Invested Amount	Note Interest Rate	Date	Final Maturity Date
Class A(2005-A1)	May 24, 2005	$250,000,000	One-Month LIBOR plus 0.07%	May 20, 2008	April 20, 2011

Class A(2005-A2)	July 7, 2005	$225,000,000	One-Month LIBOR plus 0.13%	June 21, 2010	May 20, 2013

Class A(2005-A3)	October 26, 2005	$250,000,000	4.70% per annum	November 20, 2008	October 20, 2011

	October 26, 2005	$250,000,000	4.70% per annum	November 20, 2008	October 20, 2011

Class A(2005-A4)	December 6, 2005	$150,000,000	4.75% per annum	February 20, 2008	January 20, 2011

Class A(2005-A5)	December 6, 2005	$200,000,000	One-Month LIBOR plus 0.06%	May 20, 2009	April 20, 2012

Class A(2006-A1)	March 15, 2006	$200,000,000	5.15% per annum	November 20, 2007	October 20, 2010

Class A(2006-A2)	March 15, 2006	$250,000,000	one-month LIBOR plus 0.02%	February 20, 2009	January 20, 2012

				Expected Final
		Adjusted		Principal Payment
Class B	Closing Date	Invested Amount	Note Interest Rate	Date	Final Maturity Date
Class B(2005-B1)	April 21, 2005	$100,000,000	One-Month LIBOR plus 0.38%	March 22, 2010	February 20, 2014

Class B(2006-B1)	January 5, 2006	$100,000,000	not to exceed One-Month LIBOR plus 0.35%	August 20, 2009	July 20, 2012

				Expected Final
		Adjusted		Principal Payment
Class C	Closing Date	Invested Amount	Note Interest Rate	Date	Final Maturity Date
Class C(2004-C1)	November 10, 2004	$100,000,000	One-Month LIBOR plus 1.05%	October 20, 2009	September 20, 2013

Class C(2005-C1)	September 21, 2005	$100,000,000	One-Month LIBOR plus 0.51%	September 22, 2008	August 22, 2011

				Expected Final
		Adjusted		Principal Payment
Class D(2)	Closing Date	Invested Amount	Note Interest Rate	Date	Final Maturity Date
Class D(2004-D1)	November 10, 2004	$10,000,000	not to exceed One-Month LIBOR plus 5.00%	October 20, 2009	September 20, 2013

Class D(2005-D1)	May 24, 2005	$20,000,000	not to exceed One-Month LIBOR plus 2.00%	June 20, 2008	May 20, 2011

Class D(2005-D2)	October 26, 2005	$25,000,000	not to exceed One-Month LIBOR plus 2.00%	April 20, 2009	March 20, 2012

Class D(2006-D1)	March 15, 2006	$15,000,000	not to exceed One-Month LIBOR plus 2.40%	February 22, 2011	January 21, 2014

(1)	The AdvantaSeries notes are a part of group one.

(2)	If the Class D notes are held by the depositor or an affiliate of the depositor, the Class D terms document for that tranche allows the depositor to change the Class D note interest rate specified in the Class D terms document with the prior written consent of each rating agency rating any outstanding AdvantaSeries notes, and without the prior consent of any noteholder.

Series 1997-A*

Current Class A invested amount	$0**

Class A purchase limit	$173,643,411

Class A note interest rate	Commercial Paper Index

Current Class B invested amount	$0**

Class B purchase limit	$26,356,589

Class B note interest rate	Floating Rate

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes

Enhancement for the Class B notes	subordination of Class C notes and cash collateral account

Series 1997-A termination date	June 13, 2006, subject to extension

Initial series closing date	August 18, 2000

Group designation	group one

*	The Series 1997-A notes are variable funding notes, the Class A note and the Class B note of which were issued to a commercial paper conduit; the facility was assigned and the Class A Purchase Limit and the Class B Purchase Limit were reduced in June 2005. The Class A invested amount and the Class B invested amount may be increased from time to time up to the Class A Purchase Limit for the Class A note and the Class B Purchase Limit for the Class B note.

**	As of [•].

Series 2001-A

Initial Class A invested amount	$240,000,000

Current Class A invested amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.30% per annum

Initial Class B invested amount	$28,500,000

Current Class B invested amount	$28,500,000

Class B note interest rate	one-month LIBOR plus 0.85% per annum

Initial Class C invested amount	$21,000,000

Current Class C invested amount	$21,000,000

Class C note interest rate	one-month LIBOR plus 1.55% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes, Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared cash collateral account

Scheduled end of revolving period	July 31, 2007

Expected final principal payment date	April 21, 2008

Series 2001-A final maturity date	October 20, 2010

Series closing date	April 17, 2001

Group designation	group one

Series 2003-B

Initial Class A invested amount	$240,000,000

Current Class A invested amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.35% per annum

Initial Class B invested amount	$27,750,000

Current Class B invested amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 1.65% per annum

Initial Class C invested amount	$21,750,000

Current Class C invested amount	$21,750,000

Class C note interest rate	one-month LIBOR plus 4.10% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes, Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared cash collateral account

Scheduled end of revolving period	September 30, 2005*

Expected final principal payment date	June 20, 2006

Series 2003-B final maturity date	December 22, 2008

Series closing date	June 20, 2003

Group designation	group one
*  The revolving period has been extended. The controlled accumulation period is expected to begin at the close of business on March 31, 2006. The reserve account began funding on the February 2006 Payment Date.

Series 2003-D

Initial Class A invested amount	$320,000,000

Current Class A invested amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.27% per annum

Initial Class B invested amount	$37,000,000

Current Class B invested amount	$ 37,000,000

Class B note interest rate	one-month LIBOR plus 1.15% per annum

Initial Class C invested amount	$29,000,000

Current Class C invested amount	$29,000,000

Class C note interest rate	one-month LIBOR plus 2.90% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes, Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared cash collateral account

Scheduled end of revolving period	February 28, 2006*

Expected final principal payment date	November 20, 2006

Series 2003-D final maturity date	October 20, 2009

Series closing date	December 4, 2003

Group designation	group one

*	The revolving period has been extended. The controlled accumulation period is expected to begin at the close of business on August 31, 2006. The reserve account is expected to begin funding on the July 2006 payment date.

Annex II
Static Pool Information

AII-1

Annex II
Static Pool Information
     The following tables set forth information on the entire Advanta Business Card Portfolio (the “managed portfolio”) performance by vintage origination year. The information presented below with respect to periods prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or any related registration statement.
     As demonstrated in the table below, most of accounts in the managed portfolio have been, and are expected to be, designated to the trust portfolio, making the static pool information presented below representative of the receivables included in the trust portfolio.
     There can be no assurance that the trust portfolio as a percent of the managed portfolio in the future will be similar to the historical experience set forth below.
     The following table indicates the portion of the managed portfolio that has been designated to the trust portfolio as of the points in time shown.
Advanta Trust Portfolio vs. Advanta Managed Portfolio
Ending Receivables

	As of December 31,
Portfolio	2005	2004	2003	2002	2001
Trust Portfolio(1)	$3,637,593	$3,223,773	$2,861,546	$2,502,104	$2,023,070
Managed Portfolio(1)	$3,759,869	$3,294,630	$2,981,787	$2,594,230	$2,042,974

Trust Portfolio as a % of Managed Portfolio	96.75%	97.85%	95.97%	96.45%	99.03%

(1)	Dollars in thousands
     Static pool data regarding delinquency rates, gross loss rates, monthly payment rates, most recent FICO scores and revenue experience is presented in the following tables. Relationships are assigned to vintages based on the calendar year in which the relationship began. Once a relationship is assigned to a vintage, it remains in that vintage. For example, if a cardholder loses their card and a new card is issued, that new account is not moved into a different vintage based on the date the card is reissued.

AII - 1

     All relationships have been assigned to one of the following vintages: pre-2001 originations, 2001 originations, 2002 originations, 2003 originations, 2004 originations, and 2005 originations. The pre-2001 origination vintage includes relationships originated from 1994 through the end of 2000.
     In many of the calculations underlying the information in the following tables, average receivables balance is used as a denominator. Average receivables balance for each full year presented is calculated as the twelve month average of each month’s beginning and ending receivables balance divided by two. For periods where a full year of information is not presented, the number of months that have elapsed will be used in calculating the average receivables balance.

AII - 2

Delinquency Rates
     The delinquency rates set forth below are calculated by taking the sum of all receivables for each vintage that are thirty or more days contractually delinquent as of the stated point in time divided by the ending receivable balance for each vintage for the same point in time.
     There can be no assurance that the delinquency experience, in total or for each origination vintage, in the future will be similar to the historical delinquency experience set forth below.
Advanta Managed Portfolio
30+ Days Delinquency Rate

	As of December 31,
	2005	2004	2003	2002	2001
Managed Portfolio
Total Receivables(1)	$3,759,869	$3,294,630	$2,981,787	$2,594,230	$2,042,974

Annual Vintage
2005 Originations	0.53%	—	—	—	—
2004 Originations	2.55%	0.75%	—	—	—
2003 Originations	2.72%	2.62%	0.97%	—	—
2002 Originations	3.73%	4.01%	4.11%	1.42%	—
2001 Originations	4.26%	5.78%	7.48%	6.54%	3.11%
Pre-2001 Originations	4.68%	5.57%	7.93%	7.79%	7.38%

Total 30+ Days Delinquency Rate	2.96%	4.12%	5.82%	6.15%	6.66%

(1)	Dollars in thousands. Total Receivables consists of all amounts due from cardholders as posted to the accounts as of the date shown, including principal receivables and finance charge and administrative receivables.

AII - 3

Advanta Managed Portfolio
30+ Days Delinquency Rate

AII - 4

Advanta Managed Portfolio
Pre-2001 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	1.41%	1.51%	2.22%	2.11%	2.05%
60 to 89 days	1.19%	1.42%	1.74%	1.67%	1.65%
90 to 119 days	0.82%	1.06%	1.56%	1.46%	1.34%
120 to 149 days	0.61%	0.85%	1.20%	1.23%	1.18%
150 to 179 days	0.65%	0.73%	1.21%	1.32%	1.14%
180+ days	0.00%	0.00%	0.00%	0.00%	0.02%

Total 30+ Days Delinquent	4.68%	5.57%	7.93%	7.79%	7.38%

AII - 5

Advanta Managed Portfolio
2001 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	1.12%	1.50%	2.02%	1.90%	1.13%
60 to 89 days	1.08%	1.36%	1.56%	1.32%	0.70%
90 to 119 days	0.87%	1.16%	1.37%	1.27%	0.55%
120 to 149 days	0.63%	0.90%	1.27%	1.06%	0.40%
150 to 179 days	0.56%	0.86%	1.26%	0.99%	0.33%
180+ days	0.00%	0.00%	0.00%	0.00%	0.00%

Total 30+ Days Delinquent	4.26%	5.78%	7.48%	6.54%	3.11%

AII - 6

Advanta Managed Portfolio
2002 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.97%	1.02%	1.07%	0.49%	—
60 to 89 days	0.94%	1.01%	0.91%	0.31%	—
90 to 119 days	0.72%	0.71%	0.76%	0.27%	—
120 to 149 days	0.56%	0.67%	0.68%	0.21%	—
150 to 179 days	0.54%	0.60%	0.69%	0.14%	—
180+ days	0.00%	0.00%	0.00%	0.00%	—

Total 30+ Days Delinquent	3.73%	4.01%	4.11%	1.42%	—

AII - 7

Advanta Managed Portfolio
2003 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.72%	0.70%	0.40%	—	—
60 to 89 days	0.63%	0.68%	0.17%	—	—
90 to 119 days	0.54%	0.48%	0.17%	—	—
120 to 149 days	0.42%	0.41%	0.12%	—	—
150 to 179 days	0.41%	0.35%	0.11%	—	—
180+ days	0.00%	0.00%	0.00%	—	—

Total 30+ Days Delinquent	2.72%	2.62%	0.97%	—	—

AII - 8

Advanta Managed Portfolio
2004 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.76%	0.24%	—	—	—
60 to 89 days	0.63%	0.18%	—	—	—
90 to 119 days	0.49%	0.13%	—	—	—
120 to 149 days	0.37%	0.12%	—	—	—
150 to 179 days	0.30%	0.08%	—	—	—
180+ days	0.00%	0.00%	—	—	—

Total 30+ Days Delinquent	2.55%	0.75%	—	—	—

AII - 9

Advanta Managed Portfolio
2005 Originations
Delinquency Experience

	As of December 31,
Number of Days Delinquent	2005	2004	2003	2002	2001
30 to 59 days	0.21%	—	—	—	—
60 to 89 days	0.13%	—	—	—	—
90 to 119 days	0.09%	—	—	—	—
120 to 149 days	0.06%	—	—	—	—
150 to 179 days	0.04%	—	—	—	—
180+ days	0.00%	—	—	—	—

Total 30+ Days Delinquent	0.53%	—	—	—	—

AII - 10

Annual Gross Loss Rates
     The annual gross loss rates set forth below reflect all amounts charged-off as uncollectible, including principal receivables and finance charge and administrative receivables, excluding fraud. The loss rates in the table “Trust Portfolio-Loss Experience” in the prospectus supplement reflects only the amount of principal receivables charged-off as uncollectible, net of fraud.
     The annual gross loss rate is calculated by adding the amounts charged-off as uncollectible during the specified period for all relationships assigned to a particular vintage and dividing that sum by the average receivables balance for that vintage as of the periods shown. Net losses is calculated by adding the amounts charged-off as uncollectible less all amounts of finance charge and administrative receivables charged-off as uncollectible less the amount of recoveries received during the specified period for all relationships assigned to a particular vintage and dividing that sum by the average receivables balance (calculated as the average of the daily average receivables balance) for that vintage as of the periods shown.
     There can be no assurance that the loss experience, in total or for each origination vintage, in the future will be similar to the historical loss experience set forth below.

AII - 11

Advanta Managed Portfolio
Annual Loss Experience

	Year Ended December 31,
Annual Vintage	2005	2004	2003	2002	2001
2005 Originations	0.72%	—	—	—	—
2004 Originations	3.68%	0.48%	—	—	—
2003 Originations	6.94%	3.17%	0.56%	—	—
2002 Originations	9.46%	8.73%	5.02%	0.86%	—
2001 Originations	11.88%	13.28%	14.66%	9.21%	1.32%
Pre-2001 Originations	10.30%	12.26%	13.66%	13.00%	10.29%

Gross Losses for Total Managed Portfolio	7.78%	9.21%	10.66%	11.18%	9.51%

Net Losses	5.71%	6.66%	7.90%	8.80%	7.67%

AII - 12

Advanta Managed Portfolio
Annual Gross Loss Rate

AII - 13

Average Monthly Payment Rates
     The average monthly payment rates set forth below are calculated by dividing the sum of the total amount of payments received in each year for a particular vintage by twelve, and then dividing that number by the average receivables balance for that vintage as of the same point in time. Unless otherwise noted the calculations are based on the amount of payments received during the relevant calendar period.
     There can be no assurance that the payment experience, in total or for each origination vintage, in the future will be similar to the historical payment experience set forth below.

AII - 14

Advanta Managed Portfolio Average
Monthly Payment Rates

	Year Ended December 31,
Annual Vintage	2005	2004	2003	2002	2001(1)
2005 Originations	15.59%	—	—	—	—
2004 Originations	24.61%	18.40%	—	—	—
2003 Originations	29.70%	25.77%	21.90%	—	—
2002 Originations	27.49%	26.18%	25.52%	23.59%	—
2001 Originations	26.11%	24.10%	23.62%	26.01%	28.71%
Pre-2001 Originations	20.05%	18.50%	17.85%	17.69%	18.05%

Total Managed Portfolio	23.18%	21.90%	20.79%	19.74%	18.98%

(1)	For the year 2001, the calculation is based on the amount of payments received by each cycle end, not month end.

AII - 15

Advanta Managed Portfolio
Average Monthly Payment Rate

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Most Recent FICO Score
     The FICO ®* Score table set forth below presents the distribution of the most recent FICO scores of the signing individuals for all relationships in the managed portfolio. The sponsor believes that the FICO score is one of many indicators of the current credit quality of the signing individual who opened the relationship and who is jointly and severally liable with the business, when applicable, for the repayment of outstanding receivables. See “The Trust Portfolio-FICO Scores” in the prospectus supplement for additional information with respect to the sponsor’s use of FICO scores.
     The sponsor refreshes the FICO score approximately eight times a year for the signing individual of a relationship. The table below presents the most recent refreshed and valid FICO score contained in the sponsor’s data warehouse.
     In 2005, the sponsor originated certain relationships where the signing individual had a FICO score at the time of origination between 630 and 660. The receivables generated from these relationships are currently owned by Advanta Corp., not the sponsor, and have not been, nor is it currently intended that they will be, added to the trust portfolio.
     FICO scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of available credit and changes in the credit score technology used by Fair, Isaac & Company.
     There can be no assurance that the distribution of most recent FICO scores, in total or for each origination vintage, in the future will be similar to the distribution set forth below.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company

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Advanta Managed Portfolio
Distribution of Most Recent FICO Score

As of December 31, 2005

		2005	2004	2003	2002	2001	Pre 2001
Most Recent FICO Score	Total	Originations	Originations	Originations	Originations	Originations	Originations
No FICO Score	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Less than 600	5.79%	1.01%	4.24%	4.85%	6.78%	8.52%	9.82%
600 - 660	12.75%	7.60%	12.80%	12.05%	13.67%	15.67%	16.43%
661 - 719	36.85%	37.93%	37.25%	34.68%	36.13%	37.24%	36.74%
720 and Higher	44.61%	53.46%	45.71%	48.42%	43.42%	38.57%	37.01%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
This distribution is based on receivables balance.

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Revenue Experience
     The revenue experience table set forth below is intended to represent the trends in revenue billed on our credit card accounts and payable by the obligors. The yield is calculated by adding revenue during the specified period for all relationships assigned to a particular vintage and dividing that sum by the average receivables balance for that vintage as of the periods shown. For the purposes of this table, revenue includes finance charges, over limit fees, late fees and cash advance fees unless otherwise noted. This table does not include other revenue generated by cardholders’ activity such as interchange and certain other miscellaneous fees. Vintage information related to interchange and certain fees is not readily available and cannot be obtained without unreasonable expense or effort. The sponsor does not believe that the information about other miscellaneous fees would impact the trends shown in this table.
     For additional information regarding the amount of interchange revenue generated by the receivables of the trust portfolio, see “The Trust Portfolio-Revenue from Finance Charge and Administrative Receivables” in the prospectus supplement.
     The data used in the revenue experience table below is derived from the information that is used to bill cardholders, and represents revenue on an as-billed basis. Because it is cycle end data, it may vary, in some instances, from the information derived from month end data that is produced in other transaction processing system reports. The sponsor does not believe that the variances impact the trends shown in the table. The revenue information in “The Trust Portfolio-Revenue from Finance Charge and Administrative Receivables” in the prospectus supplement, presents revenue calculated on an as-collected basis and represents revenue recognized when it is received.
     There can be no assurance that the revenue experience in the future, in total or for each origination vintage, will be similar to the historical revenue experience set forth below.

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Advanta Managed Portfolio
Revenue Experience

	Year Ended December 31,
Annual Vintage	2005	2004	2003	2002(1)	2001(1)
2005 Originations	4.87%	—	—	—	—
2004 Originations	11.17%	4.58%	—	—	—
2003 Originations	14.64%	9.47%	5.24%	—	—
2002 Originations	16.97%	16.18%	11.78%	8.04%	—
2001 Originations	20.95%	21.42%	21.40%	20.04%	15.86%
Pre-2001 Originations	21.40%	21.99%	22.52%	22.28%	22.18%

Total Managed Portfolio	16.30%	17.26%	18.33%	20.55%	21.64%

(1)	Does not include cash advance fees.
As of December 31, 2005 the managed portfolio yield from interchange was 4.70%.

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Advanta Managed Portfolio
Revenue Experience

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PROSPECTUS
ADVANTA BUSINESS CARD MASTER TRUST
Issuing Entity
ADVANTA BUSINESS RECEIVABLES CORP.
Depositor
ADVANTA BANK CORP.
Sponsor and Servicer
Asset Backed Notes
The Issuing Entity —
•	may periodically issue asset backed notes in one or more series, classes or tranches; and

•	will have an interest in —
—	receivables in a portfolio of MasterCard® and VISA® unsecured revolving business purpose credit card accounts;

—	payments due on those receivables; and

—	other property described in this prospectus and in the prospectus supplement.
The Notes —
•	will be paid only from the assets of the issuing entity;

•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series and class, which class may include one or more tranches.
You should consider carefully the risk factors beginning on page 11 in this prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.
This prospectus may be used to offer and sell notes of a series, class or tranche only if accompanied by the prospectus supplement for that series, class or tranche.
Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
March [•], 2006

Important Notice about Information Presented in this
Prospectus and the Prospectus Supplement
     We provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series, class or tranche; and (b) the prospectus supplement, which describes the specific terms of your series, class or tranche, including:
•	the terms, including interest rates;

•	the timing of interest and principal payments;

•	information about the receivables;

•	information about any enhancement for the series, class or tranche being offered;

•	the ratings for each class or tranche being offered; and

•	the method for selling the notes.
     The prospectus supplement may update or modify this prospectus. Whenever the information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.
     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.
     We include cross references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the prospectus supplement provide the pages on which these captions are located.
     This prospectus uses some defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus” beginning on page 111 in this prospectus.

Prospectus Summary
          This summary highlights selected information and does not contain all of the information that an investor needs to consider in making an investment decision. An investor should carefully read this entire document and the prospectus supplement before purchasing any notes. The disclosure in this prospectus is supplemented by the prospectus supplement.
Issuing Entity
          Advanta Business Card Master Trust, a Delaware common law trust, is the issuing entity of the notes. The issuing entity’s principal place of business is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is (302) 651-8951. See “Transaction Parties — The Issuing Entity” in this prospectus.
Owner Trustee
          Wilmington Trust Company, a Delaware banking corporation, is the owner trustee for the issuing entity under the trust agreement. Under the terms of the trust agreement, the role of the owner trustee is limited. See “Transaction Parties — The Owner Trustee” in this prospectus.
Indenture Trustee
          Deutsche Bank Trust Company Americas, a New York banking corporation, is the indenture trustee under the indenture for the notes. Under the terms of the indenture, the role of the indenture trustee is limited. See “Transaction Parties — Indenture Trustee” in this prospectus.
Sponsor and Administrator
          Advanta Bank Corp., a Utah industrial bank, is the sponsor and a seller of the credit card receivables to the depositor. The sponsor also is referred to as the “bank” or a “seller.” Affiliates of the sponsor may be designated as additional sellers. A seller may sell credit card receivables to the depositor or directly to the issuing entity.
          The sponsor’s principal place of business is 11850 South Election Road, Draper, Utah 84020. Its telephone number is (801) 523-0858. The sponsor is a direct wholly-owned subsidiary of Advanta Corp. See “Transaction Parties – The Sponsor” in this prospectus.
          Advanta Bank Corp. is also the administrator for the issuing entity. See “Transaction Parties — The Administrator” in this prospectus.
Depositor
          Advanta Business Receivables Corp. is the depositor and a transferor of the credit card receivables to the issuing entity pursuant to the transfer and servicing agreement. The depositor may also be referred to as a “transferor.” Additional transferors that are affiliates of the depositor may be designated.
          The depositor’s principal place of business is 2215 B Renaissance Drive, Suite 5, Las Vegas, Nevada 89119. Its telephone number is (702) 966-4241. The depositor is a direct wholly-owned subsidiary of Advanta Bank Corp. See “Transaction Parties — The Depositor” in this prospectus.
Servicer
          Advanta Bank Corp. is the servicer and will service the receivables for the issuing entity. In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the issuing entity, and each series is obligated to pay a portion of that fee.
          See “Transaction Parties — The Servicer” in this prospectus.
Series, Classes and Tranches of Notes
          The issuing entity is a master trust and will issue notes in series. Each note will bear a class designation and may be issued as a tranche within that class.
          The issuing entity will issue series, classes or tranches of notes secured by the assets of the issuing entity from time to time in the future.
          The prospectus supplement for a particular issuance of notes will designate the series in which those notes are issued. Each series is entitled to its allocable share of the issuing entity’s assets. Each series will be issued under an indenture supplement to the master indenture, in each case between the issuing entity and the indenture trustee.
          Classes and tranches of a series may be issued at the same time or at different times. Whenever a “class” is referred to in this prospectus, it also includes all tranches of that class, unless the context otherwise requires. A class designation determines the relative seniority for receipt of cash flows and funding of the defaulted amounts allocated to the series.
          Some series will be multiple tranche series, meaning that multiple tranches may be issued in each class and at different times. Tranches within a class of a multiple tranche series may be issued on different dates and have different stated principal balances, interest rates, interest payment dates, expected final principal payment dates, final maturity dates, credit enhancement and other varying characteristics as described in the prospectus supplement.
          In a multiple tranche series, the expected final principal payment dates and the final maturity dates of tranches of senior and subordinated notes of that series likely will be different. A tranche of senior notes will not be issued unless, after issuance, the required amount of credit enhancement is in place. Some tranches of subordinated notes may have expected final principal payment dates and final maturity dates earlier or later than some or all tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its final maturity date unless, after payment of those subordinated notes, the required amount of credit enhancement for the senior notes is in place. See “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in this prospectus.
          Series that are not multiple tranche series will be single issuance series. For these series, each class will generally consist of a single tranche and each class will generally be issued on the same date. The expected final principal payment dates and final maturity dates of the subordinated notes of these series will either be the same as or later than those of the senior notes.
          Some series, classes or tranches may not be offered by this prospectus. They may be offered, for example, in a private placement.
          The issuance of additional series, classes or tranches, whether offered by this prospectus or not, will occur without the prior notice, review or consent of noteholders.

Assets of the Issuing Entity
          The sponsor is the owner of the accounts in which the credit card receivables were created. The sponsor and any additional seller will continue to own the accounts after the receivables generated in those accounts have been transferred to the issuing entity. The sponsor’s portfolio of business purpose credit card accounts consists of agreements between the sponsor and a small business, liable jointly with an owner or officer, or in certain cases, between the sponsor and a business professional with no jointly liable business entity. These agreements govern the extension of unsecured revolving lines of credit that can be utilized for business purposes through the MasterCard®* or VISA®* payment processing systems. The sponsor has designated accounts from its portfolio and has sold the receivables generated in those accounts to the depositor under a receivables purchase agreement. The depositor has in turn designated those accounts and has sold the receivables generated on those accounts to the issuing entity under the transfer and servicing agreement. The receivables that are sold by the sponsor to the depositor and transferred by the depositor to the issuing entity include receivables that exist at the time the account is designated to the issuing entity and new receivables generated after the account has been designated and for so long as it continues to be designated to the issuing entity.
          The sponsor or an additional seller may also sell the receivables directly to the issuing entity under a transfer and servicing agreement.
          The total amount of receivables in the issuing entity fluctuates daily as new receivables are generated on accounts designated to the issuing entity and payments are received on existing receivables. See “Summary of Terms — The Receivables” in the prospectus supplement.
          Additional accounts may be designated and the receivables generated on those accounts will be transferred to the issuing entity as described under “The Trust Portfolio — Addition of Trust Portfolio Assets” in this prospectus. In certain circumstances, receivables may be removed from the issuing entity as described under “The Trust Portfolio Removal of Trust Portfolio Assets” in this prospectus.
          The receivables transferred to the issuing entity are the primary assets of the issuing entity.
          For more information about the receivables, see “The Trust Portfolio” in this prospectus and in the prospectus supplement.
Servicing the Assets
Collections and Allocations
          The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as either finance charge and administrative receivables or principal receivables.
          The servicer allocates to each series and to another interest in the trust referred to as the transferor beneficial interest, in each case, based on varying percentages (a) collections of finance charge and administrative receivables and principal receivables and (b) receivables in accounts written off as uncollectible. The prospectus supplement describes the method for

*	MasterCard® and VISA® are registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively, and are used under license.

determining the allocation percentages applicable to the related series.
Group
          Any series may be included in a group of series. If a series belongs to a group, such designation will be specified in the prospectus supplement for the series, class or tranche.
Shared Finance Charge Collections
          If specified in the prospectus supplement for a series, class or tranche, to the extent that collections of finance charge and administrative receivables allocated to that series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. Certain series in the same group may have priority in receiving those collections over other series in that group. See “Description of the Notes — Shared Finance Charge Collections” in this prospectus.
Shared Principal Collections
          If specified in the prospectus supplement for a series, class or tranche, to the extent that collections of principal receivables allocated to that series are not needed for that series, those collections may be applied to cover certain shortfalls in principal payments of other series in the same group. Certain series in the same group may have priority in receiving those collections over other series in that group. If specified in the prospectus supplement for a series, class or tranche, in a multiple tranche series, collections of principal receivables allocated to one tranche may be shared with one or more other tranches. See “Description of the Notes — Shared Principal Collections” in this prospectus.
Interest Payments on the Notes
          Each note entitles the holder to receive payments of interest as described in the prospectus supplement. If a series consists of more than one class, each class may differ in priority of payments, payment dates, interest rates and methods for computing interest. If a class consists of more than one tranche, each tranche may differ in amounts allocated for interest payments, interest payment dates, type of interest rate and methods of computing interest.
          Generally, interest will be paid monthly, quarterly, semiannually or on other scheduled dates over the life of the notes. See “Description of the Notes — Interest Payments” in this prospectus.
Principal Payments on the Notes
          Each note entitles the holder to receive payments of principal as described in the prospectus supplement. If a series consists of more than one class, each class may differ in amounts allocated for payments, priority of payments, payment dates, maturity dates, rights to credit enhancement and other characteristics. If a class consists of more than one tranche, each tranche may differ in amounts allocated for payments, priority of payments, payment dates, maturity dates, rights to credit enhancement and other characteristics.
          The expected final principal payment date is the date that the issuing entity expects to pay in full the principal balance of a note. The final maturity date is the date on which a note is legally required to be fully paid in accordance with its terms. The expected final principal payment date and final maturity date for a series, class or tranche will be specified in the prospectus supplement.

          A series, class or tranche may also be paid before its expected final principal payment date (1) if a pay out event occurs that results in an early amortization period with respect to all series or with respect to that series, class or tranche, (2) upon an event of default and acceleration with respect to that series, class or tranche or (3) upon an optional redemption with respect to that series, class or tranche.
          The issuing entity will be obligated to pay the principal balance of a series, class or tranche on the expected final principal payment date or upon the occurrence of a pay out event or event of default and acceleration, or upon an optional or mandatory redemption with respect to that series, class or tranche, only to the extent that funds are available for that purpose. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, before the final maturity date for the tranche, these payments of principal will be made only to the extent that the required amount of credit enhancement for the senior notes exists. The remedies a noteholder may exercise following an event of default and acceleration or on its final maturity date are described in “The Indenture — Events of Default; Rights upon Event of Default” and “Description of the Notes — Principal Payments” in this prospectus.
Revolving Period
          From the date a series, class or tranche is issued until a date specified in the indenture supplement for that series, or in the terms document, if applicable, the issuing entity will not pay or accumulate principal for payment to that series, class or tranche. During the revolving period, the issuing entity will apply shared principal collections to other series, classes or tranches as needed and permitted or to the holder of the transferor beneficial interest, or in certain circumstances, will deposit the available principal in the excess funding account.
          After the revolving period, each series, class or tranche will have:
•	a controlled accumulation period; or

•	a controlled amortization period; or

•	an early amortization period or early accumulation period.
Controlled Accumulation Period
          If a series, class or tranche has a controlled accumulation period, the issuing entity is expected to pay available principal to that series, class or tranche on the expected final principal payment date. For a period of time prior to the expected final principal payment date specified in the indenture supplement for that series, or in the terms document, if applicable, the issuing entity will deposit specified amounts of available principal collections into the principal funding account. The controlled accumulation period for a series, class or tranche begins on a date specified in the indenture supplement for that series, or in the terms document, if applicable, and ends when any of the following occurs:
•	that series, class or tranche is paid in full;

•	the early amortization period or early accumulation period begins; or

•	the final maturity date of that series, class or tranche.
Controlled Amortization Period
          If a series, class or tranche has a controlled amortization period, the issuing entity will pay available principal collections up to a fixed amount plus any amounts not previously paid to that series, class or tranche on each payment date during that period. If a series has more than one class or tranche, each class or tranche may have a different priority of payment.
          The controlled amortization period for a series, class or tranche begins on the date specified in the indenture supplement for that series, or in the terms document, if applicable, and ends when any of the following occurs:
•	that series, class or tranche are paid in full;

•	the early amortization period or early accumulation period begins; or

•	the final maturity date of that series, class or tranche.
Early Amortization Period or
Early Accumulation Period
          If a pay out event or an event of default and acceleration occurs with respect to a series, class or tranche resulting in an early amortization period or early accumulation period, available principal collections will be paid to that series, class or tranche on each payment date or accumulated by making a deposit into an account on each payment date. If the series has more than one class or tranche, each class or tranche may have a different priority for payment. The early amortization period or early accumulation period for a series, class or tranche starts on the business day before the date on which a pay out event or event of default occurs and ends on the day that any of the following occurs:
•	payment in full of the series, class or tranche; or

•	the final maturity date.
Paired Notes
          If specified in the prospectus supplement, a series, class or tranche may be paired with another series, class or tranche so that a reduction in the invested amount or adjusted invested amount of one series, class or tranche results in an increase in the invested amount or adjusted invested amount of the other such series, class or tranche.
Credit Enhancement
          Each series, class or tranche may be entitled to credit enhancement. Credit enhancement may take the form of one or more of the following:
•	subordination;

•	letter of credit;

•	collateral interest;

•	surety bond;

•	insurance policy;

•	spread account;

•	cash collateral guaranty;

•	reserve account;

•	cash collateral account;

•	interest rate swap agreement;

•	currency swap agreement; and/or

•	interest rate cap agreement.
          The type, characteristics and amount of any credit enhancement for a series, class or tranche will be specified in the prospectus supplement and will be based on several factors, including the characteristics of the receivables and accounts at the time a series, class or tranche is issued and the requirements of the rating agencies. See “Credit Enhancement” in this prospectus.
Subordination
          Payment of principal of and interest on subordinated classes will be subordinated to the payment of principal of and interest on senior classes, unless otherwise specified in the prospectus supplement.
          As specified in the prospectus supplement, available principal allocable to subordinated classes of a series may be reallocated to pay interest on senior classes of that series or any portion of the servicing fee allocable to that series. These reallocations will reduce the principal balance, or the adjusted invested amount, of the subordinated classes of that series.
          The principal balance, or adjusted invested amount, of a subordinated class will generally be reduced for charge-offs resulting from any defaulted amounts allocated to that series in excess of any available funds. The principal balance, or adjusted invested amount, of subordinated classes are reduced prior to any reductions in the principal balance, or adjusted invested amount, of the senior classes of the same series.
          In a multiple tranche series, available principal allocated to that series, after giving effect to any allocations or reallocations, will generally first be used to fund required deposits to the principal funding sub-accounts of senior classes of that series before being used to fund required deposits to the principal funding sub-accounts of the subordinated classes of that series.
          A tranche of subordinated notes that reaches its expected final principal payment date, or that has a pay out event, event of default or other optional redemption, will not be paid to the extent that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, funding of the principal funding sub-accounts for tranches of senior notes of that series will begin as described in the prospectus supplement in advance of the otherwise scheduled date. After that time, that tranche of subordinated notes will be paid only to the extent that:
•	the principal funding sub-accounts for tranches of senior notes of that series are funded in an amount such that the tranche of subordinated notes that has reached its expected final principal payment date is not necessary to provide the required subordination; or

•	new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected final principal payment date is no longer necessary to provide the required subordination; or

•	enough tranches of senior notes of that series are paid in full so that the tranche of subordinated notes that has reached its expected final principal payment date is no longer necessary to provide the required subordination; or

•	that tranche of subordinated notes reaches its final maturity date.
          On the final maturity date of a tranche of subordinated notes, available principal allocated to that tranche, certain funds on deposit in the applicable trust accounts allocated to that tranche and available proceeds following an event of default will be paid to the noteholders of that tranche, even if payment would reduce the amount of available credit enhancement below the credit enhancement required for the senior classes of that series.
Pay Out Events
          Pay out events consist of series pay out events and trust pay out events. Series pay out events that apply to all classes or tranches of a series will be set forth in the indenture supplement for that series. Series pay out events that apply only to a particular class or tranche will be described in the indenture supplement or in the terms document, if applicable, for that tranche.
          Trust pay out events apply to all series and consist of the following:
•	the occurrence of any servicer default which would have a material adverse effect on the noteholders;

•	the bankruptcy, insolvency, liquidation, conservatorship, receivership or the occurrence of specified similar events relating to the depositor, a seller or the servicer;

•	the depositor is unable for any reason to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement;

•	the issuing entity becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940; or

•	failure by the depositor to transfer receivables in additional accounts to the issuing entity within 5 business days after the date required by the transfer and servicing agreement.
See “Description of the Notes — Pay Out Events” in this prospectus.
Events of Default
          The indenture and related indenture supplement governing the terms and conditions of the notes include a list of events of default.
          If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority in principal amount of the affected notes may accelerate those notes by declaring the principal amount of those notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the affected notes.
          Events of default include the following:
•	the issuing entity fails to pay interest on any note within 35 days of its due date;

•	the issuing entity fails to pay in full principal on any note on its final maturity date;

•	the issuing entity defaults on any covenant or breaches any agreement under the indenture, the default or breach is materially adverse to noteholders and the default or breach continues unremedied for sixty days after written notice of the default or breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by holders of at least 25% in principal amount of the notes;
•	the voluntary or involuntary bankruptcy, insolvency, liquidation, conservatorship, receivership or the occurrence of specified similar events relating to the issuing entity; or

•	as to any notes, any additional events of default described in the applicable indenture supplement.
          See “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus for a description of the events of default and their consequences to noteholders and, if applicable, the prospectus supplement.
          An event of default with respect to one series, class or tranche will not necessarily be an event of default with respect to any other series, class or tranche.
          It is not an event of default if the principal of a note is not paid on its expected final principal payment date or if payment of the note is delayed because that class or tranche is necessary to provide required subordination for a senior class or tranche.
Event of Default Remedies
          After an event of default and the acceleration of the notes of a series, class or tranche, funds on deposit in the principal funding account or sub-accounts or amounts in the collection account allocable to those notes will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, collections of principal receivables and finance charge and administrative receivables allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.
          After an event of default, the indenture trustee (acting on its own or at the direction of holders of notes that have been accelerated) will have a limited right to foreclose on the portion of the receivables allocable to the accelerated notes by causing the issuing entity to sell an interest in the assets of the issuing entity by issuing a foreclosure certificate. A foreclosure certificate is an investor certificate issued by the issuing entity as a result of a foreclosure on a portion of the receivables of the trust portfolio that corresponds to the portion of the receivables that secured the notes that have been accelerated. The foreclosure certificate represents an undivided interest in the assets of the issuing entity. With respect to a sale of a foreclosure certificate, the affected noteholders generally will have recourse only to their allocable share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable trust account for those noteholders. See “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus.
Transferor Beneficial Interest and Transferor Interest
          The transferor beneficial interest is an undivided beneficial interest in the issuing entity, initially owned by the depositor, and represents the amount of receivables not securing any series, class or tranche. The transferor beneficial interest does not provide credit enhancement for any series.
          The transferor interest is an amount equal to the sum of the aggregate amount of principal receivables in the issuing entity at the end of the immediately preceding day plus any amount on deposit in the excess funding account at the end of the immediately preceding day minus the total adjusted invested amounts of all series then outstanding. The amount of the transferor interest fluctuates with the amount of the principal receivables held in the issuing entity and the amount of notes outstanding. The transferor interest may decrease as a result of the issuance of a new series, class or tranche. The transferor interest will generally increase as a result of payments of principal on the notes, a deposit to the principal funding account or the addition of receivables to the issuing entity. The transfer and servicing agreement requires the depositor to sell receivables in additional accounts to the issuing entity (a) if as of the last business day of any calendar month, the total amount of principal receivables in the trust portfolio is less than the required minimum amount of principal receivables, or (b) if the transferor interest, averaged over the immediately preceding 30 calendar days, is less than the required transferor interest.
Tax Status
          Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, McKee Nelson LLP, as special tax counsel to the issuing entity, is of the opinion that, for United States federal income tax purposes (1) the notes offered by this prospectus and the prospectus supplement will be treated as indebtedness and (2) the issuing entity will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders and note owners will agree, by acquiring notes or a beneficial interest therein, to treat the notes as debt for federal, state and local income and franchise tax purposes.
ERISA Considerations
          Under the regulations issued by the United States Department of Labor, the assets of the issuing entity would not be deemed plan assets of any employee benefit plan or other retirement arrangement holding notes and the offered notes may be purchased by such plans or arrangements if certain conditions are met. Fiduciaries or other persons contemplating purchasing notes of any series with “plan assets” of any employee benefit plan or other retirement arrangement consult their counsel before making a purchase. See “ERISA Considerations” in this prospectus.
Note Ratings
          Any note offered by this prospectus and a prospectus supplement will be issued only if rated in one of the four highest rating categories by at least one nationally recognized rating organization. A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See “Note Ratings” and “Risk Factors — Securities Market Risk — The ratings assigned to the notes is limited” in this prospectus.
Risk Factors
          Investment in the notes will be subject to one or more risk factors. Investors should read “Risk Factors” beginning on page 11 in this prospectus and any risk factors in the prospectus supplement for a discussion of risk factors that an investor may wish to consider before investing in the notes.

Risk Factors
          The following is a summary of material risks that apply to an investment in the notes. The remainder of this prospectus and the prospectus supplement provide more detailed information about these risks. You should consider the following risk factors and any risk factors in the prospectus supplement before deciding whether to purchase the notes. The following risk factors are not in any priority.
Securities Market Risk
It may not be possible to find an investor to purchase the notes.
          An investor must be prepared to hold any purchased notes for as long as they are outstanding. The underwriters may assist in resales of the notes, but they are not required to do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow the noteholder to resell any of the notes.
The rating assigned to the notes is limited.
          Any rating assigned to a series, class or tranche by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive payments of interest when due and ultimate payment of principal by the final maturity date. A rating will be based primarily on the value of the receivables conveyed to the issuing entity and any credit enhancement that may be provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price, the suitability for a particular investor or the likelihood of payment of principal of a series, class or tranche on its expected final principal payment date. Any rating can be changed or withdrawn by a rating agency at any time. The market value of that series, class or tranche is likely to decrease if one or more of the ratings are lowered or withdrawn.
An investor may not be able to reinvest proceeds in a security bearing a comparable interest rate.
          If the notes pay principal earlier than their expected final principal payment date as a result of a pay out event or event of default, the investor may not be able to reinvest the proceeds in a security bearing an equivalent interest rate to that borne by his notes. See “Maturity Considerations” in this prospectus and the prospectus supplement.
Transaction Structure Risk
The credit enhancement for the notes may not be sufficient to protect the investor against losses.
          The credit enhancement, if any, for the notes is designed to protect the investor’s investment against certain types and amount of losses as described in the prospectus supplement for that series, class or tranche. The amount of any credit enhancement is limited and may decline during an amortization or accumulation period. For notes that have a third party credit enhancer, if a credit enhancer fails to perform its obligations or if the credit enhancement ends under the terms on which it is provided, then the investor will bear directly the credit and other risks associated with the investment in the notes.

Some liens would be given priority over the notes which could cause delayed or reduced payments.
          The sponsor and the depositor will account for the transfer of the receivables as a sale. However, a court could conclude that the sponsor or the depositor still owns the receivables and that the issuing entity holds a security interest. Even if a court would reach that conclusion, the issuing entity will have a first-priority perfected security interest.
          If a court were to conclude that the issuing entity has a first-priority perfected security interest, a tax or government lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before new receivables come into existence may be senior to the issuing entity’s interest in the new receivables.
          If a receiver or conservator were appointed for the sponsor or any other seller, the fees and expenses of the receiver or conservator might be paid from the receivables before the issuing entity received any payments on the receivables. In addition, the issuing entity may not have a first-priority perfected security interest in collections commingled and used for the benefit of the bank as servicer if (a) a receiver or conservator were appointed for the bank, or (b) certain time periods were to elapse after receipt by the servicer of collections that have been commingled with other funds. If any of these events occur, payments to the investor could be delayed or reduced. See “Material Legal Aspects of the Receivables — Sale of Receivables” and “Description of the Notes — Representations and Warranties” in this prospectus.
Limited remedies for breaches of representations could reduce or delay payments.
          The depositor makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the issuing entity’s interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related accounts to determine the presence of defects, compliance with the representations and warranties or for any other purpose.
          If certain representations or warranties relating to the receivables are violated, the related cardholders may have defenses to payment or offset rights, or creditors of the sponsor or the depositor may claim rights to the assets of the issuing entity. If a representation or warranty is violated, the depositor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the depositor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if the investor’s damages exceed the investor’s share of the reassignment price. See “Description of the Notes — Representations and Warranties” in this prospectus.
The notes are solely limited obligations of the issuing entity.
          The notes of any series, class or tranche will represent the right to receive payments of principal and interest in the amounts and at the times described in the prospectus supplement for that series, class or tranche. The notes will not represent an interest in or obligation of the sponsor, any other seller, the depositor, any other transferor, the owner trustee, the indenture trustee or any of their affiliates and will not be guaranteed or insured by any of them. A specified percentage of collections, amounts on deposit in specified accounts and funds provided by any credit enhancer will be the sole source of payment on the notes. The investor will not have recourse to the sponsor or any other seller, the depositor or any other transferor, the owner trustee, the indenture trustee or any other entity if collections, amounts on deposit in specified accounts and funds provided by any credit enhancer are insufficient or otherwise unavailable to make all payments required by the terms of such series, class or tranche.
If the investor holds notes of a subordinated class, those notes will bear losses before notes of senior classes.
          One or more classes in a series may be subordinated to one or more senior classes in the same series. In a single issuance series, principal payments to subordinated notes will not be made until the more senior notes have been paid in full. In a multiple tranche series, principal payments to subordinated notes generally will not be made unless after such payments, the required level of subordination for any outstanding senior notes would still exist. Additionally, if collections of finance charge and administrative receivables allocated to a series are insufficient to pay required amounts due for that series’ senior notes, the invested amount for subordinated classes of that series might be reduced. This would reduce the amount of the collections of finance charge and administrative receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.
Allocations of charged-off receivables could reduce payments to the investor.
          The servicer will charge-off the receivables arising in accounts in the trust portfolio, if the receivables become uncollectible, in accordance with the servicer’s guidelines. The series, class or tranche will be allocated a portion of these charged-off receivables. See “Description of Series and Tranche Provisions — Allocation Percentages” and “The Trust Portfolio — Delinquency and Loss Experience” in the prospectus supplement. If the amount of charged-off receivables allocated to an investor’s series, class or tranche is in excess of the amount of funds available to reimburse those charge-offs, the investor may not receive the full amount of principal and interest due to him. See “Description of Series and Tranche Provisions — Defaulted Receivables; Investor Charge-Offs” in the prospectus supplement.
Issuance of additional notes by the issuing entity may affect the timing of payments to the investor.
          The issuing entity may issue additional notes with terms that are different from the investor’s notes without his prior review or consent. The issuing entity will likely issue additional notes from time to time. The issuance of additional notes could adversely affect the timing and amount of payments on outstanding notes. For example, if an investor purchases notes in a multiple tranche series, and if the issuing entity later issues notes in his series with a higher interest rate than the rate borne by the notes, finance charge and administrative receivables available to pay interest on the notes could be reduced.
          It is a condition to the issuance of additional notes that each rating agency that has rated any outstanding notes confirm in writing that the issuance of the additional notes will not result in a reduction or withdrawal of its then-existing rating of any outstanding notes. The rating agency confirmation primarily will be based on the issuing entity’s ability to pay principal by the final maturity date and interest on each payment date. The rating agency confirmation will not consider how the terms of any additional notes may affect the timing and amounts of payments on the existing notes.
You may have limited or no ability to control actions under the indenture.
          Under the indenture, and any supplement thereto, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding principal balance of notes of a series, class or tranche or all of the notes. In the case of votes by series or votes by holders of all of the notes, the outstanding principal balance of the most senior class will generally be substantially greater than the aggregate outstanding principal balance of the subordinated classes. Consequently, the noteholders of the most senior class will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the most senior noteholders to cause actions to be taken.
          When the issuing entity issues additional notes, the voting rights of the notes will be diluted, which further limits the investor’s ability to control actions under the indenture. The investor will not receive prior notice of, be offered prior review of, or be required to consent to the issuance of additional notes.
          The investor also will have no control over the designation of additional accounts or the removal of accounts from the trust portfolio.
Bankruptcy, Insolvency And Conservatorship Risk
If a receiver or conservator were appointed for the sponsor, the depositor or another seller that is a bank, or if the sponsor, the depositor or another seller that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of the investor’s notes could occur.
          The sponsor is an industrial bank chartered under the laws of the State of Utah, and is regulated and supervised by the Federal Deposit Insurance Corporation and the Utah Department of Financial Institutions. The FDIC and the Utah Commissioner of Financial Institutions may act as conservator or receiver for the sponsor if certain events occur relating to the sponsor’s financial condition, its safety and soundness or the propriety of its actions.
          In particular, under Utah law, upon the insolvency of a Utah industrial bank, the Utah Commissioner of Financial Institutions may appoint the FDIC as conservator or receiver. Under the Federal Deposit Insurance Act, the FDIC is empowered to accept such appointment and, in addition, under certain circumstances, may appoint itself as conservator or receiver whether or not it has been appointed conservator or receiver by the Utah Commissioner of Financial Institutions. If the Utah Commissioner of Financial Institutions were to appoint itself the conservator or receiver, the depositor believes that the Utah Commissioner of Financial Institutions would act in a manner analogous to that described below for the FDIC.
          The sponsor intends to treat the transfers between the sponsor, as seller, and the depositor under the receivables purchase agreement, as sales. Arguments may be made, however, that any of these sales constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.
The sponsor’s sale of the receivables and the agreements under which the sponsor makes those transfers are intended to satisfy all of these conditions.
          If a condition required under the FDIC’s regulations was found not to have been met, however, the FDIC could reclaim, recover or recharacterize the sponsor’s sale of the receivables. If the FDIC were successful, the Federal Deposit Insurance Act would limit the damages for any such repudiation to the issuing entity’s “actual direct compensatory damages” determined as of the date that the FDIC were appointed as conservator or receiver for the sponsor. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the sale for a reasonable period following its appointment as conservator or receiver for the sponsor or other seller. If the FDIC as conservator or receiver for the sponsor or other seller were to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the sale of receivables, the amount payable to the investor could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to the investor.
          Advanta Business Receivables Corp., the depositor, is a wholly owned bankruptcy remote subsidiary of the sponsor. The depositor’s certificate of incorporation limits the nature of its business and restricts its ability to commence a voluntary case under the Bankruptcy Code without the unanimous consent of its directors.
          If, however, the depositor or any other transferor or any seller that is not a bank became a debtor in a bankruptcy case, and if its transfer of the receivables to the issuing entity, the depositor or other transferor, as applicable, were construed as the grant of a security interest to secure a borrowing the amount payable to the investor could be delayed and could be lower than the outstanding principal and accrued interest on the notes.
          If a receiver or conservator were appointed for the sponsor or other seller, or if any seller, depositor or transferor that is not a bank became a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the applicable receivables purchase agreement or the transfer and servicing agreement, new principal receivables would not be transferred to the issuing entity. However, the bankruptcy court, the receiver or conservator may have the power, regardless of the terms of the applicable receivables purchase agreement or transfer and servicing agreement, (a) to delay the effect of any provision under the indenture, the applicable receivables purchase agreement or the transfer and servicing agreement, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

          Regardless of the terms of the indenture, the FDIC, as conservator or receiver for the sponsor or other seller or transferor that is a bank, may have the power to prevent the commencement of an early amortization period, meaning the period following a pay out event during which principal is paid to noteholders each month based on the amount of principal receivables collected, or to prevent or limit the early liquidation of the receivables and termination of the issuing entity, or to require the continued transfer of new principal receivables to the issuing entity. Regardless of the instructions of those authorized to direct the indenture trustee’s action, the FDIC, as conservator or receiver for the sponsor or other seller or transferor that is a bank, may have the power to require the early liquidation of the receivables, to require the early termination of the issuing entity and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables to the issuing entity. Regardless of the terms of the transfer and servicing agreement, the FDIC, as conservator or receiver for the sponsor or other seller or transferor that is a bank, may have the power to prevent the appointment of a successor servicer or could authorize the bank to stop servicing the receivables.
          If the FDIC were appointed as receiver or conservator for the servicer and no servicer default other than the appointment of the receiver or conservator has occurred, the FDIC (a) could prevent either the indenture trustee or the noteholders from appointing a new servicer, (b) could authorize the servicer to stop servicing the receivables, or (c) could increase the amount or the priority of the servicing fee due to the servicer or otherwise alter the terms under which the servicer services the receivables. If any of these events were to occur, payments to the investor could be delayed, reduced or terminated.
          See “Material Legal Aspects of the Receivables — Certain Matters Relating to Conservatorship, Receivership and Bankruptcy” in this prospectus.
Cardholder bankruptcy could affect payments on receivables.
          If a cardholder on an account seeks protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. Changes in legislation in this area could result in increased delinquencies and charge-offs. See “Legal, Regulatory And Litigation Risk — Legislative and regulatory developments may affect the sponsor’s business operations and ability to generate new accounts” and “Material Legal Aspects of the Receivables — Borrower Protection Laws — Bankruptcy” in this prospectus and “The Trust Portfolio — Delinquency and Loss Trends” in the prospectus supplement.
The failure or insolvency of First Data Resources, Inc. may result in delays in processing and recovery of information with respect to the credit card accounts.
          First Data Resources, Inc. currently provides all credit card processing functions for the servicer’s credit card business. In the event that First Data Resources, Inc. were to fail or become insolvent, delays in processing and recovery of information about charges incurred by, or payments made by, cardholders could occur. In addition, if First Data Resources, Inc. becomes unable to perform its duties, the servicer will have to find a replacement provider and the replacement of the services that First Data Resources, Inc. currently provides to the servicer could be time-consuming. As a result of the foregoing, delays in payments to noteholders could occur. As of the date of this prospectus, First Data Corporation, the parent company of First Data

Resources Inc., is rated investment grade by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.
Risks Associated With Managing a Credit Card Business
The sponsor or other seller may change the terms and conditions of the accounts in a way that reduces collections.
          The sponsor and any other seller have the right to change the terms of their agreements with cardholders of the accounts, including the finance charge rates and the other fees and charges which will be applicable from time to time on the accounts, the applicable minimum monthly payment required on the accounts and various other terms. As a result of changes in applicable law, changes in the marketplace, prudent business practice or other reasons, the sponsor or any other seller may decide to increase or decrease finance charge rates or other fees and charges for existing accounts, or to take actions that would otherwise change the terms of the accounts. Changes in the terms of the sponsor’s or another seller’s business credit card accounts may cause account attrition or changes in customer behavior such as credit card use, payment patterns and rates of delinquencies and charge-offs. Changes in the finance charge rates and the other fees and charges assessed on the accounts and changes in minimum monthly payments required may affect the effective yield on the accounts and could result in the occurrence of a pay out event and commencement of an early amortization period or early accumulation period. If an early amortization period occurs, the investor could receive payment of principal on its notes prior to the expected final principal payment date. Changes in the terms and conditions of the accounts could result in lower credit ratings on the notes.
The addition of receivables with different characteristics could adversely affect the composition of the trust portfolio and reduce the average yield on the portfolio.
          If the credit quality or performance of the receivables transferred to the issuing entity were to deteriorate, the investor’s receipt of principal and interest payments may be reduced, delayed or accelerated.
          The investor will not be notified of, nor will the investor have any right to consent to the designation of additional accounts or the transfer of additional receivables to the issuing entity. The depositor expects, and in some cases will be obligated, to designate additional accounts to the issuing entity. The receivables generated in these additional accounts will be transferred to the issuing entity. These may include receivables arising in accounts originated using different criteria from the criteria applied to the accounts previously designated to the issuing entity because these additional accounts were not part of the sponsor’s portfolio as of the prior cut-off dates, or were acquired from another institution. Consequently, additional accounts and the receivables generated in those accounts may not be of the same credit quality, and have comparable terms, as the accounts previously designated to the issuing entity. Additional accounts may have cardholder agreements with different terms than the cardholder agreements for the accounts previously designated to the issuing entity, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the trust portfolio. The designation of additional accounts will be subject to the satisfaction of certain conditions. In the case of voluntary additions, the transfer and servicing agreement specifies numerical limits on the number of accounts that can be added without obtaining written confirmation from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche. In the case of required additions, no similar numerical limits are imposed. The assets of the issuing entity may change each day.
The inability to generate new receivables or to transfer receivables to the issuing entity could result in early or reduced payments on the investor’s notes.
          The issuing entity’s ability to make payments on the notes will be impaired if the sponsor is not able to generate sufficient new receivables. Because of regulatory restrictions or for other reasons, the sponsor may be prevented from generating sufficient new receivables. Neither the depositor, the sponsor nor any affiliate guarantees that new receivables will be created, that any receivables will be transferred to the issuing entity, that receivables transferred to the issuing entity will be maintained or that receivables will be repaid at a particular time or with a particular pattern.
          The transfer and servicing agreement requires the depositor to transfer additional receivables to the issuing entity if the total amount of principal receivables in the issuing entity falls below the required minimum amount of principal receivables or if the transferor interest averaged over the immediately preceding 30 calendar days falls below the required transferor interest. There is no guarantee that the sponsor, depositor or another transferor will have sufficient receivables to transfer to the issuing entity. If the sponsor, depositor or another transferor does not transfer additional receivables to the issuing entity when it is required to do so by the transfer and servicing agreement, a pay out event will occur, which could result in an acceleration of or a reduction in payments on the notes. The investor will not receive prior notice of, be offered prior review of, or be required to consent to the designation of additional accounts to the issuing entity or the removal of accounts previously designated to the issuing entity.
Marketing with low introductory or promotional rates may result in account attrition.
          A portion of the business credit card accounts designated to the issuing entity have introductory or promotional finance charge rates which are generally at low levels during an initial or other specified period and which generally rise to higher rates after the initial or other specified period expires. Accounts with these introductory or promotional rate features are subject to a risk of attrition when the introductory or promotional rate expires because cardholders who were attracted by the low introductory or promotional rates may decide to transfer account balances or shift credit card spending to other credit card accounts having a lower rate. Although the sponsor has developed methodologies designed to retain these accounts after expiration of the introductory or promotional rate period, there can be no assurance that our efforts will be successful and there will not be significant attrition in these accounts. See “— Industry and Competitive Risk — Competition in the credit card industry may result in a decline in the sponsor’s ability to generate new receivables. This may result in the payment of principal earlier or later than the expected final principal payment date, or in reduced amounts” in this prospectus.
A mismatch in the note interest rate and the receivables interest rate may result in reduced or early payments to the investor.
          Accounts may have finance charges set at a variable rate based on a designated index, for example, the prime rate or may have finance charges set at a fixed rate. Notes may bear interest either at a fixed rate or at a floating rate based on an index which is different from the index of the accounts with finance charges set at a variable rate. If the finance charge rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amount of interest payable on the investor’s notes and other amounts required to be paid out of collections of finance charge and administrative receivables. This could result in delayed or reduced payments to the investor.
          The notes may bear interest at a floating rate, while a portion of the receivables receive finance charges at a fixed rate. If the interest rate on the notes increased, collections of finance charge and administrative receivables may not support the note interest rate. This could result in delayed or reduced payments to the investor. Also, if the interest rate on the notes were fixed, while the rate charged on the accounts decreased, collections of finance charge and administrative receivables may not be sufficient to support the note interest rate which could result in reduced payments to the investor.
          A decrease in the spread, or difference between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes, could reduce the net portfolio yield, cause a pay out event to occur and increase the risk of early repayment of the notes.
Factors adversely affecting development and introduction of new or competitive products may result in reduced payments to the investor.
          The sponsor’s failure to develop, introduce or offer new or competitive products, including the inability to obtain licenses for intellectual property rights at acceptable costs, the failure of or delay in cardholders’ acceptance of the sponsor’s products, losses associated with the testing and implementation of new or competitive products or financial, legal or other difficulties arising in the course of implementing new or competitive products, may affect the sponsor’s ability to originate new accounts and to generate receivables in existing accounts. The sponsor’s inability to successfully develop, acquire, produce, test, market and offer new or competitive products will affect its competitive position and may reduce the amount of receivables transferred to the issuing entity and the amounts available for payment on the notes.
Third parties may claim the sponsor or servicer infringe their intellectual property rights.
          From time to time the sponsor and servicer receive notices from others claiming the sponsor or servicer infringed their intellectual property rights. The number of these claims may grow. Responding to these claims may require the sponsor or servicer to: enter into royalty and licensing agreements on less favorable terms; develop non-infringing products, services or business methods or operations; or pay damages or satisfy indemnification commitments under contractual provisions. If the sponsor or servicer is required to do any of these things, the operations of the sponsor and servicer may be negatively impacted.
Industry And Competitive Risk
Payment patterns of receivables could reduce collections.
          The receivables transferred to the issuing entity may be repaid at any time. The issuing entity cannot assure the creation of additional receivables in the designated accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series, classes or tranches and the commencement of the early amortization period or the early accumulation period for each of those series, classes or tranches. If a pay out event occurs, the investor could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly principal payment rates of cardholders. A significant decrease in monthly principal payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See “Maturity Considerations” in this prospectus and the prospectus supplement.
Competition in the credit card industry may result in a decline in the sponsor’s ability to generate new receivables. This may result in the payment of principal earlier or later than the expected final principal payment date, or in reduced amounts.
          Within the highly competitive credit card industry, there is increased competitive use of advertising, target marketing and pricing competition with respect to finance charge rates, cardholder fees and rewards programs. Many of the sponsor’s competitors are substantially larger and have more capital and other resources than the sponsor. Competition among lenders can take many forms, including convenience in obtaining a loan, the size of their existing customer base, the ability to cross sell products to that customer base, intellectual property rights, cardholder service, rewards programs, size of loans, finance charge rates and other types of finance or service charges, the nature of the risk the lender is willing to assume and the type of security, if any, required by the lender. In addition, there has been a trend toward consolidation among credit card issuers in recent years which has resulted in even larger competitors and which could lead to more intense competition. These competitive pressures may negatively impact the sponsor’s ability to market its products and services effectively and generate new business credit card receivables. The sponsor has responded to the increased competition in the credit card industry primarily by focusing on business purpose credit for business owners, executives, business professionals and small businesses and offering credit cards with promotional pricing, including low or zero introductory rates, and rewards products tailored to the needs of small businesses and business professionals. The sponsor also has responded by developing marketing strategies for its business purpose credit cards to attract and retain high credit quality cardholders. Although the sponsor believes it is generally competitive in the geographic areas in which it offers its products and services, there can be no assurance that its ability to market its products and services successfully or to obtain an adequate yield on its accounts will not be impacted by the nature of the competition that now exists or may develop.
          The sponsor’s ability to compete in this competitive environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the sponsor generates new receivables declines significantly, the sponsor might be unable to sell additional receivables or designate additional accounts to the depositor, who, in turn, would be unable to transfer additional receivables to the issuing entity and a pay out event could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the sponsor generates new receivables decreases significantly at a time when the issuing entity is scheduled to make payments of principal or to accumulate principal for future payment, payments to noteholders could be delayed, reduced or terminated.

Legal, Regulatory And Litigation Risk
Legislative and regulatory developments may affect the sponsor’s business operations and ability to generate new accounts.
          Banking and finance businesses in general are the subject of extensive regulation at the state and federal levels, and numerous legislative and regulatory proposals are advanced each year which, if adopted, could affect the sponsor’s profitability or the manner in which it conducts its activities. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the federal or state proposals will become law.
          The credit card industry is also highly regulated by federal and state laws. These laws affect how loans are made, enforced and collected. The United States Congress and the state legislatures may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts. This could make collection of credit card receivables more difficult for the servicer, and could decrease the amount of finance charge and administrative receivables received by the issuing entity and thus funds available for interest payments on the notes. Reductions in finance charges and other fees on the receivables or reductions in permitted interchange fees would result in a decrease in the effective yield on the trust portfolio that could lead to a pay out event and early amortization of the notes.
          The Bankruptcy Code, as amended by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, requires that debtors pass a means test to determine eligibility for bankruptcy relief. The 2005 Act adds new consumer protections, such as new minimum payment provisions and introductory rate disclosures for some credit card products and exemptions for retirement savings in bankruptcy. While directed primarily at consumer bankruptcies, the bankruptcy changes may also impact individuals operating small businesses who file for bankruptcy liquidation under Chapter 7 of the Bankruptcy Code, and accordingly, could affect the servicer’s operations as currently conducted.
          In recent years certain industry groups and consumers have expressed concerns about interchange rates related to Visa® and MasterCard® credit and debit transactions and about increases in the interchange rates. In some other countries, regulators have taken actions to challenge or reduce interchange fees and certain other fees banks charge on transactions. While there is no specific imminent regulatory action pending to restrict interchange rates in the United States, interchange rates have also been the topic of increased Congressional and regulatory interest. Also in the United States, several suits have been filed by various merchants alleging that the establishment of interchange rates violates the antitrust laws. Any restriction on or reduction in interchange fees would reduce the amount of interchange paid to the sponsor and could have an adverse effect upon the receivables and collections available to make payments on the notes. Several suits have been filed by various merchants alleging that the establishment of interchange rates violates the U.S. antitrust laws. See “— Credit card industry antitrust litigation could adversely affect the bank’s business credit card program” in this prospectus.
          Federal and state legislatures as well as government regulatory agencies are considering legislative and regulatory initiatives related to enhanced credit scoring disclosure, interchange rates, data security, penalty pricing, minimum monthly payments and other aspects of credit card lending, marketing and operations. While these are generally directed at consumer transactions, it is possible that if any were to become effective they could impact small business lending and accordingly, could make compliance by the sponsor more difficult and expensive and affect the manner in which the sponsor conducts business.
          Litigation involving the sponsor, the servicer and affiliates may affect payments to noteholders.
          The sponsor and its affiliates are now and in the future may become subject to a variety of legal proceedings, including class action lawsuits, other litigation and claims arising in the ordinary course of business or discontinued operations. The costs the sponsor incurs in defending itself, or associated with settling any of these proceedings, as well as a material final judgment, injunction or decree against them, could materially adversely impact the sponsor’s and servicer’s financial condition and affect their ability to conduct their business, which may affect payments to noteholders. The results of litigation are difficult to predict and there can be no assurance that legal proceedings will not have a material adverse impact on the sponsors results of operation or financial condition.
Credit card industry antitrust litigation could adversely affect the sponsor’s business credit card program.
          On October 9, 2001, the United States District Court for the Southern District of New York issued its decision in an antitrust lawsuit brought by the United States Department of Justice against MasterCard International Incorporated, VISA U.S.A., Inc., and VISA International, Inc. The court ordered the repeal of the exclusionary policies of the associations that prevented the associations’ member banks from offering credit cards of competitors (e.g., American Express® and Discover Card®). On September 17, 2003, the United States Court of Appeals for the Second Circuit issued a decision that upheld the judgment of the District Court. On May 10, 2004, MasterCard® filed a writ of certiorari with the U.S. Supreme Court, which was denied on October 4, 2004, thereby exhausting all avenues for further appeal in this case. On October 4, 2004 and November 15, 2004, Discover Financial Services, Inc. and American Express Travel Related Services Company, Inc., respectively, filed a lawsuit in the U.S. District Court for the Southern District of New York against MasterCard Incorporated, MasterCard International Incorporated, Visa U.S.A., Inc. and Visa International Services Association alleging that the associations unlawfully restrained trade under the U.S. federal antitrust laws. On December 10, 2004 and January 14, 2005, respectively, MasterCard® filed a motion to dismiss the lawsuit for failure to state a claim. On April 14, 2005, the court denied Discover Financial Services, Inc. and American Express Travel Related Services Company, Inc.’s motion to give effect to the findings in the Justice Department’s litigation, in addition to denying MasterCard®’s motion to dismiss a number of Discover Financial Services, Inc. and American Express Travel Related Services Company, Inc.’s complaints. While the court has subsequently granted MasterCard®’s motion to dismiss certain of Discover’s claims, the parties to each of these lawsuits are still awaiting the court’s ruling on other motions to dismiss. We are not able at this time to determine what the effect, if any, of a final judgment would be on the sponsor’s revolving business purpose credit card program.
          In 1996, Wal-Mart Stores, Inc. and several other merchants sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York. The suit asserted that the rules of the associations regarding the uniform acceptance of all VISA® and MasterCard® cards, including debit VISA® and MasterCard® cards, constitute an illegal tying arrangement. In April 2003, MasterCard

International Incorporated and VISA U.S.A., Inc. each agreed to settle the suit before the U.S. District Court. MasterCard International Incorporated agreed to pay into a settlement fund approximately $1 billion over ten years and VISA U.S.A., Inc. agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in the interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards. In December 2003, the U.S. District Court granted final approval of the settlements. Certain merchants, however, have opted out of the settlements and have brought separate suits which have now been settled under separate settlement agreements. On January 4, 2005, the Second Circuit Court of Appeals issued an order affirming the U.S. District Court’s approval of the settlement agreement and the settlement is now final. In addition, class action lawsuits have been brought by consumers in various state courts and the District of Columbia that mirror the merchants’ suit.
          Multiple lawsuits (primarily class action suits) have been filed against MasterCard International Incorporated, VISA U.S.A., Inc., Visa International Corp., several member banks (Advanta Bank Corp. is not a named bank) in various federal courts asserting that the one percent currency conversion fee on all credit card transactions in foreign countries violates the Sherman Act. These suits have been consolidated in the U.S. District Court for the Southern District of New York. On July 3, 2003, the court granted MasterCard®’s motion to dismiss in part some of the claims, which did not include the antitrust claims. On March 9, 2005, the court issued a decision on defendants’ motion to reconsider the class certification decision, which ruled that cardholders of certain banks (including MasterCard®) are bound by the arbitration provisions in the cardholder agreements of the member bank defendants. The trial date has been set for May 15, 2006.
          Multiple lawsuits (primarily class action lawsuits) in several different states have been filed against MasterCard International Incorporated, VISA U.S.A., Inc., VISA International, Inc. and, in some cases, against certain member banks (Advanta Bank Corp. is not a named bank) in various federal courts asserting that the setting of interchange fees of MasterCard®, VISA® and various member banks violate the Sherman Act. In addition to the claims brought under federal antitrust law, some of these complaints contain certain state law consumer protection and common law claims based on the same conduct. These suits have been consolidated in the U.S. District Court for the Eastern District of New York. These cases are in their extremely early stages and it is impossible at this point to tell what impact, if any, they will have on the credit card industry or card issuing banks such as the sponsor.
          The description of the lawsuits above is primarily based on MasterCard Incorporated Incorporated’s disclosure in its Form 10-Q for the period ended September 30, 2005.
          The sponsor and its affiliates are not a party to these suits and therefore will not be directly liable for any amount related to the settlements, the suits filed by merchants who have opted out of the settlements or the consumer class action suits pending in the state courts. Also, the sponsor has issued only credit cards and not debit cards, and it is the acceptance of debit cards which is at issue in the merchants’ suits as discussed in the fourth preceding paragraph. However, if a judgment is entered against MasterCard® or Visa® in the suits filed by merchants who have opted out of the settlements or the consumer class action suits pending in the state courts, then the plaintiffs, the associations or the associations’ creditors may seek to assess or otherwise assert claims against the associations’ member banks, including the sponsor, to satisfy the judgment. In addition, even if no claim is asserted against the associations’ member banks, the impact of the settlements or a judgment against the associations could adversely affect the business operations of the member banks, including the sponsor. The outcome of these suits, the amount of any possible judgment against the associations, the amount of the settlements, the likelihood, amount and validity of any claim against the associations’ member banks, including the sponsor, resulting from the settlements or these suits, and the effect of the settlements or these suits on the payment of principal and interest on the notes cannot be determined at this time.
          We cannot predict the effect of the litigation described above or the proposed settlement in the merchants’ suits on the competitive environment in the credit card industry.
Action by bank regulatory authorities could affect the manner in which the sponsor conducts its business and the servicer’s actions as servicer.
          The sponsor is a Utah chartered industrial bank that is subject to regulatory oversight and examination by both the Federal Deposit Insurance Corporation and the Utah Department of Financial Institutions. The sponsor is subject to provisions of federal law that regulate its activities and require it to operate in a safe and sound manner. The effects of, and changes in, the level of regulatory scrutiny, regulatory requirements and initiatives, including mandatory and possible discretionary actions by federal and state regulators, restrictions and limitations imposed by banking laws, examinations, audits and possible agreements between the sponsor and the servicer and its regulators may affect the operations of the sponsor and the servicer.
          If the FDIC or the Utah Commissioner of Financial Institutions were to conclude that any obligation under the trust agreement, the indenture, the transfer and servicing agreement, the receivables purchase agreement, the administration agreement or any other agreement entered into by the sponsor or servicer with respect to one or more series, class or tranche were an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the sponsor, the FDIC and the Utah Commissioner of Financial Institutions has the power to order the sponsor or servicer, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as it determines to be appropriate. If such an order were issued, payments to the noteholder could be delayed or reduced, and the sponsor or servicer may not be liable to the noteholder for contractual damages for complying with such an order and the noteholder may have no recourse against the relevant regulatory authority. See “Material Legal Aspects of the Receivables — Certain Regulatory Matters” in this prospectus.
Macroeconomic Risk
Social, economic, environmental and geographic factors can affect credit card payments and may cause a delay in or default on payments.
          A variety of social, economic, environmental and geographic factors can adversely affect cardholder behavior, such as levels of cardholder spending, credit card payment timing and credit card payment rates. Social factors include changes in confidence levels and attitudes towards incurring debt, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. In addition, acts of terrorism in the United States and the political and military response to any such events may have an adverse effect on general economic or environmental conditions, business confidence and spending and general market liquidity. Geographic factors may include adverse changes in economic and environmental conditions in states where cardholders are located, which could have a direct impact on the timing and amount of payments on the accounts, which may have an impact on payments on the notes. In addition, existing and future legislation may affect the incurrence of debt and payment of credit card balances. In particular, under the Servicemember’s Civil Relief Act, members of the military, including reservists, on active duty who have entered into obligations, such as incurring credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. As of the date hereof, the number of accounts in the trust portfolio affected by the limitations and restrictions of the Servicemember’s Civil Relief Act is minimal, but in the future the number may change.
          Any of these factors could negatively impact the performance of the sponsor’s business credit card portfolio through, among other things, a lower rate of new account originations, lower credit card usage, increases in delinquencies, increases in the number of cardholders seeking protection under the bankruptcy laws and, consequently, the timing and amount of payments on the noteholder’s series, class or tranche. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for payment on the notes.
Transaction Parties
The Issuing Entity
          Advanta Business Card Master Trust is the issuing entity. It is a common law trust created under the laws of the State of Delaware, and is operated under a trust agreement dated as of August 1, 2000, between Advanta Business Card Receivables Corp., as depositor, and Wilmington Trust Company, as owner trustee. A copy of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity does not have any officers, directors or employees.
          The activities of the issuing entity are limited to:
•	acquiring, owning and managing the assets of the issuing entity and the proceeds of those assets;

•	issuing the notes and making payments on the notes;

•	issuing the “transferor beneficial interest,” which is an undivided beneficial interest in the issuing entity and represents the amount of receivables not securing any series, class or tranche. The transferor beneficial interest is entitled to receive all cash flows from the assets of the issuing entity not required to make payments on the notes or to be paid to a credit enhancer;

•	granting the collateral as security for the notes to the indenture trustee;

•	holding, managing and distributing to the holders of the transferor beneficial interests any portion of the collateral released from the lien of the indenture;

•	entering into, executing, delivering and performing its obligations under the transaction documents; and

•	engaging in related activities.

          The issuing entity is not permitted under the trust agreement to engage in any activity other than in connection with those activities listed above or as required or authorized by the terms of the transaction documents. The issuing entity does not have the power to create, assume or incur indebtedness or other liabilities except as contemplated in the transaction documents. The issuing entity had only minimal initial capital. The issuing entity will not own any assets other than the receivables, any proceeds thereof, and any other assets, such as credit enhancement agreements, that are permitted by the transaction documents. Also, see “The Indenture — Certain Covenants” in this prospectus for additional limitations on the issuing entity’s activities. As a consequence, the issuing entity is not expected to have any need for, or sources of, capital resources other than the receivables sold to the issuing entity.
          The depositor and the owner trustee, with the written consent of the indenture trustee, may amend the trust agreement without the consent of the noteholders so long as the amendment will not materially and adversely affect the interest of any noteholder or cause the issuing entity to fail to be treated as a qualified special purpose entity. In addition, the purposes and powers of the issuing entity may only be amended with the consent of the holders of notes representing more than 50% of the outstanding amount of all series. The trust agreement may also be amended by the depositor and the owner trustee without the consent of the indenture trustee or any noteholder for the purpose of avoiding the imposition of state or local income or franchise taxes imposed on the issuing entity’s property or its income if each rating agency has provided written confirmation that the proposed amendment will not result in the reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche.
          The trust agreement, including the provisions setting forth the issuing entity’s permitted activities, may be amended by the depositor and the owner trustee (1) with the consent of the indenture trustee and the holders of notes representing more than 50% of the outstanding amount of all series, (2) upon receipt of written confirmation from each rating agency that the proposed amendment will not result in the reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche, and (3) delivery of an opinion of counsel addressed to and delivered to the owner trustee and the indenture trustee as to certain tax matters. In addition, without the consent of all noteholders, no amendment may increase or reduce the amount of, or accelerate or delay the timing of payments that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding amount of the notes the holders of which are required to consent to any such amendment.
          The issuing entity’s principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.
          See “The Trust Portfolio — Sale and Assignment of Receivables” in this prospectus for a description of the sale and transfer of the receivables to the issuing entity and the creation and priority of the security interest in the receivables in favor of the issuing entity and the indenture trustee.
The Owner Trustee
          Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Since 1998, Wilmington Trust Company has

served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.
          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.
          Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.
          The sponsor has engaged Wilmington Trust Company to act as owner trustee from time to time in connection with separate securitization transactions. In addition, the sponsor and its affiliates may from time to time enter into normal banking relationships with Wilmington Trust Company and its affiliates.
          The owner trustee is responsible for executing and delivering the notes and holding the trust estate in trust. The owner trustee may execute documents on behalf of the issuing entity and may take other actions on behalf of the issuing entity at the direction of the noteholders, the indenture trustee, the depositor, the administrator or the servicer, as specified in the transaction documents.
          The owner trustee will not be personally answerable or accountable under any transaction document except for its own willful misconduct or negligence or for the inaccuracy of specified representations and warranties it made in the trust agreement. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation under the transaction documents at the direction of the depositor unless the depositor has offered security or indemnity satisfactory to the owner trustee to protect it against the costs and liabilities that may be incurred. The owner trustee will not be personally liable for any error of judgment made in good faith by the owner trustee, or for any action taken or omitted from being taken in accordance with the instructions of the administer or the depositor.
          The owner trustee may resign at any time by notifying the depositor. The depositor may remove the owner trustee, and will remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy-related event or is no longer eligible to act as owner trustee under the trust agreement. However, no resignation or removal of the owner trustee will be effective until the appointment of a replacement owner trustee is effective. The depositor will pay out of its own funds, without reimbursement, the fees of the owner trustee and will reimburse the owner trustee for its expenses and indemnify the owner trustee against all liabilities, in each case incurred by the owner trustee in connection with the performance of its duties unless incurred through the owner trustee’s own willful misconduct, negligence or bad faith, or as a result of the inaccuracy of specified representations and warranties it made in the trust agreement.
The Indenture Trustee
          Deutsche Bank Trust Company Americas is a New York banking corporation and is the indenture trustee under the indenture for the notes. Its principal corporate trust office is located at 60 Wall Street, New York, New York 10005. Deutsche Bank Trust Company Americas has and

currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of credit card receivables. See “The Indenture — Indenture Trustee” in this prospectus for a description of the limited powers and duties of the indenture trustee.
          The sponsor and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee and its affiliates.
The Sponsor
          Advanta Bank Corp. is the sponsor of the Advanta Business Card Master Trust. Advanta Bank Corp. is referred to as the “sponsor,” the “bank” or a “seller.” The sponsor is an industrial bank chartered under the laws of the State of Utah and it is a depository institution subject to regulatory oversight and examination by both the FDIC and the Utah Department of Financial Institutions. Under its banking charter, the sponsor is permitted to make consumer and commercial loans and to accept all FDIC insured deposits with the exception of demand deposits (such as checking accounts). The sponsor is a direct wholly-owned subsidiary of Advanta Corp. The principal executive office of the sponsor is located at 11850 South Election Drive, Draper, Utah 84020. Its telephone number is (801) 523-0858.
          Advanta Corp. is a publicly-traded company based in Spring House, Pennsylvania and its stock is listed on the NASDAQ National Market System as ADVNA and ADVNB. Advanta Corp. was incorporated in Delaware in 1974 as Teachers Service Organization, Inc., the successor to a business originally founded in 1951. In January 1988, the company changed its name from TSO Financial Corp. to Advanta Corp. Advanta Corp.’s principal executive office is located at Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania 19477-0844.
          As of December 31, 2005, the sponsor derived approximately 70.52% of its funding from the securitization of revolving business purpose credit card receivables. From January 1, 2000 to December 31, 2005, the sponsor derived an average of approximately 70.10% of its funding from the securitization of revolving business purpose credit card receivables. Since August 2000, the issuing entity has issued approximately $4.2 billion of notes in the public markets backed by revolving business purpose credit card receivables originated by the sponsor. Those notes have been issued in sixteen separate public transactions. The sponsor has also accessed securitization funding in fourteen private transactions, including a commercial paper conduit facility labeled Series 1997-A that is described in the Annex to the prospectus supplement.
          The sponsor originates the receivables, selects the accounts that are designated to the issuing entity, services the accounts, and along with underwriters that it engages, structures the securitization of these receivables.
          The sponsor has securitized its business purpose credit card receivables since 1996. The sponsor securitizes its receivables because the highly liquid and efficient asset backed securitization market provides the sponsor with a cost-effective source of funding, diversifies funding among different markets and investors, and provides liquidity. As discussed above, the sponsor meets a significant portion of its funding requirements through securitization. The sponsor participates in securitization markets in the United States.
          None of the asset backed securities issued by the issuing entity have experienced any losses, events of default or early amortization events and the sponsor and the servicer have not taken any action out of the ordinary course to prevent such an occurrence. For additional information concerning the sponsor’s origination and servicing of the accounts designated to the issuing entity, see “The Sponsor’s Business Card Activities” in this prospectus.
          Affiliates of Advanta Corp., including the sponsor, have securitized (i) mortgage loans from 1988 through September 2000, (ii) small equipment lease receivables from 1990 through 2001 and (iii) consumer credit card receivables from 1988 through 1998. Affiliates of Advanta Corp. participated in such issuances as sponsor, depositor and servicer. None of the asset backed securities issued in securitizations by affiliates of Advanta Corp. experienced any losses, events of default or early amortization events during the time that Advanta Corp., or one of its affiliates, participated in such issuances.
The Administrator
          Advanta Bank Corp. is the administrator for the issuing entity under the administration agreement dated as of August 1, 2000 between the owner trustee and the administrator, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. As administrator, the bank will agree, to the extent provided in the administration agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required or permitted by the transfer and servicing agreement, the indenture and the indenture supplement for each series and as described in the administration agreement. Duties of the administrator may include the execution of documents on behalf of the issuing entity.
          As compensation for its performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid in accordance with the terms of the indenture supplements or, if not provided therein, by the depositor.
          The administrator may resign upon giving the issuing entity 60 days’ prior written notice. The issuing entity may remove the administrator upon giving the administrator 60 days’ prior written notice, and may remove the administrator immediately if the administrator defaults in its duties under the administration agreement or becomes subject to a bankruptcy-related event. However, no resignation or removal of the administrator will be effective until the appointment of a replacement administrator is effective. The appointment of any successor administrator will be effective only after receipt of written confirmation from each rating agency that the proposed appointment will not result in the reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche.
          The administration agreement may be amended by the issuing entity and the administrator, with the written consent of the owner trustee, but without the consent of the depositor, the holders of the transferor beneficial interest or the noteholders of any series, class or tranche offered under this prospectus, to correct, supplement, add, change or eliminate any provisions in the administration agreement or to modify any rights of the noteholders or holders of the transferor beneficial interest on the following conditions:
•	the administrator delivers to the owner trustee a certificate of an authorized officer stating that the amendment will not materially or adversely affect the interests of the noteholders or the holders of the transferor beneficial interest; and

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche.
          The administration agreement may also be amended by the administrator and the issuing entity, with the written consent of the owner trustee, the depositor, the holders of the transferor beneficial interest and the noteholders holding at least 50% of the then outstanding principal amount of the notes of all series adversely affected by the amendment for the purpose of adding, changing or eliminating any provisions of the administration agreement or modifying the rights of the noteholders or the holders of the transferor beneficial interest. However, without the consent of all noteholders, of outstanding notes, no amendment shall:
•	increase or reduce the amount of, or accelerate or delay the timing of collections of payments on the trust portfolio or distributions required to be made for the benefit of the noteholders, or

•	reduce the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder.
The Depositor
          Advanta Business Receivables Corp., a Nevada-based special purpose entity, is the depositor. It is a corporation incorporated under the laws of the State of Nevada in May, 1996. Advanta Business Receivables Corp. is referred to as the “depositor” or a “transferor.” All of the depositor’s issued and outstanding shares of common stock are owned by the sponsor. The depositor was formed for the limited purpose of purchasing, owning, holding and transferring receivables and related activities.
          The principal executive office of the depositor is located at 2215B Renaissance Drive, Suite 5, Las Vegas, Nevada 89119. Its telephone number is (702) 966-4241.
          The depositor has taken steps intended to prevent the sponsor’s involvement in an insolvency proceeding from resulting in consolidation of the depositor’s assets and liabilities with those of the sponsor. An entity which is structured in this manner is frequently called “bankruptcy-remote.” These steps include the depositor’s creation as a separate, limited-purpose subsidiary with its own corporate identity and limited duties. The depositor’s articles of incorporation contain limitations including:
•	restrictions on the nature of its business; and

•	a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors, including the vote of each independent director.
Among other things, the depositor will maintain its separate corporate identity by:
•	maintaining records and books of accounts separate from those of the sponsor;

•	refraining from commingling its assets with the assets of the sponsor; and

•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of the sponsor.
          Each of the master indenture, the receivables purchase agreement, the trust agreement and the administration agreement also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and the issuing entity by any of the other parties to those agreements or, in the case of the master indenture, by the noteholders.
          The depositor will also represent and warrant that each sale of receivables by the depositor to the issuing entity is a valid sale of those receivables.
          The depositor’s obligations include the sale of any required additional receivables to the issuing entity and delivery of certain related documents and instruments, the filing of necessary Uniform Commercial Code, referred to as the “UCC,” continuation statements, the repurchase of receivables in the event of certain breaches of representations or warranties made by the depositor, the payment of collections or recoveries on receivables received by it, and the provision of an annual opinion of counsel regarding the perfected status of the security interest of the depositor in the receivables.
          The prospectus supplement for an issuance of a series, class or tranche may contain supplemental information concerning the depositor.
The Servicer
          Advanta Bank Corp. is the servicer for the Advanta Business Card Master Trust and has been the servicer since the issuing entity’s creation in August 2000. The bank as servicer or any new servicer is called the “servicer.” The bank has been servicing business purpose credit card accounts since 1994 and has serviced the sponsor’s securitized revolving business purpose credit cards since 1996. The bank services all of the accounts it originates, whether the receivables have been transferred to the issuing entity or not. Common servicing practices and procedures are used for all accounts, whether the receivables have been transferred to the issuing entity or not.
          There have been no instances of material noncompliance by the bank with the servicing criteria for its program and there have not been any material changes to the bank’s servicing policies and procedures over the past three years.
Servicing
Collection and Other Servicing Procedures
          For each series, the servicer will be responsible for servicing and administering the receivables in the trust portfolio in accordance with the servicer’s policies and procedures for servicing revolving business purpose credit card receivables comparable to the receivables in the trust portfolio and in accordance with the customary guidelines of the servicer. The servicer’s duties include billing, answering cardholder questions and providing other cardholder services, collecting payments on delinquent or defaulted accounts, maintaining records for each cardholder account and other managerial and custodial functions. The servicer also deposits collections on receivables into the collection account, calculates allocation amounts and prepares monthly reports. The servicer will not advance any payments a cardholder fails to make. The servicer may engage other service providers to fulfill some of these duties.

          • Operations
          The servicer’s operations are organized and designed to support rapid product introduction and cardholder portfolio growth. The servicer uses internal and external resources to support its servicing and collections functions. Certain processing and administrative functions associated with the servicing of the sponsor’s business credit card accounts are outsourced to First Data Resources, Inc.
          Notwithstanding the use of other entities to support its servicing functions, the servicer remains liable for all obligations of the servicer under the transfer and servicing agreement.
          • First Data Resources, Inc.
          First Data Resources, Inc., referred to as “FDR,” is located in Omaha, Nebraska and is a subsidiary of First Data Corporation. Services performed by FDR include: authorizing transactions through the MasterCard® and VISA® systems based upon the sponsor’s criteria for approval; performing billing and settlement processes; generating monthly billing statements; and issuing credit card plastics and new account agreements. First Data Corp. is a leading provider of electronic commerce and payment solutions for businesses and consumers worldwide and services approximately 4.1 million merchant locations, 1,500 card issuers and millions of consumers. FDR’s portfolio of services and products includes credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; money transfer services; money orders; fraud protection and authentication solutions; check guarantee and verification services and PIN-secured debit acceptance at approximately 1.7 million ATM and retail locations.
          • Customer Service and Support
          The servicer maintains several channels of communication and support for its cardholders, including toll-free phone access, on-line account management, postal and facsimile services. The servicer maintains multi-site contact centers, currently located in Horsham, Pennsylvania and Draper, Utah. The servicer’s contact centers are managed so that functions can be performed seamlessly regardless of geographic location. Cardholder contacts are distributed across these sites based on service level objectives. In addition, the servicer leverages numerous technology solutions to increase efficiencies, reduce costs and improve cardholder satisfaction. The servicer uses metrics such as first contact resolution and average speed of answer to measure its performance and success.
          The servicer’s cardholder service function works closely with other functions across the organization to achieve seamless service and problem resolution. The servicer is focused on supporting and maintaining its relationships with its existing cardholders through programs designed to stimulate card use, enhance cardholder loyalty and retain existing accounts. The servicer’s objective is to maximize every contact opportunity to provide “best in class” service to its cardholders.
          • Delinquencies and Collections
          Delinquencies and charge-offs are monitored by management of the servicer’s collections and credit departments. The servicer uses a variety of techniques to discourage delinquent payments, including assessment of late fees and use of penalty pricing. The servicer’s credit evaluation, charge-off policies and collection practices may change from time to time in accordance with its business judgment and applicable laws and regulations.
          The servicer uses a variety of collections strategies to pursue late payments. The servicer’s strategies are developed using proprietary models that analyze an array of variables, including payment history, FICO®* credit score and other credit indicators, to predict the type and timing of collections activity to be implemented for each account in order to optimize its collection efforts. Collection activities include statement messages, formal collection letters and telephone calls as well as a self service website that cardholders can access. Collection personnel initiate telephone contact with delinquent cardholders as early as the first day the cardholder becomes contractually delinquent. The objective is to contact highest risk accounts first. If initial telephone contact fails to resolve the delinquency, the servicer continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the servicer may also enter into arrangements with cardholders to extend or otherwise change payment schedules.
          Each account is billed monthly on a statement date which occurs on or about the same day of each month. An account is contractually delinquent if the minimum payment indicated on the billing statement is not received before the next statement date.
          Accounts are charged-off no later than the end of the month in which they become past due 180 cumulative days from the contractual due date. After an account has been charged-off, if the cardholder has not declared bankruptcy, the account may be referred to an outside collection agency. If fraudulent activity is discovered or reported, the servicer charges-off the relevant portion of a credit card account no later than 90 days after discovery or verification or within the contractual charge-off time frames stated above, whichever is shorter. If cardholders declare hardship or enter credit counseling, the servicer will charge-off affected accounts in the month in which the account became 120 days past due. The accounts of cardholders who declare bankruptcy, whether the bankruptcy is with respect to the business or the signing individual, are charged-off within 60 days of receipt of notification of filing from the bankruptcy court, or within the time frames adopted in the FFIEC Uniform Retail Credit Classification and Account Management Policy, whichever is shorter. Once an account is charged-off, it cannot revert to non-charged off status, unless the charge-off was an operational error. Charged-off accounts may be sold to third parties. If accounts are reaged (to a lesser delinquency status or brought current) and the cardholder does not adhere to their agreed upon fixed repayment schedule, the account will be charged-off in the month in which the account became 120 days past due.
          The servicer maintains collection centers in Horsham, Pennsylvania and Draper, Utah. Efforts to collect delinquent and charged-off accounts are made by the servicer’s collection staff, supplemented in certain cases by external resources such as collection agencies and attorneys.
          • Interest Accrual
          Prior to October 1, 2002, the billing and recognition of interest and fees was discontinued when the related receivable became 90 days past due or when the account was classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Effective October 1, 2002, the servicer continues to bill and recognize interest and fees on accounts when they become 90 days past due, and an additional allowance for receivable losses is established for the additional billings estimated to be uncollectible through a provision for interest and fee losses. The billing and

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

recognition of interest and fees is still discontinued when the account is classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Provisions for interest and fee losses are recorded as direct reductions to interest and fee income.
     • Billing and Payments
     FDR generates and mails to cardholders monthly statements summarizing account activity. Activity on an account during a billing period can take the form of: (a) a balance at the end of the period; (b) a purchase, balance transfer, cash use or other transaction during the period; (c) a payment, complete or partial, during the period; and/or (d) a charge assessed during the period. Cardholders can pay balances in full each month or pay in installments. If they elect to pay in installments, they are required to pay at least the minimum payment shown on the billing statement.
     Payments made by check are sent to a lockbox. Wachovia Bank, N.A., as successor by merger with First Union National Bank, has been the lockbox provider for the sponsor since 1999, pursuant to an agreement dated as of October 13, 1998.
     Generally, the servicer’s cardholder agreements define the minimum payment due as the sum of (1) 2.25% of the entire outstanding balance on the account or $10, whichever is greater, plus (2) any amount that is past due, plus (3) any newly-accrued fees and charges the servicer elects to include. If the entire outstanding balance is less than $10, then only the outstanding balance is due. In addition, if the outstanding balance less the minimum payment due exceeds the credit limit, the excess may be added to the minimum payment due. The servicer also may elect to vary the minimum payment on any account to provide for additional balance amortization or in other circumstances. Finance charges are assessed during any period when there is an outstanding account balance. Application of payment and credit amounts to the various components of amounts due will be at the servicer’s discretion, subject to contractual, legal and regulatory requirements, may vary from time to time and normally includes, application of payments and credits to fees, finance charges and insurance premiums before principal amounts, and to components bearing lower interest rates (such as introductory or promotional rates) before components bearing higher interest rates.
     The servicer offers cards to cardholders with and without an annual fee. The servicer can also assess fees for account transactions, such as cash use, balance transfers and foreign currency conversions, and for account performance, such as late payments, over-limit status, returned checks and drafts, and draft stop payment orders, all as provided in the servicer’s cardholder agreements.
Adjustments to Receivable Balance
     On each day that the servicer adjusts downward the amount of any receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because the receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the servicer otherwise adjusts downward the amount of any receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of principal receivables used to calculate the transferor interest, the investor percentage and any other percentage or amount required in the transfer and servicing agreement, the indenture or the indenture supplement to be calculated by reference to the amount of principal receivables will be reduced by the amount of the adjustment. The “transferor interest” is an amount equal to the sum of the aggregate amount of principal receivables in the issuing entity at the end of the immediately preceding day plus any amount on deposit in the excess funding account at the end of the immediately preceding day minus the total adjusted invested amounts of all series then outstanding. The “investor percentage” means a specified percentage of collections of principal receivables, finance charge and administrative receivables and defaulted receivables allocated to each series. The “adjusted invested amount” means on any date for any single issuance series, the invested amount on that date, minus the amount on deposit in the specified trust account, as described in the indenture supplement for that series, and for a multiple issuance series, as described in the indenture supplement for that series.
     Similarly, the amount of principal receivables used to calculate the transferor interest, the investor percentages and any other percentage or amount required in the transfer and servicing agreement, the indenture or the indenture supplement to be calculated by reference to the amount of principal receivables will be reduced by the amount of any receivable discovered to have been created through a fraudulent or counterfeit charge. Any of these adjustments will be made on or prior to the end of the monthly period in which the adjustment arises. If after the exclusion of the principal receivables from the calculation of the transferor interest, the transferor interest would be less than the required transferor interest, the depositor will be required to deposit an amount equal to such deficiency into the excess funding account. The “required transferor interest” is on any date, the required transferor percentage times the total amount of principal receivables in the issuing entity. The “required transferor percentage” initially was 7%. The depositor is permitted to reduce the percentage by giving 30 days prior notice to the indenture trustee and each rating agency if (a) written confirmation is received from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche and (b) the depositor delivers to the indenture trustee a certificate of an authorized officer to the effect that the depositor reasonably believes that such reduction will not have an Adverse Effect. In no event may the required transferor percentage be less than 2%. The required transferor percentage was reduced to 6% effective November 22, 2004.
The Sponsor’s Business Credit Card Activities
Business Overview
     The sponsor is the originator and seller of the receivables arising in the accounts designated to the issuing entity. The receivables arise in accounts designated by the sponsor from its portfolio of MasterCard®* and VISA®* revolving business purpose credit card accounts, referred to as the “Advanta Business Card Portfolio.”
     The sponsor through its primary business, Advanta Business Cards, is one of the nation’s largest issuers of revolving business purpose credit cards to small businesses and business professionals. As of the date hereof, each Advanta Business Card account designated to the issuing entity was originated by the sponsor. The sponsor offers revolving business purpose credit cards to small businesses and to business professionals, and its strategy is to maximize long term growth and increase profitability by attracting and retaining high credit quality cardholders and deepening its cardholder relationships.

*	MasterCard® and VISA® are registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

     The sponsor’s principal objective is to use an information-based strategy to continue to prudently grow its business and increase profitability. Based on the sponsor’s experience and expertise in analyzing the credit behavior and characteristics of its cardholders, the sponsor has developed an extensive database of cardholder information and attributes. The sponsor uses this information in conjunction with proprietary credit scoring, targeting and other sophisticated analytical models it has developed to market its products to prospective cardholders and to manage its relationships with its existing cardholders. The sponsor continually monitors its cardholder segments and validates its models based on actual results, and uses this information to refine and improve its analytical assumptions. The information the sponsor gathers and analyzes allows it to market directly to specific cardholder segments and to target prospects effectively. The sponsor also uses this information proactively to anticipate cardholder needs and customize its products to meet those needs and to enhance and maintain its relationships with existing cardholders.
     Through the sponsor’s focus on the small business market, it has identified numerous market segments distinguishable by characteristics such as size of business and industry. The sponsor expects to continue to use a targeted approach to these market segments, aiming to anticipate the distinct needs of various small businesses and business professionals, and to offer them products and services geared to their needs. The sponsor also plans to strengthen and deepen its relationships with its existing cardholders by emphasizing access to products and services that meet the unique demands of small businesses and business professionals and providing exceptional value to its cardholders.
     The sponsor is licensed to issue both MasterCard® and VISA® revolving business purpose credit cards, although its primary product is a MasterCard® business purpose credit card. MasterCard® and VISA® both license banks and other financial institutions, such as the sponsor, to issue credit cards using their respective service marks and interchange networks. The sponsor’s revolving business purpose credit cards provide approved cardholders with access, through merchants, banks, checks and ATMs, to unsecured revolving business purpose credit lines. Under the terms of the sponsor’s cardholder agreements, its revolving business purpose credit cards may only be used for business purposes.
Originations
     The sponsor originates, directly and through the use of third parties, substantially all of its revolving business purpose credit card accounts using direct marketing techniques. Interested applicants may return applications to the sponsor via mail, telephone or the Internet. The sponsor also uses telemarketing solicitations of prospective cardholders whose creditworthiness has been prescreened.
     The sponsor’s sources for prospective cardholders include credit reporting agencies, lists from data compilers and customer lists from establishments that have small business customer bases. The sponsor also acquires cardholders through its strategic relationships with other organizations serving the small business market. In an effort to expand its reach, the sponsor regularly tests new sources and channels for identifying prospective cardholders. The sponsor targets prospects for its revolving business purpose credit cards using relevant information from the sources described above, historical solicitation data and its proprietary segmentation methods. The sponsor’s targeting models and product offerings are continually updated to reflect changes in the competitive environment.

     In 2003, the United States Congress enacted the Fair and Accurate Credit Transactions Act of 2003, referred to as the “FACT Act,” which extensively amended the Fair Credit Reporting Act, referred to as “FCRA,” governing the use of consumer credit reports. In January 2005, the Federal Trade Commission, pursuant to the FACT Act, issued its final regulation to enhance required notices in prescreened offers for credit and insurance. The notices, among other things, inform consumers about their right to opt out of receiving future prescreened offers. Additional regulations implementing other aspects of the FACT Act are expected in 2006. Because the sponsor’s current lending activities are principally directed to revolving business purpose credit, the FACT Act has had less of an impact on the sponsor’s activities.
     Upon receipt of a prospective cardholder’s information, data is input into the sponsor’s database and is subject to the sponsor’s verification process. Through the use of proprietary credit scoring systems, the sponsor scores prospective cardholders to determine creditworthiness. See “— Underwriting Procedures” below. If a prospective cardholder is approved, an account is established and a fulfillment package including the card and a cardholder agreement, convenience checks, activation procedures and other pertinent information are sent directly to the cardholder via mail. On the face of the card appears the credit card account number, the expiration date, the signing individual’s name and, if requested, the name of the cardholder’s business. If an applicant is declined, typically due to a poor credit history or lack of complete or accurate credit information, a written notice to that effect is delivered to the applicant.
     In an effort to expand the sponsor’s cardholder base, from time to time the sponsor has formed and may in the future form strategic relationships with third parties whose customers or memberships fit the sponsor’s target cardholder profile. These third party relationships may take the form of joint ventures or other strategic alliances with companies and associations having portfolios of small business customers or members. The sponsor may also choose to pursue selective acquisitions of a bulk portfolio of credit card accounts, provided the cardholders to be acquired fit the sponsor’s desired small business or business professional cardholder profile.
     By using the sponsor’s credit cards, its cardholders agree to be bound by the terms and conditions of the cardholder agreement. Under each cardholder agreement, the sponsor, or its successor, reserves the right, upon notice to the cardholder, to change or terminate any terms, conditions, services or features of its accounts at any time, including increasing or decreasing interest rates, finance charges, other fees and charges or minimum payment terms. The cardholder agreement also provides that any such changes may, after notice, apply to outstanding balances as well as to future transactions. The cardholder can elect not to be bound by certain changes in terms by giving timely written notice to the sponsor, upon which the account is closed but must be paid off according to the prior terms.
     Cardholders may use the credit card or convenience checks for business purpose purchases, balance transfers and cash. Cardholders make purchases by using the credit card to buy goods or services from retailers, service providers and other vendors. Cardholders may draw against their credit lines by transferring business purpose balances owed to other creditors to their Advanta Business Card accounts. Cash use refers to withdrawing cash from a financial institution or an automated teller machine, using convenience checks issued by the sponsor to draw against the cardholder’s credit line, or purchasing items which can be reasonably assumed to be substitutes for cash.

     The sponsor offers a number of benefits that it believes are important to small businesses and business professionals, including:
•	competitively priced offerings and rewards programs;

•	additional cards for employees at no fee with the ability to set individual spending limits;

•	on-line, downloadable detailed expense management reports that categorize purchases, and itemize charges for recordkeeping and tax purposes;

•	customized cards with the cardholder’s business name displayed on the front of the card and customized business checks;

•	free on-line account management and bill payment; and

•	access to products and services that are designed to meet the unique needs of its cardholders on favorable terms and conditions.
     The interest rates and credit line sizes offered on the sponsor’s credit card accounts vary and, except for those accounts offered solely to business professionals, are generally determined based upon the credit history and creditworthiness of the business and the individual who is an owner or authorized officer of the business, referred to as the “signing individual.” Under the cardholder agreement for the sponsor’s core revolving business purpose credit card product, the signing individual and–except for those accounts offered solely to business professionals–the business are jointly and severally liable for all transactions on the account in accordance with the terms of the cardholder agreement.
Underwriting Procedures
     The sponsor has developed sophisticated models for assessing the creditworthiness of applicants. Using a proprietary credit scoring system, the sponsor evaluates common applicant characteristics and their correlation to credit risk. The sponsor regularly validates and updates its scoring models to maintain and enhance their predictive power.
     On the application for its revolving business purpose credit cards, the sponsor requests information about the prospective signing individual and the business. The sponsor may consider credit related and other relevant data about both the signing individual and the business in its assessment of the creditworthiness of potential cardholders. However, when the sponsor offers its core revolving business purpose credit card product to business professionals, it only considers credit related and other relevant data about the signing individual in its assessment of the creditworthiness of prospective cardholders because only the signing individual is liable on those accounts. Through the application process, the sponsor verifies the prospective cardholder’s identification information and, when applicable, collects available information about the prospective cardholder’s business. This information, coupled with credit reports received from external credit reporting agencies, forms the basis for the sponsor’s decision to extend credit. The credit line size the sponsor offers varies and is ultimately determined based upon the information the sponsor receives regarding the credit history and creditworthiness of the business and/or the signing individual.

     The sponsor has reported, and expects to continue reporting, account information on its business cardholders to an external business credit agency. The sponsor also has the right to report its signing individuals’ credit behavior to consumer credit bureaus.
     Subject to the policies and procedures of the sponsor and the direction of the sponsor’s board of directors, the sponsor’s chief credit officer has oversight responsibility for the credit policy manual, develops policies, and recommends to the board approval of new policies as well as material changes to existing policies. Policy recommendations may originate from business unit personnel, credit administration or risk management personnel. The sponsor’s board of directors approves all credit-related policies and any material changes to those policies. Policies by which the credit process is managed are reviewed and approved by the board of directors on at least an annual basis. Included in this review are the sponsor’s and servicer’s policies on items such as underwriting, loan monitoring and problem loan management.
     Since October 2002, the sponsor has been using a set of credit risk scoring models, which are updated and enhanced periodically, to predict the creditworthiness of the signing individual and of the business. These models use several predictive attributes to predict the probability of default of the signing individual and the business. One predictive indicator is the FICO score of the signing individual. The FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Although Fair, Isaac & Company discloses only limited information about the variables it uses to assess credit risk, the sponsor believes they include, but are not limited to, debt level, number of credit experiences, delinquency experience and utilization level of available credit. The sponsor believes that the FICO score, as a measure of credit risk, has only limited value in assessing the small business market because it does not capture all relevant information relating to an applicant’s business.
     From April 2002 through October 2002, the sponsor assigned credit lines based on a combination of underwriting risk score and applicable product offer. The underwriting risk score together with the applicable product offer were key determinants of credit line assignment. In general, those in the lowest risk score band, reflecting the highest degree of credit risk, received lower credit lines than those in the higher credit risk score bands reflecting lower degrees of credit risk. Credit line assignments expanded for competitively priced offers and for “reward” products, due to the better performance that these products had historically produced for the sponsor. At the point of approval of an applicant, the sponsor’s profile of that applicant was limited to the information outlined above, including the FICO score of the signing individual and, if available, limited historical business information. Once the applicant became a cardholder, the sponsor compiled information regarding the account behavior and used this information to maintain and update its performance database. The sponsor’s management believed that this information regarding actual account performance and actual behavior over time became a highly reliable indicator of future performance and therefore diminished the relevance of the criteria initially used to score applicants. Hence, the sponsor periodically re-scored the signing individual of the business based on all of the information the sponsor had accumulated, and used this information to evaluate and potentially adjust both the interest rate and the credit line size offered to the cardholder.
     From April 2001 through March 2002, the sponsor’s scoring system was modified to differentiate between revolvers (cardholders who maintain account balances on which finance charges are assessed) and transactors (cardholders who pay their balances in full each month). This updated scoring system allowed the sponsor to more accurately assess the likely profitability of an account by acknowledging the differences in behavior and profitability between revolvers and transactors. The differences between these two groups called for different treatments in assigning credit lines and pricing on the account. Generally, higher credit lines were assigned for the revolver segment where the incremental line would most likely be used. Higher account interest rates were generally assigned to revolvers in this updated model, as compared to the original scoring model, and lower interest rates were assigned to the transactor segment in an effort to encourage balance-building behavior. This updated system also introduced a purchase volume score that allowed the sponsor to better segment and predict those cardholders who would likely be revolvers but maintain smaller revolving account balances, and assign them the appropriate size credit lines and pricing.
     From August 1999 through March 2001, the sponsor’s scoring system included an underwriting risk score and a revolving balance score. The underwriting risk score was a measure of perceived credit risk or potential for default, as previously described. The revolving balance score measured the expected potential balance of an account or the propensity for a cardholder to maintain an on-going account balance on which finance charges could be assessed. This score, together with the underwriting risk score, were key determinants of overall profitability. Using this two score technique, the sponsor was able to identify those actual and potential applicants who presented low risk but also were not likely to maintain an account balance, engage in regular card use, or otherwise contribute to the sponsor’s profitability. Likewise, it allowed the sponsor to include potential applicants who presented moderate risk, but who also were likely to maintain an account balance and contribute to the sponsor’s profitability. Traditionally, these applicants may have been excluded using only credit risk criteria.
Competition
     The credit card industry is highly competitive. As both traditional and new credit card issuers seek to expand or to enter the market, there is increased competitive use of advertising and target marketing. There is also increasing pricing competition with respect to interest rates, fees and rewards programs. The sponsor issues MasterCard® credit cards to small business and business professionals nationwide, competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations and other depository institutions. Many of these competitors have sizeable branch systems through which credit cards are marketed to the institution’s customer base, and these competitors may have greater capital resources and a larger deposit base than the sponsor. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the accounts designated to the issuing entity. The sponsor continually monitors the activities of its competitors to stay informed of the competitive environment.
Pricing
     The sponsor has competitively priced product offerings, including promotional pricing and rewards programs, that are designed to appeal to its target cardholders and to respond to the competitive environment. The sponsor’s current pricing and rewards strategies include a combination of promotional pricing and cash back rewards that the sponsor’s cardholders can redeem for travel, gift certificates or merchandise, based on net purchases made on the sponsor’s business purpose credit card accounts. The sponsor continually tests different pricing and rewards strategies.

     All of the sponsor’s business credit card accounts are assigned finance charge rates which are either fixed or variable rates. The sponsor’s variable finance charge rates adjust from time to time according to an index such as the prime rate or LIBOR (London Interbank Offered Rate), but subject to a minimum below which the rate cannot fall. Since March 2005, almost all of the sponsor’s newly originated accounts had finance charges that accrued at fixed, rather than variable, interest rates. With notice, the sponsor may reprice accounts at its discretion and in accordance with the terms of the applicable cardholder agreement. An account may have promotional pricing, including an introductory period during which a low or zero percent interest rate is charged for a specified duration on specified types of transactions, after which the introductory rate generally is converted to a higher rate. Some accounts may have non-introductory promotional pricing for specified types of balances or account transactions.
     The sponsor continually monitors the credit quality of its business credit card accounts and adjusts the pricing and/or credit line size on an account based on a variety of factors, including changes in a cardholder’s credit standing and other factors indicating a risk of future nonpayment. To discourage delinquent payments, the sponsor assesses late fees and uses “penalty pricing” which automatically increases the finance charge rate assessed on any account that is in default in accordance with the terms of the applicable cardholder agreement. The amount by which the finance charge rate is automatically increased may vary.
Interchange
     Member banks, including the sponsor, receive certain fees, referred to as “interchange,” as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to account billing. Under the MasterCard® and VISA® systems, a portion of interchange in connection with cardholder charges for goods and services is passed from the merchant who accepts the card and whose bank clears the related transaction to the cardholder’s card issuing bank. MasterCard® and VISA® set interchange fees annually for various classifications of merchants based on the number of credit card transactions and the size of the typical transaction, among other factors. To the extent set forth in the indenture supplement for a particular series, the sponsor’s collections of finance charge and administrative receivables allocable to that series will be deemed to include any interchange associated with the receivables of the issuing entity. See “Risk Factors — Legal, Regulatory And Litigation Risk — Legislative and regulatory developments may affect the sponsor’s business operations and ability to generate new accounts.”
Key Outside Supplier Relationships
     The sponsor uses a variety of services, in addition to those provided by FDR, in originating and servicing its accounts. These services include issuing credit card plastics and new account agreements, data management, fraud management, and payment processing. Any interruption, deterioration or termination of these services could adversely affect the sponsor’s business operations and reputation.
     The sponsor contracts with a major third-party financial institution to process cardholder payments. The payments are received at a centralized post office box and delivered to a processing center. Payments are processed Monday through Saturday and deposited into the sponsor’s account. Payment information is transmitted daily to FDR to post to the cardholders’ accounts. Customers also have the ability to make account payments via electronic Automated

Clearing House, referred to as “ACH,” transactions. These payments can be initiated through the sponsor’s website or over the phone with a sponsor representative. Payment requests are confirmed in the system and initiated through the ACH network, through which payments post to the cardholders’ accounts and funds are drawn from cardholders’ previously-identified banks.
     The sponsor’s underwriting, marketing and account management processes depend on data provided by Dun & Bradstreet and the three consumer credit bureaus, Equifax, Experian, and Trans Union. Additionally, the sponsor’s underwriting and account management process depend on business information provided by Dun & Bradstreet and an external small business credit exchange. In the past, the sponsor also obtained information on small businesses from Experian. While the three consumer credit bureaus are largely interchangeable, the business data provided by Dun & Bradstreet and the external small business credit exchange are unique. Inability to access information from Dun & Bradstreet or the external small business credit exchange could adversely impact the sponsor’s ability to make credit decisions and market its revolving business purpose credit card products.
Credit Card Association Relationships
     MasterCard® and VISA® license banks, referred to as “member banks,” to issue credit cards using their servicemarks and to use their payment processing networks. The sponsor is licensed to issue both MasterCard® and VISA® revolving business purpose credit cards. The vast majority of the Advanta Business Card Portfolio accounts, and all new accounts being issued are MasterCard® credit cards.
     When a cardholder uses a credit card issued by a bank under contract with MasterCard® or VISA®, the seller of goods or services or the provider of cash generally sells the resulting receivable to that seller’s/provider’s merchant bank, which in turn sells the receivable (generally indirectly, through a clearing corporation and its agent bank) to the member bank that issued the credit card for an amount equal to the face amount of the receivable less interchange and other fees. The member bank is generally required by its contracts with MasterCard® and VISA® to purchase and pay daily for all receivables generated by use of credit cards issued by it. If a member bank were to fail to perform these obligations, MasterCard® or VISA® would have the right to cancel the credit cards issued by that member bank.
The Trust Portfolio
Sale and Assignment of Receivables
     The sponsor, as the initial seller, has sold to the depositor, as the initial transferor, for further transfer and assignment by the depositor to the issuing entity, all of the sponsor’s right, title and interest in and to the receivables in the accounts designated to the issuing entity and future receivables created in these accounts. The receivables generated in these accounts are referred to as the “trust portfolio.” One or more additional sellers that are affiliates of the sponsor may sell and assign to the depositor or directly to the issuing entity all their right, title and interest in and to receivables in designated accounts. The sponsor and additional sellers may sometimes be referred to as “sellers.” One or more additional transferors that are affiliates of the depositor may sell and assign to the issuing entity all their right, title and interest in and to receivables in designed accounts. However, any additional seller or transferor will be designated only in accordance with the procedures specified in the receivables purchase agreement and the transfer and servicing agreement.

     Each of the sponsor and the depositor has indicated and, in connection with each future transfer of receivables to the issuing entity, will indicate in its computer files or books and records that the receivables have been sold to the depositor and transferred to the issuing entity. In addition, the sponsor and the depositor have provided or caused to be provided, or will provide or cause to be provided, to the owner trustee computer files containing a true and complete list showing each account designated to the issuing entity, identified by account number and by total outstanding balance on the applicable cut-off date. Neither the sponsor nor the depositor will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. The records and agreements relating to the accounts and the receivables maintained by the sponsor or the depositor are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables owned by the sponsor and are not and will not be stamped or marked to reflect the sales described above. The computer records of the sponsor and the depositor are and will be required to be marked to evidence these sales.
     The transactions described in this prospectus have been structured to assure that the sale of the receivables by the sponsor or any other seller to the depositor constitutes a “true sale” of the receivables. If the sale constitutes a “true sale,” receivables and related proceeds would not be property of the applicable seller were it to become subject to any insolvency law. In the receivables purchase agreement, the sponsor has granted to the depositor a first priority security interest in the receivables and the other assets of the issuing entity, in the event that its transfer and assignment of the receivables is construed not to be a sale but a borrowing secured by the receivables. Similarly, in the transfer and servicing agreement, the depositor has granted to the issuing entity a first priority security interest in the receivables, in the event that its assignment of the receivables is construed not to be a sale but a borrowing secured by the receivables. Pursuant to a security agreement, the sponsor has granted directly to the indenture trustee, for the benefit of the noteholders and any credit enhancer, a security interest in the receivables, in the event that the assignment and sale of the receivables is construed not to be a sale but a borrowing secured by the receivables. In the indenture, the issuing entity has granted to the indenture trustee, for the benefit of the noteholders, a security interest in the receivables. Each of the sponsor, the depositor and the owner trustee on behalf of the issuing entity has filed or will file in all appropriate jurisdictions UCC financing statements covering the receivables meeting the requirements of applicable law. Similar actions will be taken by any additional seller or transferor. See “Risk Factors — Transaction Structure Risk — Some liens would be given priority over the notes which could cause delayed or reduced payments” and “Material Legal Aspects of the Receivables” in this prospectus.
     The primary assets of the issuing entity are the receivables in the trust portfolio. In addition to the receivables in the trust portfolio, the assets of the issuing entity include:
•	all monies due or to become due in payment of these receivables;

•	all proceeds of these receivables;

•	all proceeds of any credit insurance policies relating to these receivables;

•	any recoveries allocable to the issuing entity because of these receivables;

•	interchange, if any, allocated to a series, class or tranche, as described in the prospectus supplement;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement so indicates;

•	proceeds of any credit enhancement, as described in the prospectus supplement; and

•	proceeds of any derivative contracts, consisting of interest rate swaps, currency swaps or interest rate caps, as described in the prospectus supplement.

     Receivables in the issuing entity consist of:
•	“principal receivables,” which are amounts charged by cardholders for merchandise, services, cash use and balance transfers; and

•	“finance charge and administrative receivables,” which are periodic finance charges, annual membership fees and service charges, late fees, over-limit fees, cash usage fees, the portion of interchange and all other fees and charges on accounts determined by the depositor to be included as finance charge and administrative receivables, and any other amounts, including all recoveries with respect to receivables previously charged-off as uncollectible, other than principal receivables, determined by the depositor to be finance charge and administrative receivables.
     The issuing entity considers net recovery amounts for defaulted receivables, called “recoveries,” as collections of finance charge and administrative receivables.
     A group of accounts were selected on August 1, 2000, referred to as the “initial cut-off date,” and designated to the issuing entity. These accounts are the “initial designated accounts.” On numerous dates since then and on dates hereafter, each is referred to as an “additional cut-off date,” additional accounts have been and may be designated for inclusion in the issuing entity. The initial cut-off date and each additional cut-off date are called “cut-off dates” in this prospectus. The initial designated accounts and additional accounts designated to the issuing entity must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables in the initial designated accounts and additional accounts designated to the issuing entity have been sold to the issuing entity. Additional receivables arising from time to time in the accounts designated to the issuing entity are automatically sold to the depositor and transferred to the issuing entity. If receivables transferred to the issuing entity are found to have been ineligible when created or designated for inclusion, the depositor or other transferor that transferred those receivables must accept reconveyance of those receivables.
     The depositor has the right to, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under “The Trust Portfolio — Addition of Trust Portfolio Assets” in this prospectus.
     The depositor also has the right to remove accounts from the trust portfolio, as described under “The Trust Portfolio — Removal of Trust Portfolio Assets” in this prospectus. If the depositor exercises this right, the issuing entity will reconvey all receivables in these removed accounts, whether existing or to be created, to the depositor or other transferor that sold those receivables.

     When the issuing entity issues a new series, class or tranche, the depositor will represent and warrant to the issuing entity that, as of the closing date for the new series, class or tranche, the accounts designated to the issuing entity met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See “Description of the Notes — Representations and Warranties” in this prospectus and “Glossary of Terms for Prospectus” at the end of this prospectus for more information on eligibility criteria for accounts and receivables.
     The prospectus supplement relating to each series, class or tranche will provide certain information about the trust portfolio as of the date specified. This information will include:
•	the amount of principal receivables;

•	the amount of finance charge and administrative receivables;

•	the range and average balances of the accounts;

•	the range and average credit limits of the accounts;

•	the range and average ages of the accounts;

•	the geographic distribution of the accounts; and

•	delinquency statistics relating to the accounts.
Addition of Trust Portfolio Assets
     As described above under “The Trust Portfolio — Sale and Assignment of Receivables,” the depositor will have the right and may be required to, designate, from time to time, additional eligible accounts for inclusion in the trust portfolio. “Eligible account” is defined in the “Glossary of Terms for Prospectus” at the end of this prospectus. Subject to these eligibility requirements and applicable regulatory guidelines, the decision regarding when and to what extent accounts will be added to the trust portfolio will be solely at the depositor’s discretion, and that decision will not be independently verified by any other party. In both cases, the depositor will sell to the issuing entity its interest in all receivables generated on those additional accounts. After an account is designated to the trust portfolio, the receivables generated in that account automatically become receivables of the issuing entity, whether the receivables are then existing or subsequently created. Noteholders will not receive prior notice of, will not be offered prior review of, or be required to or allowed to consent to any designation of accounts to the issuing entity.
     The depositor is required to designate additional eligible accounts to the issuing entity on a monthly basis, to the extent available for so long as notes remain outstanding, (a) if, as of the last business day of any calendar month, the total amount of principal receivables in the issuing entity is less than the required minimum amount of principal receivables, as adjusted for any series, class or tranche having a paired series, class or tranche as described in the indenture supplement for that series, class or tranche or (b) if the transferor interest averaged over the immediately preceding 30 calendar days is less than the required transferor interest.
     The depositor has the right, from time to time, to designate, in its sole discretion, additional eligible accounts to the issuing entity. Each additional account must be an eligible account on the applicable cut-off date. Additional accounts may not be of the same credit quality as the initial designated accounts. However, the sponsor or any other seller will not use selection procedures it believes are materially adverse to the interests of the noteholders in selecting additional eligible accounts. Additional accounts may have been originated or acquired by the sponsor or other seller using credit criteria different from that which was applied to the initial eligible accounts or any subsequently designated accounts.
     In the case of both required designation of additional accounts and discretionary designation of additional accounts, when the depositor designates additional accounts it must satisfy several conditions, including, as applicable:
•	notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

•	delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts designated to the issuing entity;

•	delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts designated to the issuing entity;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that:
•	as of the applicable cut-off date, each additional account designated to the issuing entity is an eligible account;

•	the depositor has delivered to the indenture trustee copies of UCC financing statements, if necessary to perfect the issuing entity’s interest in the receivables arising in the additional accounts designated to the issuing entity;

•	as of the date of sale, called the “addition date,” and the applicable cut-off date, neither the sponsor or the depositor is insolvent; and

•	in the depositor’s reasonable belief, selling the receivables in additional accounts will not (a) materially and adversely affect the amount or timing of payments made to the noteholders of any series, class or tranche or (b) result in the occurrence of a pay out event or an event of default, referred to as an “Adverse Effect;”
•	delivery of certain opinions of counsel with respect to the sale of the receivables in the additional accounts to the issuing entity;

•	in circumstances where the depositor, in its discretion, designates additional accounts to the issuing entity that are not revolving business purpose credit card accounts initially originated by the sponsor, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche; and

•	in circumstances where the depositor, in its discretion, designates additional accounts to the issuing entity, unless each rating agency then rating any series, class or tranche outstanding shall have consented, (a) the number of additional accounts designated during any of the three month periods commencing in December, March, June and September of each calendar year will not exceed 15% of the number of accounts as of the beginning of such calendar year and (b) the number of additional accounts designated during any calendar year will not exceed 20% of the number of accounts as of the beginning of such calendar year.
     Expenses incurred in connection with the addition of receivables to the trust portfolio are paid by the sponsor.
Removal of Trust Portfolio Assets
     The depositor has the right to designate certain accounts for removal from the trust portfolio and to require the indenture trustee to transfer and reassign to it or its designee all receivables in the removed accounts, whether the receivables already exist or arise after the removal. Noteholders will not receive prior notice of, be offered prior review of, or be asked to or required to consent to any removal of accounts from the issuing entity. The depositor’s rights to removal are subject to satisfaction of several conditions, including:
•	written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each credit enhancer;

•	delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts to the depositor or its designee;

•	delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

•	written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that, in the depositor’s reasonable belief:
•	the removal will not have a material adverse effect on the noteholders;

•	the removal will not cause a pay out event or event of default; and

•	the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and
•	any other conditions specified in the indenture supplement for the series.
     Removed accounts will usually be selected on a random basis from all previously designated accounts or such other selection process that is consistent with achieving sale treatment under generally accepted accounting principles in the United States, referred to as “GAAP.” A non-random basis of selection for removal will be used only in special circumstances, such as the end of a co-branding program, when those accounts may be removed.
     Upon satisfaction of the above conditions, the issuing entity will execute and deliver to the depositor or its designee a written reassignment and will, without further action, be deemed to transfer, assign, set over and otherwise convey to the depositor or its designee, effective as of the removal date, without recourse, representation or warranty, all the right, title and interest of the issuing entity in and to the receivables arising in the removed accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.
     On the date on which a receivable becomes a defaulted receivable, the issuing entity will automatically be deemed to transfer that receivable to the depositor. Recoveries on any defaulted receivable will be treated as collections of finance charge and administrative receivables.
     In the case of removal or for defaulted receivables, the depositor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the transferor interest. If this would reduce the transferor interest below the required transferor interest, the depositor will make a cash deposit in the excess funding account in the amount by which the transferor interest would have been reduced below the required transferor interest. Any deduction or deposit is considered a payment in full for those receivables.
Static Pool Data
     Static pool data with respect to the delinquency, loss, payment rate, yield and FICO score for the Advanta Business Card Portfolio will be made available in the prospectus supplement unless otherwise specified in the prospectus supplement.
     If applicable, the prospectus supplement will contain the website address to obtain this static pool data. Except as stated below, the static pool data provided through any website will be incorporated by reference into and deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the prospectus supplement.
     Notwithstanding the foregoing, information regarding the trust portfolio for periods before January 1, 2006 will not be deemed part of the prospectus or the registration statement of which this prospectus is a part.
Description of the Notes
     The notes will be issued in series, classes and/or tranches. Each series will represent an obligation of the issuing entity. Each series will be issued under the indenture, as supplemented by an indenture supplement, in each case entered into by the issuing entity and the indenture trustee. Each tranche in a multiple tranche series will be issued under the indenture, as supplemented by (a) an indenture supplement, governing the terms applicable to the entire series, and (b) a terms document, governing the terms applicable only to such tranche. The following summaries describe the material provisions common to each series. The summaries are qualified by reference to all of the provisions of the transfer and servicing agreement, the indenture, the related indenture supplement and the related terms document, if applicable. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. Each prospectus supplement will describe the provisions specific to the related series, class or tranche and will provide the investor additional information specific to the notes being offered. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

General
     Each series may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. A class designation determines the relative seniority for receipt of cash flows and funding of the charge-offs allocated to each series. Each class may consist of one or more tranches. Each class and tranche of a series will evidence the right to receive a specified portion of each payment of principal or interest or both. Each class or tranche of a series may differ from other classes or tranches in some aspects, including:
•	amounts allocated to principal payments;

•	maturity date;

•	interest rate; and

•	availability and amount of credit enhancement.
     The notes will be secured by and paid from the assets of the issuing entity . Each series will be allocated collections of principal receivables, finance charge and administrative receivables and defaulted receivables based on the investor percentage. The method of calculating the investor percentage will be described in the prospectus supplement. The investor percentage will be based on the invested amount for a series. If the notes offered by this prospectus and the prospectus supplement are in a multiple tranche series, collections of principal receivables, finance charge and administrative receivables, defaulted amounts and the servicing fee may be further allocated among each class or tranche in that series as described in the prospectus supplement.
     The “invested amount” for a series on any date will be equal to:
•	the initial outstanding principal amount of that series as of the closing date for that series (increased by the initial principal balance of any notes of that series issued after the closing date for that series); minus

•	the amount of principal paid to noteholders of that series prior to that date; minus

•	the amount of unreimbursed investor charge-offs and reallocated principal collections for that series not covered by any available funds as specified pursuant to the terms of the related series.
     Under certain circumstances the invested amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the prospectus supplement. An “investor charge-off” means, for any monthly period, and for any series, class or tranche, the amount by which: (a) the investor defaulted amount, after application of any available funds if specified pursuant to the terms of the related series, exceeds (b) amounts available to pay that amount out of collections of finance charge and administrative receivables and other amounts treated as collections of finance charge and administrative receivables, any available credit enhancement amounts and other sources specified in the prospectus supplement, subject to any maximum amount specified in the prospectus supplement.

     In a single issuance series, during the revolving period, the invested amount will remain constant except under certain limited circumstances. See “— Defaulted Receivables; Investor Charge-Offs” in this prospectus. When a series is in an amortization period or accumulation period, the invested amount of that series will decline as payments of principal receivables are collected and distributed, or accumulated for payment, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the invested amount for that series.
     Payments of interest and principal will be made on payment dates to the noteholders in whose names the notes were registered on the business day prior to any payment date, the “record date,” unless a different date is specified in the prospectus supplement. Interest will be paid to noteholders in the amounts, for the periods and on the dates specified in the prospectus supplement.
     The issuing entity will pay principal of and interest on notes of a series, class or tranche solely from the portion of finance charge and administrative receivables and principal receivables which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of or interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the issuing entity, or any other person or entity for the payment of principal of or interest on that series, class or tranche.
     A note is not a deposit and neither the notes nor any receivables are insured or guaranteed by the FDIC or any other governmental agency.
Securities Depository
     Generally, notes offered through this prospectus and the prospectus supplement:
•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount; and

•	will be available for purchase in book entry form only.
     The prospectus supplement will specify if the notes have different characteristics from those listed above.
     The Depository Trust Company, referred to as “DTC,” has informed the depositor that initially its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series, class or tranche. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. As an owner of beneficial interests in the notes, called a “note owner,” an investor will generally not be entitled to a definitive note representing the interest in the issued notes because the investor will own notes through a book entry record maintained by DTC. References in this prospectus and the prospectus supplement to payments, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for payment or delivery to the investor in accordance with DTC procedures. All references in this prospectus and the prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.
     The prospectus supplement may state that application will be made to list the series, class or tranche on the Luxembourg Stock Exchange or another exchange.
Book Entry Registration
     A noteholder may hold the notes through DTC in the U.S., Clearstream Banking or Euroclear in Europe or in any other manner described in the prospectus supplement. A noteholder may hold the notes directly with one of these systems if the noteholder is a participant in the system, or indirectly through organizations which are participants.
     Cede & Co., DTC’s partnership nominee, will hold the global notes. One fully registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of the Clearstream Banking customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries collectively called the “depositaries,” which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
     DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, referred to as “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to as “DTCC.” DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, referred to, respectively, as “NSCC,” “FICC,” and “EMCC,” also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as “Indirect Participants” and, together with the “Direct Participants,” the “Participants.” DTC has Standard & Poor’s highest rating, AAA. The DTC rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in the ordinary way in accordance with their rules and operating procedures.
     Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositaries.
     Because of time zone differences, credits of securities in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.
     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as such term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.
     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its notes, may be limited due to the lack of a physical certificate for its notes.
     DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of the notes only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.
     Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book entry changes in accounts of Clearstream Banking customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Banking in over 30 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream Banking is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Banking customers are world wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series, class or tranche. Indirect access to Clearstream Banking is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series, class or tranche. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Payments with respect to notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream Banking or the Euroclear operator will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures. Those procedures may be discontinued at any time.
     The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that the depositor believes to be reliable, but the depositor has not independently verified this information.
Definitive Notes
     Notes issued in fully registered, certificated form are called “definitive notes.” The notes of each series, class or tranche will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:
•	the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series, class or tranche, and the indenture trustee or the depositor is unable to locate a qualified successor;

•	the depositor at its option, advises the indenture trustee in writing that it elects to terminate the book entry system through DTC; or

•	after the occurrence of a servicer default, note owners representing more than 50% (or another percentage specified in the prospectus supplement) of the then-outstanding principal amount of the notes of that series, class or tranche advise the indenture trustee and DTC through participants in writing that the continuation of a book entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.
     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.
     Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the record date. Payments will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the noteholders) will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final payment.
     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the payment date for any payment on those definitive notes.
Multiple Tranche Series
     Some series, if so specified in the prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” We expect that most series, classes and tranches to be issued will be part of a multiple tranche series. Whenever a “class” is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires. The issuing entity may issue different tranches of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless the required amount of credit enhancement is in place for such senior tranche. See “— Issuance of Additional Series, Classes and Tranches of Notes” in this prospectus.
Interest Payments
     For each note, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the payment dates specified in the prospectus supplement. For each floating rate note, the prospectus supplement will set forth the initial interest rate, or the method of determining it, the dates or the method for determining the dates on which the interest rate is adjusted, and the formula, index or other method by which the interest rate is determined on such dates.
     Interest payments or deposits on any payment date will be funded from:
•	collections of finance charge and administrative receivables allocated to a series during the preceding monthly period or periods;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the prospectus supplement;

•	payments received from any credit enhancer or from any structural credit enhancement, such as a cash collateral account or spread account, to the extent described in the prospectus supplement; and

•	payments received from any derivative counterparty, to the extent described in the prospectus supplement.
     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class or more than one tranche, that series may have more than one interest funding account.
Principal Payments
     Generally, each series, class or tranche will begin with the “revolving period,” during which no principal is paid or accumulated for payment to the noteholders of that series, class or tranche. The revolving period begins on the closing date for a series, class or tranche and ends on the day before a controlled amortization period, a controlled accumulation period, an early amortization period, or an early accumulation period begins. A “controlled amortization period” is a period during which principal is paid on the notes in fixed amounts at scheduled intervals. A “controlled accumulation period” is a period during which principal is accumulated in specified amounts at scheduled intervals and paid on an expected final principal payment date. An “early amortization period” is a period following a pay out event during which principal is paid on each payment date based on the amount of principal receivables collected. An “early accumulation period” is a period following a pay out event during which principal is accumulated each month based on the amount of principal receivables collected.
     During the controlled accumulation period with respect to a series, class or tranche, principal will be accumulated in the amounts specified in the prospectus supplement in a trust account, called a “principal funding account,” established for the benefit of noteholders, for later distribution to noteholders on the expected final principal payment date. The “expected final principal payment date” is the date specified in the prospectus supplement for a series, class or tranche on which amounts on deposit in the principal funding account will be paid to the related noteholders. In the case of a multiple tranche series, during the controlled accumulation period principal related to subordinate notes will be accumulated only to the extent permitted by the credit enhancement provisions of the senior notes.
     During the controlled amortization period with respect to a series, class or tranche, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the prospectus supplement, principal will be distributed to such series, class or tranche in the amounts and on the dates specified in the prospectus supplement. In the case of a multiple tranche series, during the controlled amortization period, principal related to subordinate notes will be paid only to the extent permitted by the credit enhancement provisions of the senior notes.
     Principal payments for any series, class or tranche will be funded from collections of principal receivables received during the related monthly period or periods as specified in the prospectus supplement and allocated to that series, class or tranche and from certain other sources specified in the prospectus supplement. In the case of a multiple tranche series, one or more classes or tranches may receive payments of principal at different times. The prospectus supplement will describe the manner, timing and priority of payments of principal to each class or tranche.
     Principal of a series, class or tranche may be paid later than the expected final principal payment date if sufficient funds are not available on the expected final principal payment date. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its expected final principal payment date only to the extent that payment is permitted by the credit enhancement provisions of the senior notes.
     If the principal amount of a series, class or tranche is not paid on its expected final principal payment date, an early amortization event with respect to that series, class or tranche will occur. See “— Pay Out Events” in this prospectus. If the principal amount of notes of a series, class or tranche is not paid in full by its final maturity date, an event of default will occur with respect to that series, class or tranche. See “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus.
     Principal of a series, class or tranche may be paid earlier than its expected final principal payment date, if a pay out event, an event of default, or an optional or mandatory redemption occurs. See “— Pay Out Events” and “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus.
     See “Risk Factors” and “Maturity Considerations” in this prospectus for a discussion of factors that may affect the timing of principal payments on a series, class or tranche.
Final Payment of Principal; Termination
     For each series, class or tranche, the servicer has the option to repurchase the notes at any time after the remaining outstanding principal balance of that series, class or tranche is 10% or less of the initial principal amount of that series, class or tranche (as increased by the principal amount of any notes of that series, class or tranche issued after the related closing date), if certain conditions set forth in the related indenture supplement are met. The repurchase price will equal (a), if the repurchase occurs on a payment date, the sum of the following amounts on the payment date and (b), if the repurchase occurs on any other day, the sum of the following amounts on the payment date following such day:
•	the outstanding principal amount of the notes of that series, class or tranche, plus

•	any accrued and unpaid interest through the day preceding the payment date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the payment date immediately following the repurchase date, plus

•	any amounts due the credit enhancer, as specified in the prospectus supplement for that series, class or tranche.
     Any amounts on deposit in the principal funding account for that series, class or tranche will be applied toward the repurchase price on behalf of the depositor.

     For any series, class or tranche, the prospectus supplement may specify different conditions to the servicer’s repurchase option.
     The notes of each series, class or tranche will be retired on the day on which the final payment of principal is made to the noteholders, whether as a result of payment of the repurchase price, optional reassignment of the receivables to the depositor or otherwise. Each prospectus supplement will specify the final maturity date for the related series, class or tranche. However, the notes may be subject to prior termination as provided above and in the prospectus supplement.
     Unless the servicer and the holder of the transferor beneficial interest instruct the indenture trustee otherwise, the issuing entity will terminate on the “trust termination date,” which is the earlier of (a) the date designated by the depositor, but no earlier than the day on which the rights of all series to receive payments from the issuing entity have terminated and (b) the date of dissolution of the issuing entity in accordance with applicable law. Upon the termination of the issuing entity and the surrender of the transferor beneficial interest, the indenture trustee will convey to the holders of the transferor beneficial interest all right, title and interest of the issuing entity in and to the receivables and other assets of the issuing entity.
Issuance of Additional Series, Classes and Tranches of Notes
     The indenture permits, under any one or more indenture supplements and related terms documents, the depositor to cause the owner trustee, on behalf of the issuing entity, to issue one or more additional series, classes or tranches and to designate all principal terms of those series, classes or tranches. Each additional series, class or tranche issued may have different terms and enhancements than any other series, class or tranche. The issuing entity may issue notes in private placements and, accordingly, references in this prospectus or any prospectus supplement to the terms of any series, class or tranche as described in the prospectus supplement and the prospectus instead refer to the governing documents for those privately-issued notes.
     The issuance of additional series, classes or tranches will occur without prior review or consent by the noteholder. Upon the issuance of an additional series, class or tranche, none of the transferor, the servicer, the indenture trustee, the owner trustee or the issuing entity will be required or will intend to obtain the consent of any noteholder of any other series, class or tranche previously issued by the issuing entity. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series, class or tranche. The principal terms of one series, class or tranche may vary substantially from those of another series, class or tranche. The terms of any series, class or tranche might have an impact on the timing or amount of payments received by the noteholders of any other series, class or tranche. The issuance of a series, class or tranche may cause a reduction in the transferor interest. The issuing entity may offer any additional series, class or tranche under a prospectus and a prospectus supplement or other disclosure document in offerings either registered under the Securities Act of 1933 or exempt from registration under the Securities Act of 1933, directly, through one or more underwriters or placement agents, in fixed price offerings or in negotiated transactions or otherwise.
     Unless otherwise specified in the prospectus supplement, an issuance of additional series, class or tranche may only occur upon the satisfaction of certain conditions provided in the indenture and the related indenture supplement. Under the indenture, the transferor may cause the owner trustee, on behalf of the issuing entity, to issue an additional series, class or tranche by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the additional issuance is to occur. Under the indenture, the notice will state the date upon which the additional issuance is to occur.
     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series, class or tranche only upon delivery to them of the following items, or satisfaction of the following conditions, among others:
•	an indenture supplement and, if applicable, a terms document, specifying the principal terms of the new series, class or tranche;

•	an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series, class or tranche will be characterized as indebtedness for federal income tax purposes;

•	an opinion of counsel to the effect that for federal income tax purposes:
•	the new issuance will not cause the issuing entity to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

•	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to these tax matters is referred to in this prospectus as a “tax opinion”);
•	if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement for that credit enhancement executed by the depositor and the credit enhancer;

•	written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche;

•	the new issuance will not:
•	cause a pay out event or an event of default; or

•	have an Adverse Effect;
•	a certificate of an authorized officer of the depositor to the effect that it reasonably believes the new issuance will not have an Adverse Effect; and

•	after giving effect to the new issuance, (a) the total amount of outstanding principal receivables in the trust portfolio exceeds the required minimum principal balance and (b) the transferor interest exceeds the required transferor interest.
     The “required minimum principal balance” is (unless otherwise specified in the related indenture supplement for any series which is a paired series), on any date for all series, an amount equal to the sum of the invested amounts, within the meaning of each indenture supplement, for all outstanding series on that date, minus the amount on deposit in the excess funding account. If specified in the prospectus supplement, during the revolving period the transferor may, subject to certain conditions, cause the issuing entity to issue additional notes of an outstanding series, class or tranche. One such condition is that as of the issuance date, all amounts due to the noteholders of that series, class or tranche shall have been paid and there shall be no unreimbursed investor charge-offs allocable to such series, class or tranche. Each such issuance is called an “additional issuance.” When notes of the same class or tranche are issued, the additional notes of each class or tranche will be of equal seniority to the other outstanding notes of that class or tranche and generally will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the related indenture supplement without preference, priority or distinction.
     In connection with each additional issuance of notes of the same class or tranche, the outstanding principal amounts of each class or tranche and the credit enhancement will be increased proportionately. The additional credit enhancement provided in connection with an additional issuance may take the form of the issuance of notes of a subordinate class, an additional letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of credit enhancement, provided that the form and amount of additional credit enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series, class or tranche. If applicable, the amount to be accumulated in the principal funding account or to be deposited in a cash collateral account or other account specified in the prospectus supplement also will be increased proportionately to reflect the principal amount of the additional issuance of notes.
     An additional issuance of notes of a class or tranche may be consolidated and form a single class or tranche and will have the same terms as to status, redemption or otherwise as the previously issued notes of such class or tranche. There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the invested amount will be increased to reflect the initial principal balance of the additional notes of each class or tranche.
     The depositor, the sponsor or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche and may sell them on a subsequent date.
Representations and Warranties
     When the issuing entity issues a new series, class or tranche, the depositor will make several representations and warranties to the issuing entity as specified in the transfer and servicing agreement, including the following:
(1)	the execution and delivery by the depositor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which it is a party;

(2)	all required governmental approvals in connection with the execution and delivery by the depositor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect;

(3)	as of the closing date, the depositor is validly existing and in good standing and has the authority to consummate the issuance;

(4)	the transfer and servicing agreement, the receivables purchase agreement and the order to the owner trustee to authenticate and deliver the notes have been duly authorized by the depositor;

(5)	the transfer and servicing agreement, the applicable receivables purchase agreement and any assignment of additional accounts to which it is a party constitutes a legal, valid and binding obligation enforceable against the depositor;

(6)	the issuing entity has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables; and

(7)	no selection procedures believed by the depositor to be materially adverse to the interests of the noteholders.
     In the event any representation or warranty described in clauses (3), (4), (5), (6) or (7) above is materially incorrect and such breach has a material adverse effect on the receivables conveyed to the issuing entity, then the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal balance of all of the issuing entity’s outstanding series may give notice to the depositor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the depositor to accept reassignment of the entire trust portfolio and to pay into the collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if on any day within the applicable 60-day to 120-day cure period, the relevant representation and warranty is then true and correct in all material respects and the depositor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.
     Reassignment of the trust portfolio and the depositor’s or the additional depositor’s obligation to make the cash deposit in the issuing entity’s collection account are the only remedies for any breach of the representations and warranties described above.
     The depositor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. The issuing entity can give the investor no assurance that eligible accounts will remain eligible once designated to the issuing entity.
     The depositor represents that each receivable sold by it in the trust portfolio is an eligible receivable when created or transferred. If a receivable in the trust portfolio is found to be ineligible when created or transferred, and, as a result, the breach has a material adverse effect on the interests of noteholders in the receivables, the depositor must accept reassignment of the receivables in the related account. However, the depositor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the depositor or receipt by the depositor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required. The term “eligible receivable” is defined in “Glossary of Terms for Prospectus” at the end of this prospectus.
     The sponsor, in turn, will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the transferor interest. If this would reduce the transferor interest below the required transferor interest, a cash deposit to excess funding account in the amount by which the transferor interest would have been reduced below the required transferor interest will be made. Any such reassigned ineligible receivable will be treated as collected in full. Each of the depositor’s and the sponsor’s obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation and warranty concerning eligibility of receivables.
     The prospectus supplement may specify additional representations and warranties made by the depositor when the notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the issuing entity will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the issuing entity’s perfected security interest in the receivables.
Trust Accounts
     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a “collection account,” into which the servicer will deposit collections on the receivables and other amounts described herein. The collection account will be a qualified account. A “qualified account” is either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in that account, so long as any of the securities of this depository institution are rated at least investment grade by each rating agency rating a series, class or tranche.
     The collection account will initially be established and maintained with the indenture trustee. If at any time the collection account ceases to be a qualified account, the indenture trustee (or the servicer on its behalf) will move the collection account to another eligible institution so that it will again be a qualified account.
     The servicer will also establish and maintain in the name of the indenture trustee the excess funding account. The excess funding account will be a qualified account.
     Funds in the collection account and the excess funding account will be assets of the issuing entity and will be invested, at the direction of the servicer, in eligible investments. The term “eligible investments” is defined in “Glossary of Terms for Prospectus” at the end of this prospectus.
     Any earnings (net of losses and investment expenses) on funds in the collection account and the excess funding account which have been added to such account in the related monthly period will be treated as collections of finance charge and administrative receivables.
     The collection account and the excess funding account and any other account established and maintained for the benefit of the noteholders will be under the sole dominion and control of the indenture trustee for the benefit of the noteholders. The indenture trustee will possess all right, title and interest in all funds, instruments, investment property, documents and other property credited from time to time to the collection account and the excess funding account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the noteholders. The servicer will have the power, revocable by the indenture trustee, to make withdrawals and payments from the collection account and to instruct the indenture trustee to make withdrawals and payments from the collection account for the purpose of carrying out the servicer’s or the indenture trustee’s duties under the indenture and the transfer and servicing agreement, including making payments to the noteholders of any series under the related indenture supplement. Other than the servicer and the indenture trustee, no other party will provide independent verification concerning the collection account or the excess funding account or account activity.
Allocation of Collections
     The servicer will allocate all collections of finance charge and administrative receivables, all collections of principal receivables and all defaulted receivables among:
•	each series issued and outstanding;

•	the holder of the transferor beneficial interest; and

•	if the prospectus supplement so states, to any credit enhancers.
     All allocations of these amounts will be made through the respective investor percentages for each series, the transferor percentage and, where applicable, the credit enhancement percentage. The “transferor percentage” means when used with respect to principal receivables, finance charge and administrative receivables and defaulted receivables, a percentage equal to 100%, minus the total investor percentages for all outstanding series, minus the total credit enhancement percentages for all outstanding series with respect to such category of receivables. The “credit enhancement percentage” is the percentage interest of a credit enhancer in a series, class or tranche, if any, as may be described in the prospectus supplement. The prospectus supplements will set forth how the investor percentages and credit enhancement percentages are calculated.
Application of Collections
     Except in the circumstances described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments received on receivables in the trust portfolio.
     However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:
•	no pay out event has occurred; and

•	either: (i) the sponsor maintains a long or short term rating which is satisfactory to each rating agency; or (ii) the servicer delivers to the indenture trustee a letter of credit or other guaranty covering collection risk and written confirmation is received from each rating agency that this arrangement will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche.
     Generally, the servicer must make daily or periodic deposits to the collection account, unless certain exceptions specified in the indenture are satisfied. If the collection account balance ever exceeds the amount needed for deposit or distribution, the servicer will be able to withdraw the excess and pay such amount pursuant to the transaction documents. The servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.
     Each time a deposit to the collection account is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:
•	the transferor percentage of collections of finance charge and administrative receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the transferor beneficial interest. Collections of principal receivables allocable to the holders of the transferor beneficial interest will be paid to the holders of the transferor beneficial interest only if the transferor interest exceeds the required transferor interest; otherwise these amounts will be deposited in the excess funding account;

•	for each series, the relevant investor percentage of collections of finance charge and administrative receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the prospectus supplement;

•	if the series, class or tranche is in its revolving period, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series will be:
•	first, for each series, class or tranche identified in the prospectus supplement as being a part of a group of series that shares principal collections, paid as shared principal collections to other series, classes or tranches in that group to the extent specified in the prospectus supplement; and

•	second, paid to or held for payment to the holders of the transferor beneficial interest only if the transferor interest is greater than the required transferor interest; or otherwise deposited in the excess funding account;
•	for each series, class or tranche in its controlled accumulation period, controlled amortization period, early amortization period or early accumulation period, respectively, the applicable investor percentage of collections of principal receivables allocated to the series, class or tranche up to the amount, if any, specified in the prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the prospectus supplement. However, if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be:
•	first, if the series is identified in the prospectus supplement as being part of a group of series that shares principal collections, paid as shared principal collections to other series in that group to the extent specified in the prospectus supplement; and

•	second, paid or held for payment to the holders of the transferor beneficial interest only if the transferor interest is greater than the required transferor interest, or otherwise deposited in the excess funding account.

     In the case of a series having more than one class or tranche, the amounts in the collection account will be allocated and applied to each class or tranche in the manner and order of priority described in the prospectus supplement.
     Amounts collected in respect of principal receivables and not paid to the holders of the transferor beneficial interest because the transferor beneficial interest is less than the required transferor interest are called “unallocated principal collections.” Any unallocated principal collections, together with any adjustment payments as described under “Transaction Parties — The Servicer — Adjustments to Receivable Balance” in this prospectus, will be paid to and held in the excess funding account and paid to the holders of the transferor beneficial interest if, and only to the extent that, the transferor interest is greater than the required transferor interest. If an amortization period or accumulation period has commenced, unallocated principal collections will be held for payment to noteholders on the dates specified in the related prospectus supplement or accumulated for payment on the expected final principal payment date, as applicable, and paid to the noteholders of each class or tranche or held for and paid to the noteholders of other series, classes or tranches issued by the issuing entity in the manner and order of priority specified in the prospectus supplement.
Shared Finance Charge Collections
     If a series is identified in the prospectus supplement as being included in a specific group, collections of finance charge and administrative receivables allocated to the series in that group in excess of the amount needed to make deposits or payments of such series as specified in the related indenture supplement may be shared with other series included in the same group. These shared collections are called “shared finance charge collections.” If one series requires more collections of finance charge and administrative receivables than allocated through its investor percentage, it will have access to shared finance charge collections from other series in its group. If two or more series require additional collections of finance charge and administrative receivables, shared finance charge collections in the group will be shared among the series included in that group in the manner and priority set forth in the prospectus supplements for the series.
Shared Principal Collections
     If a series is identified in the prospectus supplement as being included in a specific group, collections of principal receivables allocated to the series in that group in excess of the amount needed to make deposits or payments of such series as specified in the related indenture supplement may be shared with the other series included in the same group. These shared collections are referred to as “shared principal collections.” Once principal receivables from one series are made available to another series, the series providing the excess principal receivables is not entitled to recoup those amounts. If collections of principal receivables allocated to a series are shared with another series, the invested amount for the series from which collections were shared will not be reduced.
Defaulted Receivables; Investor Charge-Offs
     Unless otherwise specified in the prospectus supplement, for each series, on each determination date, the servicer will calculate an amount, referred to as the “investor defaulted amount,” equal to the product of (a) the defaulted amount for that monthly period and (b) the investor percentage specified in the prospectus supplement. The “defaulted amount” is, for any monthly period, an amount (which shall be not less than zero) equal to (x) the amount of principal receivables which became defaulted receivables in such monthly period, minus (y) the amount of any defaulted receivables of which the depositor or the servicer became obligated to accept reassignment or assignment in accordance with the transfer and servicing agreement during such monthly period. However, if an insolvency event occurs with respect to the depositor, the amount of such defaulted receivables that are subject to reassignment to the depositor will not be included in clause (x) above, and if an insolvency event occurs with respect to the servicer, the amount of such defaulted receivables which are subject to reassignment to the servicer will not be included in clause (y) above. “Defaulted receivables” are principal receivables which in a monthly period are charged-off as uncollectible in accordance with the servicer’s credit card guidelines and customary and usual servicing procedures for servicing revolving business purpose credit card receivables comparable to the receivables transferred to the issuing entity. A principal receivable shall become a defaulted receivable on the day on which such principal receivable is recorded as charged-off on the servicer’s computer file of revolving business purpose credit card accounts.
     If provided in the prospectus supplement, an amount equal to the investor defaulted amount for any monthly period may be paid from other amounts, including from credit enhancement, and applied to pay principal to noteholders or, subject to certain limitations, the holder of the transferor beneficial interest, as appropriate.
     In general, for each series, the invested amount will be reduced by the amount of investor charge-offs for any monthly period, but only after application of any available funds specified in the prospectus supplement. Investor charge-offs will be reimbursed on any payment date to the extent amounts on deposit in the collection account or otherwise available as specified in the prospectus supplement exceed the amount of interest, fees and any aggregate investor defaulted amount payable on that date. This reimbursement of investor charge-offs will result in an increase in the invested amount for that series, class or tranche.
Pre-Funding Period
     For any series, class or tranche, the total amount of principal receivables in the issuing entity available to that series, class or tranche at the time of its issuance may be less than the initial principal balance of the notes of that series, class or tranche. If this occurs, the initial invested amount for that series, class or tranche will be less than the principal amount of that series, class or tranche. In this case, the prospectus supplement for the series, class or tranche will set forth the terms of the “funding period.”
     During the funding period, the portion of the invested amount not invested in receivables will be maintained in a “pre-funding account,” which is a trust account that would be established and maintained with the indenture trustee for the benefit of the noteholders of that series, class or tranche. On the closing date for that series, class or tranche, this amount may not exceed an amount equal to 50% of the principal balance of the receivables in the trust portfolio. The invested amount for that series, class or tranche will increase as new receivables are transferred to the issuing entity or as the invested amounts of other outstanding series are reduced. The invested amount may decrease due to charge-offs allocated to the series, class or tranche. The funding period will not be longer than one year.
     During the funding period, funds on deposit in the pre-funding account will be paid to the depositor as the invested amount increases. If the invested amount for a series, class or tranche is not increased so that it equals the principal balance of that series, class or tranche by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders of that series, class or tranche. This type of event may also cause repayment of other amounts to noteholders, as set forth in the prospectus supplement.
     The prospectus supplement for a series, class or tranche with a funding period will set forth:
•	the series, class or tranche’s initial invested amount;

•	the series, class or tranche’s full invested amount, which is the initial principal balance of the series, class or tranche;

•	the date on which the series, class or tranche’s invested amount is expected to equal the full invested amount;

•	the date by which the funding period will end; and

•	any other events that will occur if the end of the funding period is reached before the full invested amount is funded.
     The monthly reports provided to noteholders during a funding period will include a line item which will describe the balance in the pre-funding account as of the end of the monthly period, any amounts withdrawn from the pre-funding account during the monthly period, and the interest earned on the pre-funding account during the monthly period.
Paired Notes
     The prospectus supplement for a series, class or tranche will specify whether that series, class or tranche may be paired with a later issued series, class or tranche so that a decrease in the invested amount or adjusted invested amount of the previously issued series, class or tranche results in a corresponding increase in the invested amount of the later issued series, class or tranche. Notes of a paired series, class or tranche are called “paired notes.” In general, a series, class or tranche may be issued as a paired series, class or tranche so the issuing entity can fund the amount by which the previously issued series, class or tranche has amortized or accumulated funds for a principal payment and will amortize or accumulate in the future.
     If a pay out event occurs for the previously issued series, class or tranche or its paired series, class or tranche when the previously issued series, class or tranche is amortizing, the investor percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its investor percentage. For a discussion of these factors, see “Risk Factors — Transaction Structure Risk — Issuance of additional notes by the issuing entity may affect the timing of payments to the investor.” in this prospectus and “Maturity Considerations” in the prospectus supplement.
     The terms of a paired series, class or tranche may have an adverse impact on the timing or amount of payments allocated to a series, class or tranche. If an early amortization period or an early accumulation period occurs for a paired series, class or tranche while such series, class or tranche is outstanding, the percentage of receivables allocated to such series, class or tranche may be reduced if the terms of the indenture supplement relating to the paired series, class or tranche requires that the paired series, class or tranche also receive its share of principal collections. In addition, if an early amortization period or early accumulation period occurs for a series, class or tranche, the percentage of receivables allocated to the paired series, class or tranche may be reduced until that series, class or tranche is paid in full.
Pay Out Events
     The revolving period will continue through the date specified in the prospectus supplement unless a pay out event occurs prior to that date, or unless otherwise specified in the prospectus supplement. A pay out event may affect the entire issuing entity, or only a series or tranche.
     A “trust pay out event” occurs with respect to all series issued by the issuing entity upon the occurrence of any of the following events:
•	any servicer default occurs which would have a material adverse effect on the noteholders;

•	certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the depositor, the sponsor or other seller or the servicer;

•	the depositor is unable for any reason to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement;

•	the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940; or

•	failure by the depositor to transfer receivables in additional accounts to the issuing entity within five business days after the date required by the transfer and servicing agreement.
     In addition, a “series pay out event” or “tranche pay out event” may occur with respect to any particular series, or tranche upon the occurrence of any other event specified in the prospectus supplement for that series, or tranche.
     On the business day before the date on which a pay out event is deemed to have occurred, the early amortization period or, if specified in the prospectus supplement, the early accumulation period will begin.
     If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected final principal payment date, noteholders will begin receiving payments of principal earlier than they otherwise would have, which may shorten the average life of the notes. A pay out event which causes an early accumulation period to occur will not shorten the average life of the notes. For subordinated notes of a multiple tranche series, upon commencement of an early amortization period, payments will not be made on subordinated notes, except to the extent permitted by the subordination provisions of the senior notes of the same series.

     In addition to the consequences of a pay out event discussed above, unless otherwise specified in the prospectus supplement, if certain bankruptcy, insolvency or similar proceedings under the United States Bankruptcy Code of 1978, as amended, referred to as the “Bankruptcy Code,” or similar laws occur with respect to the depositor, on the day of that event the depositor will immediately cease to sell receivables to the issuing entity and will promptly give notice to the indenture trustee and the owner trustee of this occurrence. Any receivables transferred to the trust portfolio prior to the event, as well as collections on those receivables, will continue to be assets of the issuing entity and will be applied as specified above in “— Application of Collections” and in the prospectus supplement.
     If the only pay out event to occur is either the insolvency of the depositor or the commencement of a bankruptcy case by or against the depositor, the bankruptcy court may have the power to require the continued sale of receivables to the issuing entity. See “Risk Factors — Bankruptcy, Insolvency And Conservatorship Risk — If a receiver or conservator were appointed for the sponsor, the depositor or another seller that is a bank, or if a sponsor, the depositor or another seller that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of the notes could occur” in this prospectus.
Servicing Compensation and Payment of Expenses
     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred administering the issuing entity. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the prospectus supplement. Each series’ servicing fee is payable on any payment date from collections of finance charge and administrative receivables allocated to the series; or other amounts specified in the prospectus supplement to be used to pay the servicing fee. Neither the issuing entity nor the noteholders are responsible for any servicing fee allocable to the holder of the transferor beneficial interest.
     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee, any paying agent, transfer agent and registrar and independent accountants fees and other fees which are not expressly stated in the indenture to be payable by the issuing entity or the noteholders other than any Federal, state, local and foreign income, franchise or other taxes, or any interest or penalties with respect thereto, imposed upon the issuing entity.

Certain Matters Regarding the Servicer and the Depositor
The Servicer
     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:
•	upon a determination that performance of its duties is no longer permissible under applicable law; or

•	upon assumption of its obligations and duties by one of its affiliates that is a direct or indirect wholly-owned subsidiary of Advanta Corp. or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche.
     If, within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.
     The servicer has the right to delegate any of its responsibilities and obligations as servicer to any entity that agrees to conduct such duties in accordance with the transfer and servicing agreement and the bank’s credit card guidelines. The servicer currently contracts and intends to continue to contract with FDR to perform certain of its servicing activities. The servicer also has the right to appoint one or more sub-servicers in accordance with the terms of the transfer and servicing agreement. Notwithstanding any such delegation to any entity or sub-servicing arrangement, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement.
     The servicer will indemnify the issuing entity, the owner trustee and the indenture trustee for any losses, liabilities, claims, expenses, damages or injury suffered as a result of (i) its actions or omissions as servicer or (ii) the administration by the owner trustee of the issuing entity, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable. Any amounts payable as a result of this indemnification are not payable from the assets of the issuing entity.
     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the issuing entity, the owner trustee, the indenture trustee, the noteholders, any credit enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

The Depositor
     The depositor will initially own the transferor beneficial interest. The holder of the transferor beneficial interest, subject to certain limitations, will have the right to a percentage of the payments from the receivables in the issuing entity. The transferor beneficial interest may be transferred, in whole or in part, subject to certain limitations and conditions described in the trust agreement and in a transaction exempt from the registration requirements of the Securities Act of 1933. At the discretion of the depositor, the transferor beneficial interest may be held either in an uncertificated form or in the form of a certificate representing the transferor beneficial interest, called a “transferor certificate.”
     The depositor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the depositor will cause the owner trustee to note on the books and records of the issuing entity the new percentage of the transferor beneficial interest owned by it and owned by the additional transferor or the depositor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional interest in the transferor beneficial interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the division of the transferor beneficial interest or the exchange of the transferor certificate without the consent of noteholders of any series offered under this prospectus upon:
•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that in the depositor’s reasonable belief, such amendment will not have an Adverse Effect; and

•	receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche.
     Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor or any of its directors, officers, employees, incorporators or agents will be liable to the issuing entity, the owner trustee, the indenture trustee, the noteholders, any credit enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.
     The trust agreement provides that the depositor may transfer its interest in all or a portion of the transferor beneficial interest by exchanging its interest for a new transferor beneficial interest and a second interest, called a “supplemental beneficial interest.” The supplemental beneficial interest may be held either in an uncertificated form or in the form of a certificate representing the supplemental beneficial interest, called a “supplemental certificate.” The terms of the supplemental beneficial interest must be defined in a supplement to the trust agreement. Except for transfers to affiliates of the depositor, before a supplemental beneficial interest is issued, the following must occur:

•	notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

•	delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

•	written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche;

•	the exchange will not result in an Adverse Effect and delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that it reasonably believes the exchange will not have an Adverse Effect;

•	delivery to the owner trustee and the indenture trustee of a tax opinion; and

•	the total amount of principal receivables in the trust portfolio must exceed the required minimum principal balance on the date of the exchange.
     Except for transfers to affiliates of the depositor, no supplemental beneficial interest may be transferred or exchanged except in a transaction exempt from the registration requirements of the Securities Act of 1933 and unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.
     The depositor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, on the following conditions:
•	if the depositor or servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

•	in the case of a transaction relating to the depositor, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (ii) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its then-existing rating of the notes of any outstanding series, class or tranche; and

•	in the case of a transaction relating to the servicer, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, (ii) notification of the succession to each rating agency and (iii) the successor must be eligible to act as servicer.

Servicer Default
     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.
     A “servicer default” includes each of the following:
(1)	failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within five business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, if the failure:
(a)	has an Adverse Effect; and

(b)	continues unremedied for a period of sixty days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then outstanding principal amount of all of the issuing entity’s outstanding series (or, where the servicer’s failure does not relate to all series, 10% or more of the then outstanding principal balance of all series, classes or tranches affected);
(3)	the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;

(4)	any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect in any material respect when made if it:
(a)	has an Adverse Effect; and

(b)	continues to have an Adverse Effect for a period of sixty days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the issuing entity’s outstanding series (or, where the servicer’s inaccuracy does not relate to all series, 10% or more of the then-outstanding principal balance of all series effected);
(5)	specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

(6)	any other event specified in the prospectus supplement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of ten business days after the applicable grace period, or referred to in clause (2), (3) or (4) above for a period of sixty business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.
     Upon the occurrence of any of the events identified above, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement. The servicer must provide the indenture trustee, the owner trustee, the depositor, each other transferor and any credit enhancer with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations. If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders holding more than 50% of the then outstanding principal amount of all of the issuing entity’s outstanding notes may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer upon the written direction of noteholders holding more than 50% of the then-outstanding amount of the notes. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers within sixty days of notice of termination of the servicer and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the depositor a right of first refusal to purchase the interests of the noteholders in the issuing entity on the payment date in the next calendar month at a price equal to the sum of the amounts specified for each series, class and tranche outstanding in the indenture supplement.
     An “eligible servicer” is either the indenture trustee or another entity which, at the time of its appointment as servicer, is servicing a portfolio of revolving credit card accounts, is legally qualified and has the capacity to service the accounts and in the opinion of the indenture trustee, has the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care. In addition, any eligible servicer must be qualified to use the software that is then being used to service the accounts or must obtain the right to use or has its own software which is adequate to perform its duties under the transfer and servicing agreement. Also, an eligible servicer must have a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.
     The servicing compensation payable to a successor servicer will not exceed the aggregate monthly servicing fees for all series, classes and tranches.
     Because the bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the transfer and servicing agreement and the indenture supplements.

     If Deutsche Bank Trust Company Americas or a successor indenture trustee is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the transfer and servicing agreement and the indenture supplements may not be sufficient to cover its actual costs and expenses of servicing the accounts.
     See “Risk Factors — Legal, Regulatory And Litigation Risk — Action by bank regulatory authorities could affect the manner in which the sponsor conducts its business and the bank’s actions as servicer” in this prospectus.
     The rights and obligations of the depositor under the transfer and servicing agreement and of the sponsor as seller under the receivables purchase agreement will be unaffected by any change in the person acting as servicer.
     In the event of the appointment of a receiver or conservator of the servicer, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.
Reports to Noteholders
     Noteholders of each series, class and tranche will receive reports with information on the series, class or tranche and the trust portfolio. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The monthly report delivered to the noteholders will set forth the following information as to the notes with respect to each monthly period:
•	the total amount paid;

•	the amount paid allocable to principal;

•	the amount paid allocable to interest;

•	collections of principal receivables and finance charge and administrative receivables allocated to the series, class or tranche;

•	the aggregate amount of principal receivables, the invested amount and the invested amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the aggregate defaults allocated to the series, class or tranche;

•	investor charge-offs for the series, class or tranche and any reimbursements of previous investor charge-offs;

•	the servicing fee for that series;

•	the amount available under any credit enhancement for the series or each class or tranche of the series;

•	the “pool factor,” which is the ratio of the current invested amount to the initial invested amount, or for a multiple tranche series, the ratio of the adjusted invested amount to the initial invested amount;

•	the base rate (as defined in the prospectus supplement) for the series;

•	the net portfolio yield (as defined in the prospectus supplement) for the series;

•	if the series, a class or a tranche bears interest at a floating or variable rate, information relating to that rate;

•	if the series, class or tranche has a funding period, the period ending balance in the pre-funding account, the amount withdrawn from the pre-funding account to date and the amount of interest earned on the pre-funding account during the monthly period; and

•	for a multiple tranche series, information with respect to any coverage funding of senior notes.
     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer. The statement will contain the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.
Monthly Reports
     Monthly reports containing distribution and trust portfolio performance information on the notes and the receivables securing the notes required under Section 15(d) of the Securities and Exchange Act of 1934, as modified by Regulation AB, will be filed with the Securities and Exchange Commission, referred to as the “SEC,” on Form 10-D. These reports will not be sent to noteholders. See “Where Investors Can Find More Information” in this prospectus for information as to how these reports may be accessed.
Annual Reports
     The issuing entity’s fiscal year currently ends December 31. The servicer will file with the SEC an annual report on Form 10–K on behalf of the issuing entity 90 days after the end of the issuing entity’s fiscal year.
     Beginning with the 2006 fiscal year, the servicer will deliver to the owner trustee and, if required, file with the SEC as part of an annual report on Form 10–K filed on behalf of the issuing entity, the following documents:
•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•	with respect to each assessment report described immediately above, a report by an independent registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:
(i)	a review of the servicer’s activities during the reporting period and of its performance under the transfer and servicing agreement has been made under such officer’s supervision;

(ii)	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.
The annual servicing assessment report, attestation report of the independent registered public accounting firm and servicer compliance certificate specified above may be included in and delivered as part of the reports required to be delivered under “— Evidence as to Compliance” in this prospectus.
     The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.
Evidence as to Compliance
     The transfer and servicing agreement provides that within ninety days after the end of the applicable fiscal year of the trust, the servicer will have an independent registered public accounting firm:

•	furnish a report to the owner trustee, the indenture trustee and the servicer showing that, for the applicable fiscal year, the independent registered public accounting firm has applied certain agreed upon procedures and has examined certain documents and records pertaining to the servicing of the accounts and that nothing has come to that firm’s attention that has caused it to believe that the servicing has not been conducted in compliance with the transfer and servicing agreement, except for specified exceptions, if any; and

•	furnish a report to the owner trustee, the indenture trustee, the servicer and each rating agency to the effect that the independent registered public accounting firm has applied certain procedures agreed upon with the servicer to compare the mathematical accuracy of certain amounts set forth in the periodic reports prepared by the servicer for the applicable fiscal year with the servicer’s computer reports and reporting all material differences revealed by such comparison, if any.

     The annual reports of the independent registered public accounting firm specified above may be included in and delivered as part of the reports required to be delivered under “— Annual Reports” in this prospectus.
     The transfer and servicing agreement also provides that within ninety days after the end of the applicable fiscal year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.
Amendments
     The transfer and servicing agreement may be amended by the depositor, the servicer and the issuing entity, without the consent of the indenture trustee, any credit enhancer or the noteholders of any series, class or tranche offered under this prospectus, on the following conditions:
•	the depositor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the depositor’s reasonable belief, the amendment will not have a material Adverse Effect; and

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche.
     The transfer and servicing agreement may also be amended by the servicer and the issuing entity at the direction of the depositor, without the consent of the indenture trustee, any credit enhancers, the noteholders of any series, class or tranche offered under this prospectus to add, modify or eliminate any provisions necessary or advisable in order to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. The following conditions apply for the amendments described in this paragraph:
•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche; and

•	the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.
     The transfer and servicing agreement may also be amended by the depositor, the servicer and the issuing entity with the consent of noteholders holding at least 66 2/3% of the then outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

•	reduces the amount of, or delays the timing of:
•	any payments to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of payments for purposes of this clause) or deposits of amounts to be distributed; or

•	the amount available under any credit enhancement, in each case, without the consent of each affected noteholder;
•	changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

•	reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

•	adversely affects the rating of any series, class or tranche by each rating agency, without the consent of noteholders holding at least 66 2/[3]% of the then outstanding principal amount of the notes of each affected series, class or tranche offered under this prospectus.
The Indenture
     The following summarizes the material terms of the indenture and is qualified in its entirety by reference to the indenture. The laws of the State of New York will govern the indenture. An investor should carefully read the indenture, the indenture supplement and, if applicable, the terms document for the series, class or tranche for information concerning the duties, obligations, rights and powers of the indenture trustee. The servicer can provide the investor with a copy of the indenture and indenture supplement as described under “Where Investors Can Find More Information” in this prospectus.
Events of Default; Rights upon Event of Default
     With respect to any series, class or tranche, “events of default” under the indenture will be any of the following:
(1)	the issuing entity fails to pay principal of any note when it becomes due and payable on the final maturity date for that series, class or tranche;

(2)	the issuing entity fails to pay interest on any note when it becomes due and payable and the default continues for a period of thirty-five days;

(3)	certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity;

(4)	the issuing entity fails to observe or perform covenants or agreements made in the indenture, and:
•	the failure continues, or is not cured, for sixty days after notice to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders holding 25% or more of the then outstanding principal amount of the outstanding notes of any affected series, class or tranche; and

•	as a result, the interests of the related noteholders are materially and adversely affected, and continue to be materially and adversely affected during the sixty day period; or
(5)	any additional events of default specified in the prospectus supplement.
Failure to pay the full principal amount of a note on its expected final principal payment date will not constitute an event of default. The “final maturity date” means the latest date by which principal and interest for that series, class or tranche is legally required to be paid.
     An event of default with respect to one series, class or tranche will not necessarily be an event of default with respect to any other series, class or tranche.
     If an event of default, other than an event of default described in clause (3) above, occurs and continues with respect to notes, the indenture trustee or noteholders holding more than 50% of the then outstanding principal amount of the notes of the affected series, class or tranche may declare all the notes of that series, class or tranche to be immediately due and payable. If an event of default described in clause (3) above should occur and be continuing, the unpaid principal and interest due on the notes shall be immediately due and payable. These declarations may, under certain circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series, class or tranche.
     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series, class or tranche, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and certain limitations contained in the indenture, noteholders holding more than 50% (or not less than 66 2/3% if an event of default occurs and continues) of the then outstanding principal amount of the notes of the affected series, class or tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Noteholders holding more than 50% of the then outstanding principal amount of the notes of the affected series, class or tranche may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series, class or tranche.
     After acceleration of a series, class or tranche, collections of principal receivables and collections of finance charge and administrative receivables allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date. In a multiple tranche series, prior to the final maturity date for a tranche, subordinated notes will be paid only to the extent that payment is permitted by the credit enhancement provisions of the senior notes of that series. The indenture trustee may apply funds in the collection account, the excess funding account and other trust accounts for a series, class or tranche that have been accelerated to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series, class or tranche following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.
     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:
•	the noteholder or noteholders give the indenture trustee written notice of a continuing event of default;

•	noteholders holding at least 25% of the then-outstanding principal amount of the notes of the affected series, class or tranche make a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer indemnification satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	the indenture trustee has not received from noteholders holding more than 50% of the then outstanding principal amount of the notes of that series, class or tranche a direction inconsistent with the request.
However, notwithstanding the foregoing, each noteholder has the absolute and unconditional right to receive payment of the principal of and interest on its notes at the time principal or interest is due and to institute suit for the enforcement of payment. This right may not be impaired without the consent of each noteholder.
     If any series, class or tranche has been accelerated following an event of default, and the indenture trustee has not received any valid directions from noteholders of that series, class or tranche, the indenture trustee may elect to continue to hold the portions of the assets of the issuing entity that secures those notes and apply distributions on the issuing entity’s assets to make payments on those notes to the extent funds are available.
     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series, class or tranche has been accelerated following an event of default, the indenture trustee may:
•	institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series, class or tranche; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series class or tranche.
     Subject to the conditions described below, the indenture trustee also may foreclose on the portion of the receivables which secure that series, class or tranche that have been accelerated by causing the issuing entity to issue a foreclosure certificate to the holders of notes or to one or more third parties.

     Any sale of a foreclosure certificate for a subordinated tranche in a multiple tranche series may be delayed until (1) the senior classes of the same series are funded sufficiently, (2) enough notes of senior classes are repaid, or (3) new subordinated notes have been issued or other credit enhancement is available, in each case, to the extent that the subordinated tranche is no longer needed to provide the required credit enhancement for the senior notes of that series.
     The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include satisfaction of at least one of the following conditions:
•	the indenture trustee receives the consent of all noteholders of the affected series, class or tranche;

•	the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series, class or tranche plus any amounts on deposit in specified accounts are sufficient to discharge in full all principal and interest due on those notes; or

•	if specified in the applicable indenture supplement, the indenture trustee determines that the funds available to the accelerated notes and any amounts on deposit in specified accounts may not be sufficient on an ongoing basis to make all payments on the accelerated notes as such payments would have become due if the acceleration had not occurred and a percentage of the notes specified in the applicable indenture supplement consent to the issuance of the foreclosure certificate.
     The indenture trustee must also have obtained an opinion of counsel that the exercise of the foreclosure remedy will not cause the issuing entity or any portion of the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and that the exercise of the foreclosure remedy complies with applicable federal and state securities laws.
     The principal amount of the foreclosure certificate would be equal to the principal amount of the notes that have been accelerated. For a single issuance series, the invested amount of the foreclosure certificate would be equal to the invested amount of the series, and for a multiple issuance series, the invested amount of the foreclosure certificate would be equal to the adjusted invested amount of the class or tranche that have been accelerated.
     When a foreclosure certificate is issued with respect to notes that have been accelerated, those notes will be deemed to have been paid in full by the issuing entity and not outstanding, and the holders of the notes that have been accelerated will no longer have any claim against the issuing entity. Accordingly, the invested amount of the notes that have been accelerated will be allocable to the holders of the foreclosure certificate.
     A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:
•	restrictions required to prevent the issuing entity from being deemed an association or publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships,

Subchapter S corporations or grantor trusts for United States federal income tax purposes;

•	restrictions on transfers of interest in the foreclosure certificate to non U.S. persons;

•	restrictions on transfers to employee benefit plans, or any entity whose underlying assets include “plan assets;” and

•	other restrictions that counsel to the issuing entity may require to avoid adverse tax and other consequences to the issuing entity or the noteholders.
     The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuing entity or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
     The remedies described above are the exclusive remedies available to the noteholders upon an event of default. The indenture trustee and each noteholder, by its acceptance of an interest in any note, waive any other remedy that may be available under the UCC as then in effect in any applicable jurisdiction.
     None of the depositor, the administrator, the owner trustee, the indenture trustee, the servicer, the sponsor or the issuing entity, in its individual capacity, nor any holder of an ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture. The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by the depositor, the servicer, the administrator, the owner trustee, the indenture trustee, the sponsor or any other person or entity.
Certain Covenants
     The indenture provides that the issuing entity may not consolidate with, merge into or sell or transfer its properties or assets to, another entity, unless:
•	the entity formed by or surviving the consolidation or merger, or that acquires the issuing entity’s properties or assets, is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the successor entity is not subject to regulation as an investment company under the Investment Company Act of 1940;

•	the successor entity expressly assumes, by supplemental indenture, the issuing entity’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuing entity under the indenture and to make all required filings with the SEC;

•	no pay out event or event of default has occurred and is continuing immediately after the merger, consolidation or sale;

•	written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;

•	the issuing entity has received a tax opinion and an opinion of counsel to the effect that the transaction would have no material adverse federal income tax consequence to any noteholder;

•	any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken;

•	the issuing entity has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the transaction satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable;

•	in the case of a sale or transfer of the issuing entity’s properties or assets, the acquiring entity expressly agrees, by supplemental indenture, that all right, title and interest so acquired shall be subject and subordinate to the rights of noteholders, to indemnify the issuing entity and to make all required filings with the SEC;
     As long as the notes are outstanding, the issuing entity will not:
•	except as expressly permitted by the indenture, the transfer and servicing agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity, unless directed to do so by the indenture trustee;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended as of the date hereof, referred to as the “Code,” or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the issuing entity;

•	voluntarily dissolve or liquidate in whole or in part; or

•	permit: (i) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, except as may be created by the terms of the indenture; or (iii) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuing entity that secure the notes.
     The issuing entity may not engage in any activity other than as specified under “Transaction Parties — The Issuing Entity” in this prospectus. The issuing entity will not incur,

assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.
Modification of the Indenture
     The issuing entity and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:
•	to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuing entity;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power of the issuing entity;

•	to transfer or pledge any property to the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted;

•	to permit the issuance of one or more new series, classes or tranches in accordance with the indenture; or

•	to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.
     The issuing entity and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:
•	receipt of a certificate of an authorized officer of the depositor to the effect that the requirements under the indenture applicable to the proposed amendment have been met and in the depositor’s reasonable belief, the amendment will not have an Adverse Effect; and

•	delivery of a tax opinion to each rating agency.

     The issuing entity and the indenture trustee may also, without the consent of the noteholders or any credit enhancer of any series, class or tranche, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. The following conditions apply for the amendments described in this paragraph:
•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche; and

•	the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.
     The issuing entity and the indenture trustee will not, without the receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche and without the consent of each noteholder affected, enter into any supplemental indenture to:
•	change the payment date for principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate principal amount of the notes of any series, class or tranche, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the issuing entity’s assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the issuing entity, any other party obligated on the notes, the sponsor or other seller or any other account owner or any of their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the assets of the issuing entity or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture.
Annual Compliance Statement
     The issuing entity will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.
Indenture Trustee’s Annual Report
     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.
List of Noteholders
     Under the indenture, noteholders have the right to communicate with other noteholders in accordance with the requirements of the Trust Indenture Act of 1939.
Satisfaction and Discharge of Indenture
     The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.
Indenture Trustee
     The indenture trustee may transact business with the servicer, the depositor or any series enhancer or their affiliates with the same rights as if it were not the indenture trustee under the indenture. The indenture trustee may become the owner or pledgee of notes. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the issuing entity. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture will be conferred or imposed upon the indenture trustee and the separate indenture trustee or co-trustee jointly. However, in any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, all rights, powers, duties and obligations will be conferred or imposed upon the separate indenture trustee or co-trustee. In this event, the separate indenture trustee or co-trustee will exercise and perform the rights, powers, duties and obligations solely at the direction of the indenture trustee.
     The indenture trustee may resign at any time, in which event the administrator will appoint a successor indenture trustee for a series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture, if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. The administrator will then be obligated to appoint a successor indenture trustee for the series. If an event of default occurs under the indenture and the prospectus supplement provides that a given series, class or tranche is subordinated to one or more other series, classes or tranches, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those series, classes or tranches. The right of the senior noteholders to consent to or direct actions by the indenture trustee may be in conflict with the interests of the subordinated noteholders. In that case, a successor indenture trustee will be appointed for one or more of those classes or tranches. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series, class or tranche will not become effective until the successor indenture trustee accepts its appointment for the series, class or tranche.
     Under the terms of the indenture, the servicer has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture and no other covenants or obligations should be inferred. Many of the duties of the indenture trustee are described throughout this prospectus and the prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:
•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to establish, maintain and control necessary accounts established under the transaction documents, to maintain accurate records of activity in those accounts and to establish new accounts as qualified accounts, if necessary;

•	to serve as the initial paying agent, transfer agent and registrar, and, if it resigns these duties, to appoint a successor paying agent, transfer agent and registrar;

•	to invest funds in the accounts established under the transaction documents at the direction of the servicer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer in accordance with the terms of the indenture and the related indenture supplement;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters;

•	to notify noteholders and the rating agencies of the occurrence of any pay out event or event of default of which a responsible officer has knowledge;

•	to hold any portion of the trust estate in a manner to preserve the security interest in the collateral;

•	to hold all money and property received by it in trust for the noteholders;

•	to release property from the lien of the indenture when required by the indenture;

•	to notify each rating agency of any change in the rating of the notes by any other rating agency of which it has actual knowledge;

•	upon termination of the issuing entity, to assign and convey to the holder of the trust beneficial interests all right, title and interest in the receivables and all proceeds, and to execute and deliver any requested instruments of transfer and assignment;

•	to provide notice to the noteholders of the date for final payment and surrender of notes;

•	to act as the issuing entity’s agent in executing any financing statement, continuation statement or other instrument to effectively secure the collateral and protect the security for the notes; and

•	to perform certain other administrative functions identified in the indenture.
     In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders. The indenture trustee is not responsible for any investment losses to the extent that they result from eligible investments.
     In the absence of bad faith or negligence on its part, the indenture trustee may conclusively rely on the truth of statements and the correctness of opinions, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture. However, the indenture trustee, upon receipt of any resolutions, statements, reports, certificates or other instruments, will determine whether they conform to the requirements of the indenture.
     The indenture trustee will not be deemed to have knowledge of an event of default, pay out event, or servicer default unless a responsible officer working in the corporate trust office has actual knowledge. If a responsible officer of the indenture trustee has actual knowledge of the occurrence of a pay out event, the indenture trustee will, prior to the receipt of any directions from holders of notes representing more than 50% of the outstanding amount of the affected series, exercise the rights and power vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.
     The indenture trustee is not liable for any error of judgment made in good faith by a responsible officer, unless it is conclusively proved in court that the indenture trustee was negligent in ascertaining the pertinent facts. In addition, the indenture trustee is not liable for any actions taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred by the indenture. The indenture trustee and its officers, directors, employees and agents are entitled to be indemnified by the servicer (at the direction of the issuing entity) against any loss, liability or expense (including the fees and expenses of counsel) incurred by it in connection with performance of its duties under the master indenture. The servicer will not reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith. Upon the occurrence of an event of default, and in the event that the servicer does not pay the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from collections prior to any amounts being distributed to noteholders.
     The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or rights or powers, if it has reasonable grounds for believing that repayment or adequate indemnity against such risk or liability is not reasonably assured to it.
     There is no obligation on the part of the indenture trustee to exercise any of the rights or powers under the indenture or to honor the request or direction of any noteholder, unless the noteholder has offered satisfactory security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus. The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:
•	demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

•	protect the interests of the noteholders in the receivables in a bankruptcy or insolvency proceeding by filing a proof of claim or otherwise;

•	prepare and send timely notice to noteholders of the event of default;

•	declare an event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default;

•	cause the sale of a foreclosure certificate; and

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.
     The holders of notes representing more than 50% (or, following an event of default, the holders of 66 2/3%) of the outstanding amount of any series, class or tranche will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2)

the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.
     An investor should carefully read the indenture and the indenture supplement for the series, class or tranche for information concerning the duties, obligations, rights and powers of the indenture trustee. The servicer can provide the investor with a copy of the indenture and indenture supplement as described under “Where Investors Can Find More Information” in this prospectus.
Credit Enhancement
General
     For any series, credit enhancement may be provided for one or more of its classes or tranches. Credit enhancement may be in the form of the subordination of one or more classes of that series, a letter of credit, the establishment of a cash collateral account, a cash collateral guaranty, a surety bond, an insurance policy, a spread account, a reserve account, an interest rate swap agreement, currency swap agreement or interest rate cap agreement, or any combination of these. If so specified in the prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class or tranche of a series to the extent described in that prospectus supplement.
     Unless otherwise specified in the prospectus supplement for a series, class or tranche, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of losses.
     If credit enhancement is provided with respect to a series, class or tranche, the prospectus supplement will include a description of:
•	the amount payable under that credit enhancement;

•	any conditions to payment not described here;

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.
     Additionally, the prospectus supplement may set forth certain information with respect to any third party provider of credit enhancement, including:
•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.
     The provider of third party credit enhancement is called the “credit enhancer.” If specified in the prospectus supplement, credit enhancement for a series, class or tranche may be available to pay principal of that series, class or tranche following the occurrence of certain pay out events for that series, class or tranche. In this event, the credit enhancer will have an interest in certain cash flows in respect of the trust portfolio to the extent described in the prospectus supplement. This interest is called the “enhancement invested amount.”
Subordination
     If specified in the prospectus supplement, one or more classes or tranches of any series will be subordinated as described in the prospectus supplement to the extent necessary to fund payments for the more senior classes. The rights of the holders of these subordinated notes to receive payments of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the prospectus supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of subordinated notes are paid to the holders of senior notes. If specified in the prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other credit enhancement.
     The prospectus supplement will also set forth information concerning:
•	the amount of subordination of a class or tranche of subordinated notes in a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.
     If collections of receivables otherwise distributable to holders of a subordinated class or tranche of a series will be used as credit enhancement for a class or tranche of another series, the prospectus supplement will specify the manner and conditions for applying that credit enhancement feature.
     The required subordinated amount for a senior class or tranche is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes. This amount or a calculation that determines this amount will be specified in the prospectus supplement. No class or tranche may be issued unless the required subordinated amount for that class or tranche is available at the time of its issuance, as described in the prospectus supplement. The required subordinated amount is also used to determine whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its final maturity date while senior notes of that series are outstanding.

Letter of Credit
     If specified in the prospectus supplement, credit enhancement for a series or one or more of the classes or tranches of a series will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The credit enhancer in this case, the issuer of the letter of credit, called the “L/C bank,” will be obligated to honor demands under that letter of credit, to the extent of the amount available, to provide funds under the circumstances and subject to any conditions as are specified in the prospectus supplement.
     The maximum liability of a L/C bank under its letter of credit will generally be an amount equal to a percentage of the initial invested amount of a series, class or tranche. This percentage will be specified in the prospectus supplement. The amount available under a letter of credit will be reduced to the extent of its unreimbursed payments. The maximum amount available at any time to be paid under a letter of credit will be set forth in the prospectus supplement.
Cash Collateral Account
     If specified in the prospectus supplement, credit enhancement for a series, class or tranche will be provided by a trust account in which cash or certain permitted investments are held, called the “cash collateral account,” secured by the deposit of cash or certain permitted investments in an account. The amount available in the cash collateral account will be determined as set forth in the prospectus supplement. The prospectus supplement will set forth the circumstances under which payments are made from the cash collateral account.
Cash Collateral Guaranty
     If specified in the prospectus supplement, credit enhancement for a series, class or tranche will be provided by a guaranty, called the “cash collateral guaranty,” secured by the deposit of cash or certain permitted investments in an account. The amount available under the cash collateral guaranty will be determined as set forth in the prospectus supplement. The prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account. Any guaranty will be a guaranty of payment on the underlying receivables, not a guaranty of payment on the notes.
Spread Account
     If specified in the prospectus supplement, credit enhancement for a series, class or tranche will be provided by the periodic deposit of certain available excess cash flow from the assets of the issuing entity into an account, called the “spread account,” intended to assist with payment of interest and principal on the notes of that series, class or tranche in the manner specified in the prospectus supplement.
Collateral Interest
     If specified in the prospectus supplement, credit enhancement for a series, class or tranche may be provided initially by a subordinated interest in the issuing entity, called the “collateral interest,” in an amount initially equal to a percentage of the initial invested amount of the series, class or tranche. The collateral interest may be certificated or uncertificated. This percentage will be specified in the prospectus supplement.

Surety Bond or Insurance Policy
     If specified in the prospectus supplement, insurance with respect to a series, class or tranche will be provided by one or more insurance companies. The insurance company will guarantee, with respect to a series, class or tranche, payments of interest or principal in the manner and amount specified in the prospectus supplement.
     If specified in the prospectus supplement, a surety bond will be purchased for the benefit of the holders of a series, class or tranche to assure payments of interest or principal for that series, class or tranche in the manner and amount specified in the prospectus supplement.
Reserve Account
     If specified in the prospectus supplement, credit enhancement for a series, class or tranche will be provided by an account, called the “reserve account.” The reserve account may be funded, to the extent provided in the prospectus supplement, by an initial cash deposit, the periodic deposit of principal or interest or both otherwise payable to a class or tranche, including a class or tranche of subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination of these arrangements. The reserve account will be established to assist with the payment of interest or principal on the notes of that series, class or tranche or any other amount owing on any related credit enhancement in the manner specified in the prospectus supplement.
Derivative Agreements
     If so specified in the prospectus supplement, the indenture trustee, on behalf of the issuing entity, the depositor, the sponsor or other party may enter into one or more interest rate swap agreements, currency swap agreements or interest rate cap agreements.
Description of the Receivables Purchase Agreement
     Following is a summary of the material terms of the receivables purchase agreement entered into by the sponsor and the depositor. This summary is qualified in its entirety by reference to the receivables purchase agreement. Any receivables purchase agreement entered into by an additional seller or an additional transferor will contain substantially similar provisions as those discussed here. In addition, the sponsor and the owner trustee have entered, and each seller that is a bank and that is not a transferor will enter, into a back-up security agreement under which the sponsor or other seller, as applicable, has granted directly to the indenture trustee a security interest in the receivables.
     Sale of Receivables. The receivables transferred to the issuing entity by the depositor were acquired by the depositor from the sponsor under a receivables purchase agreement. In connection with the sale of the receivables to the depositor, the bank has filed appropriate UCC financing statements to evidence that sale and perfect the depositor’s right, title and interest in those receivables. In addition, the sponsor has indicated in its computer files that the receivables have been sold to the depositor.
     Under the receivables purchase agreement, the sponsor sold and, in the future, may sell to the depositor all of its right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the initial closing date and receivables existing in additional accounts as of the applicable addition date, (ii) interchange and recoveries allocable to those receivables, (iii) all monies due or that become due and all amounts received or receivable with respect to those receivables and (iv) certain other property.
     Representations and Warranties. In the receivables purchase agreement, the sponsor represents and warrants to the depositor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the applicable addition date, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the sponsor additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation or warranty set forth in the receivables purchase agreement which results in the requirement that the depositor accept re-transfer of an ineligible receivable under the transfer and servicing agreement, then the sponsor will repurchase that ineligible receivable from the depositor on the date of the re-transfer. The purchase price to be paid by the sponsor for the ineligible receivables will be equal to the purchase price to be paid by the depositor for such ineligible receivables under the transfer and servicing agreement.
     The sponsor also represents and warrants to the depositor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the applicable addition date, the receivables purchase agreement constitutes a valid and binding obligation of the sponsor and the receivables purchase agreement constitutes a valid sale to the depositor of all right, title and interest of the sponsor in and to the receivables existing in the accounts as of the initial closing date and, with respect to any receivables in any designated additional accounts, as of the applicable addition date and in the proceeds thereof. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the depositor under the transfer and servicing agreement to accept re-transfer of the receivables, the sponsor will repurchase the receivables re-transferred to the depositor for an amount of cash at least equal to the amount of cash the depositor is required to deposit under the transfer and servicing agreement in connection with the re-transfer.
     Amendments. The receivables purchase agreement may be amended by the sponsor or the depositor without the consent of the holders of any notes offered under this prospectus and the prospectus supplement. No amendment, however, may change or modify the purchase price to be paid to the sponsor for the receivables and no amendment may change, modify, delete or add any other obligation of the sponsor or the depositor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche and the sponsor has delivered to the depositor a certificate of an authorized officer of the sponsor to the effect that the sponsor reasonably believes that such action will not have an Adverse Effect, unless the owner trustee and the indenture trustee have consented to the amendment.
     Termination. The receivables purchase agreement will terminate immediately after the issuing entity terminates. In addition, if a receiver or conservator is appointed for the sponsor or any other seller that is a bank or any seller that is not a bank becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the sponsor will immediately cease to sell principal receivables to the depositor and will promptly give notice of that event to the depositor, the owner trustee and the indenture trustee.
Material Legal Aspects of the Receivables
Sale of Receivables
     The sponsor and each other seller will represent in the receivables purchase agreement that its transfer of receivables constitutes a valid sale and assignment of all its right, title and interest in and to the receivables to the depositor. In the transfer and servicing agreement, the depositor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor beneficial interest, or creates in favor of the issuing entity a valid first-priority perfected security interest in the depositor’s rights in the receivables in existence at the time that the issuing entity is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the depositor’s rights in the receivables arising in accounts already designated for the issuing entity on and after their creation, in each case until termination of the issuing entity.
     Under the UCC as in effect in the States of New York, Delaware, Utah and Nevada, the receivables constitute “accounts”. Both the sale of the receivables and the transfer of the receivables as security for an obligation are governed by Article 9 of the UCC as in effect in the States of New York, Delaware, Utah and Nevada, and to the extent that Article 9 is applicable, the filing of appropriate financing statements is required to perfect the sale of such receivables or the transfer of such receivables as security for an obligation by a seller to a transferor, and by a transferor to the issuing entity. Appropriate financing statements covering the receivables have been or will be filed in Utah and Nevada.
     There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of receivables coming into existence after an addition date could have an interest in those receivables with priority over the issuing entity’s interest. A tax or other government lien on property of a seller or transferor arising prior to the time a receivable comes into existence may also have priority over the interest of the issuing entity in that receivable. Under the receivables purchase agreement, a seller will warrant to the depositor, and under the transfer and servicing agreement, a transferor will warrant to the indenture trustee, that it has transferred the receivables free and clear of the lien of any third party. Furthermore, if the FDIC or the Utah Commissioner of Financial Institutions, referred to as “Utah Commissioner,” were appointed as a receiver or conservator for the sponsor, or if the FDIC were appointed as a receiver or conservator of another seller or transferor that is a bank, some administrative expenses of the receiver or conservator may have priority over the interest of the issuing entity in the receivables.
     The receivables are not evidenced by instruments and as a result neither the servicer nor any other party has custodial responsibility for the receivables. However, the sponsor and each other seller will mark its computer files to indicate the sale of the receivables to the issuing entity.

Borrower Protection Laws — Bankruptcy
     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the holders of notes if the protection provided to debtors under those laws result in any receivables of the issuing entity being written off as uncollectible if such defaulted amounts are in excess of the amounts available from collections of finance charge and administrative receivables and under any series enhancement. See “Risk Factors — Bankruptcy, Insolvency And Conservatorship Risk — Cardholder bankruptcy could offer payments on receivables” in this prospectus.
Claims and Defenses of Account Obligors Against the Issuing Entity
     The UCC would be applicable to the issuing entity if the issuing entity were deemed to have acquired a security interest in the receivables. The UCC provides that unless an obligor, such as a cardholder, has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the issuing entity, as assignee, are subject to all the terms of the cardholder agreement between the seller and the cardholder and any defense or claim arising therefrom, to rights of set off and to any other defense or claim of the cardholder against the seller that accrues before the cardholder receives notification of the assignment. The UCC also provides that any obligor, such as a cardholder, is authorized to continue to pay the seller until (a) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the indenture trustee or the servicer and (b) if requested by the cardholder, the indenture trustee or the servicer has furnished reasonable proof of assignment. No agreement not to assert defenses has been entered into and no notice of the sale and assignment of the receivable to the issuing entity will be sent to the cardholders obligated on the accounts in connection with the sale of the receivables to the issuing entity.
Certain Matters Relating to Conservatorship, Receivership and Bankruptcy
     The receivables purchase agreement, the transfer and servicing agreement, the indenture and related agreements contemplate a number of transfers of receivables, including sales by the sponsor to the depositor and sales by the depositor to the issuing entity.
     The sponsor and the depositor intend to treat the transfers between the sponsor and the depositor under the receivables purchase agreement as sales. It is possible that a creditor, trustee, receiver or conservator of such a party, or such party as debtor in possession, may at some time take a contrary position. The implications of such action are discussed below.
     The sponsor and the depositor intend to treat transfers of receivables from the depositor to the issuing entity either as a sale or as the grant of a first perfected security interest. The implications of characterization of a transfer as a security interest are also discussed below.
     The sponsor is an industrial bank chartered under the laws of the State of Utah and is regulated and supervised by the FDIC and the Utah Commissioner. The FDIC may act as conservator or receiver for the sponsor and the FDIC may act as a conservator or receiver for any other seller or transferor that is a bank the deposits of which are insured by the FDIC, if certain events occur relating to the bank’s financial condition, its safety and soundness or the propriety of its actions.

     Under Utah law, upon the insolvency of a Utah industrial bank, the Utah Commissioner may become the conservator or receiver of the industrial bank or may appoint the FDIC as conservator or receiver. Under the FDIA, the FDIC is empowered to accept such appointment and, in addition, under certain circumstances, may appoint itself as conservator or receiver whether or not it has been appointed conservator or receiver by the Utah Commissioner. If the Utah Commissioner were to appoint itself the conservator or receiver, the depositor believes that the Utah Commissioner would act in a manner analogous to that described below for the FDIC.
     As noted above, the sponsor intends to treat the transfers between the sponsor and the depositor under the receivables purchase agreement as sales. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the FDIA to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:
•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.
     The sponsor’s or other seller’s sale of the receivables and the agreements under which the sponsor or other seller that is a bank makes those sales are intended to satisfy all of these conditions.
     If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could reclaim, recover or recharacterize the sale of the receivables by the sponsor or other seller that is a bank. If the FDIC were successful, the FDIA would limit the damages for any such repudiation to the issuing entity’s “actual direct compensatory damages” determined as of the date that the FDIC were appointed as conservator or receiver for that seller. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement to reclaim, recover or recharacterize the transfer for a reasonable period following its appointment as conservator or receiver for the sponsor. Therefore, if the FDIC as conservator or receiver for a seller that is a bank were to repudiate the applicable receivables purchase agreement and back-up security agreement to reclaim, recover or recharacterize the transfer, the amount payable to the noteholder could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to the noteholder.
     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the commencement of an early amortization period or to prevent or limit the early liquidation of the receivables and termination of the issuing entity, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee’s action, moreover, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to require the early liquidation of the receivables, to require the early termination of the issuing entity and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.
     The depositor has been structured so that (i) the filing of a voluntary or involuntary petition for relief by or against it under the Bankruptcy Code and (ii) the substantive consolidation of its assets and liabilities with those of a seller is unlikely. The depositor is a separate, limited purpose corporation, and its articles of incorporation contain limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the depositor or any additional transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if the depositor or any additional transferor that is not a bank were to become a debtor in a bankruptcy case and if (a) its bankruptcy trustee or creditor or (b) it, as debtor-in-possession, were to take the position that the sale of the receivables by it to the issuing entity or depositor, as applicable, should be characterized as a pledge of those receivables, or if the assets and liabilities of the depositor or any additional transferor that is not a bank were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.
     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the depositor or any additional transferor that is not a bank, then the depositor or that additional transferor, as the case may be, will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the transfer and servicing agreement, newly created receivables will not be sold to the issuing entity on and after any such event. Any principal receivables sold to the issuing entity prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables related to those principal receivables, will continue to be part of the assets of the issuing entity and will be applied as specified above in “Description of the Notes — Application of Collections” and in the prospectus supplement.
     The bankruptcy court, however, may have the power to delay any such procedure or to require the continued sale of principal receivables to the issuing entity.
     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders in the receivables, if these laws result in any receivables being written off as uncollectible.
     If a receiver or conservator were appointed for the servicer and no servicer default other than the insolvency of the servicer exists, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.
     See “Risk Factors — Bankruptcy, Insolvency And Conservatorship Risk — If a receiver or conservator were appointed for the sponsor, the depositor or another seller that is a bank, or if the sponsor, the depositor or another seller that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of the notes could occur” in this prospectus.

Certain Regulatory Matters
     The operations and financial condition of the sponsor are subject to extensive regulation and supervision under federal and state law. The FDIC and the Utah Commissioner have broad enforcement powers over the sponsor. These enforcement powers may adversely affect the operation and financial condition of the issuing entity, the noteholder’s rights under the indenture and the obligations of the sponsor and servicer under the trust agreement, the indenture, the transfer and servicing agreement, the receivables purchase agreement, the administration agreement or any other agreement entered into by the sponsor or servicer with respect to one or more series prior to the appointment of a receiver or conservator.
     If the FDIC supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to that bank, the FDIC has the power under the FDIA to order that bank or affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of the obligation or take any other action as the FDIC determines to be appropriate. In that event, the bank may not be liable to the noteholder for contractual damages for complying with such an order and the noteholder may have no recourse against the FDIC.
     After the Office of the Comptroller of the Currency, referred to as the “OCC,” found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. That consent order required that bank, among other things, to resign as servicer by a specified date, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant issuing entity in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.
     While the bank has no reason to believe that the FDIC would consider provisions relating to the bank acting as servicer or the payment or amount of a servicing fee to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the FDIC would not conclude otherwise in the future. If the FDIC did reach such a conclusion, and ordered the bank to rescind or amend its securitization agreements, payments to the noteholder could be delayed or reduced.
Maturity Considerations
     Following its revolving period, each series, class or tranche is expected to begin to accumulate principal or begin to distribute principal to noteholders. The prospectus supplement describes the conditions under which an accumulation or amortization period will begin for each series, class or tranche.
     Principal will accumulate in a principal funding account if a series, class or tranche features controlled accumulation or early accumulation and one of these accumulation periods begins. During a controlled accumulation period, on each payment date a specified amount of principal collections will be deposited into the principal funding account to the extent funds are available. If the series described in the prospectus supplement features multiple classes or tranches, different classes or tranches may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes or tranches could begin to receive payments of principal before the noteholders of another series, class or tranche do. In the case of a class or tranche of subordinated notes in a multiple tranche series, principal collections will be deposited only to the extent permitted by the subordination provisions of the senior notes of that series. If a pay out event occurs and a series, class or tranche features an early accumulation period, the full amount of principal collections available to the series, class or tranche will be deposited in the principal funding account, up to the amount specified in the prospectus supplement. These accumulated principal collections will be paid to the noteholder on the expected final principal payment date for the class or tranche, or earlier if an early amortization period begins before the expected final principal payment date. The length of the accumulation period specified in the prospectus supplement may be shortened, but not to less than one month.
     Principal will be paid in increments, up to the amount specified in the prospectus supplement, if the series, class or tranche features a controlled amortization period and such controlled amortization period begins. A series, class or tranche might also begin to pay principal if the prospectus supplement specifies that series, class or tranche will begin early amortization following a pay out event. In a multiple tranche series, principal of a class or tranche will be paid only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. In a multiple tranche series, some pay out events will affect the entire series while others may only affect a particular tranche. In a single issuance series, a pay out event will affect all classes of the series. During any amortization period, principal will be paid only on a payment date.
     There can be no assurance that principal will be available when expected, either to accumulate or to distribute. The expected final principal payment date for a series, class or tranche is based upon assumptions about payment rates on the receivables, as described in the prospectus supplement. There can be no assurance that these payment rate assumptions will be correct. Payment rates depend on the amount of collections on the receivables. Collections can vary seasonally and are also affected by other factors, including general economic and environmental conditions and the payment habits of cardholders. The prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the trust portfolio. There can be no assurance that future events will be consistent with this historical performance. The life of notes might be longer than expected if principal is collected more slowly. The prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of the notes.
ERISA Considerations
     Subject to the considerations described in the prospectus supplement or as otherwise provided in the prospectus supplement, the notes may be purchased by, on behalf of, or with “plan assets” of, any employee benefit or other plans or arrangements, whether or not subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” or Section 4975 of the Code, each is referred to as a “plan.” Any plan fiduciary or other person that proposes to use plan assets of any plan to acquire any of the notes should consult with its counsel concerning the potential consequences regarding the prohibited transactions and fiduciary responsibility provisions of ERISA and the Code of the plan’s acquisition and ownership of notes. See “ERISA Considerations” in the prospectus supplement.
Federal Income Tax Consequences
General
     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series, class or tranche may be set forth in the prospectus supplement. The following summary has been prepared and reviewed by McKee Nelson LLP, as special tax counsel to the issuing entity, referred to as “special tax counsel.” The summary is based on the Code and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax exempt organizations, insurance companies, dealers in securities, foreign persons (as defined below), investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes or persons subject to other specialized tax regimes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a note owner. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. Note owners should be aware that this summary and the opinions referenced herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. An opinion of special tax counsel is not binding on the Internal Revenue Service, referred to as “IRS,” or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Finally, the opinion of special tax counsel is based on certain assumptions, conditions and qualifications as set forth therein. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal tax consequences of an investment in the notes and the application of United States federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.
Tax Characterization of the Trust and the Notes
     Treatment of the Issuing Entity as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the issuing entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel is of the opinion that the issuing entity will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.
     The precise tax characterization of the issuing entity for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the depositor as collateral for notes issued by the depositor. On the other hand, the issuing entity could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on note owners except as stated below under “Possible Alternative Characterizations.”
     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes offered hereunder will be characterized as debt for United States federal income tax purposes. Additionally, the issuing entity will agree by entering into the indenture, and the note owners will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.
     Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series, class or tranche did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a note owner as a partner could have adverse tax consequences to certain note owners; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual note owners might be subject to certain limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, note owners might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the issuing entity is also able to issue other securities which may be treated as debt or as equity interests in the issuing entity. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the issuing entity to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the issuing entity could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.
Consequences to Note Owners
     Interest and Original Issue Discount. In general, stated interest on a note will be includable in gross income as it accrues or is received in accordance with a note owner’s usual method of tax accounting. If a class is issued with original issue discount, referred to as “OID,” the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, an owner of such a note (including a cash basis note owner) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until the date of payment for each partial principal payment).

Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to note owners. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of such interest should be included in the note’s stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most owners of the notes, but prospective note owners should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.
     Market Discount. A note owner who purchases an interest in a note at a discount that exceeds any OID not previously includable in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Code. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.
     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.
     If a note owner incurred or continues indebtedness to purchase or hold notes with market discount, the note owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such note owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such note owner in that taxable year or thereafter, the interest deferral rule described above will not apply.
     Amortizable Bond Premium. A purchaser of a note that purchases the note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that note and may elect to amortize the premium under Section 171 of the Code. If a note owner makes this election, the amount of any interest payment that must be included in the note owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. The election may be revoked only with the consent of the IRS.
     Disposition of the Notes. Upon the sale, exchange or retirement of a note, the note owner generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which the owner will be required to include as interest income) and the owner’s adjusted tax basis in the note. The owner’s adjusted tax basis in the note generally will equal the cost of the note to such owner, increased by any market or original issue discount previously included in income by such owner with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such owner with respect to such note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long term capital gain or loss if at the time of sale the note has been held for more than one year.
     Foreign Owners. Under United States federal income tax law now in effect, payments of interest by the issuing entity to an owner of a note who, as to the United States, is a nonresident alien individual or a foreign corporation, or is an estate or trust that lacks certain essential contacts with the United States, referred to as a “foreign person,” generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the depositor or the issuing entity, (b) a “controlled foreign corporation” with respect to which the depositor or the issuing entity is a “related person” within the meaning of the Code, or (c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If a note is held through a qualified intermediary, withholding may not be required if the intermediary has sufficient information in its files to establish that the owner is a foreign person. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year and is not subject to tax pursuant to certain Code provisions dealing with expatriates.
     The U.S. Treasury Department recently issued final Treasury regulations which revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.
     Backup Withholding and Information Reporting. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information reporting to the IRS may be required with respect to payments of interest and OID and proceeds of retirement or disposition. Prospective investors in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.
Reportable Transactions
     Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules of defining “reportable transactions” are complex. They include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.
     The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a note owner’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.
State, Local and Foreign Tax Consequences
     The discussion above does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state, local or foreign tax law. We suggest that each investor consult its own tax adviser regarding state, local and foreign tax consequences.
Use of Proceeds
     The net proceeds from the sale of each series, class or tranche the issuing entity offers pursuant to this prospectus and the prospectus supplement will be used by the issuing entity for the purposes, if any, described in the prospectus supplement. Any remaining proceeds will be paid to the depositor or the relevant transferor. The depositor or other transferor will use those proceeds to pay the sponsor or other affiliated seller the purchase price of the receivables sold to it, to pay its other expenses and for any other use described in the prospectus supplement. The sponsor or other affiliated seller will use the proceeds received from the depositor or other transferor to provide liquidity for anticipated future asset growth, for its general corporate purposes and for any other use described in the prospectus supplement.
Note Ratings
     Any rating of the notes by a rating agency will be based on:
•	the rating agency’s view on the likelihood that noteholders will receive timely interest payment and ultimate principal payments; and

•	the rating agency’s evaluation of the receivables and the availability of any credit enhancement for the notes.
     Among the things a rating will not indicate are:
•	the likelihood that interest or principal payments will be paid on a scheduled date;

•	the likelihood that a pay out event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non U.S. noteholders;

•	the marketability of the notes;

•	the market price of the notes; or

•	whether the notes are an appropriate investment for any purchaser.
     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.
     The depositor will request a rating of the notes offered by this prospectus and the prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so assigned, that rating could be lower than any rating assigned by a rating agency chosen by the depositor. Except as otherwise expressly stated, any reference in this prospectus or the prospectus supplement to a “rating agency” refers to a rating agency selected by the depositor to rate the notes of a series, class or tranche issued by the issuing entity. “Risk Factors — Securities Market Risk — The ratings assigned to the notes is limited” in this prospectus.
Plan of Distribution
     The issuing entity may offer and sell the notes in any one of three ways:
•	through underwriters;

•	through agents; or

•	directly to one or more purchasers.

     If one or more underwriters are engaged, the depositor and the sponsor and one or more underwriters named in the prospectus supplement will enter into an underwriting agreement for each series, class or tranche. Under each underwriting agreement, the depositor will cause the notes to be sold by the issuing entity to the underwriters named in that underwriting agreement and in the prospectus supplement. Each of those underwriters will severally agree to purchase from the issuing entity the principal balance of notes set forth in that underwriting agreement and in the prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the underwriting agreement in the event of an increase or decrease in the aggregate balance of notes offered by this prospectus and by the prospectus supplement).
     In each underwriting agreement, the underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
     Each prospectus supplement will specify the terms of the offering, including:
•	the name or names of any underwriters or agents,

•	the public offering or purchase price,

•	the net proceeds to the issuing entity from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers, and

•	any commissions allowed or paid to agents.
     After the initial public offering, the public offering price and such concessions may be changed.
     Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity or the depositor, directly or through agents, solicits offers to purchase notes, the issuing entity and the depositor reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.
     The issuing entity or the depositor may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuing entity or the depositor will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity or the depositor pursuant to delayed delivery contracts providing for payment and delivery at a future date.
     The depositor or the bank may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by the depositor or the bank and sales may be made by the depositor or the bank to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any resale of the securities.
     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.
     The depositor and the sponsor may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, in connection with their participation in the distribution of the notes.
     Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the depositor, the bank, the issuing entity or their respective affiliates in the ordinary course of business.
     The place and time of delivery for any series for which this prospectus is delivered will be set forth in the prospectus supplement.
Legal Matters
     Legal matters relating to the issuance of the notes will be passed upon for the depositor and the sponsor by McKee Nelson LLP, New York, New York, special counsel to the depositor and the sponsor. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the depositor and the sponsor by McKee Nelson LLP, New York, New York.
Reports to Noteholders
     The servicer will prepare monthly and annual reports that will contain information about the issuing entity. The financial information contained in the reports will not be prepared in accordance with GAAP. Unless and until definitive notes are issued, the reports will be sent to Cede & Co., which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to individual noteholders. See “Description of the Notes — Book Entry Registration,” “— Reports to Noteholders” and “— Evidence as to Compliance” in this prospectus.
Where Investors Can Find More Information
     The depositor filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.
     The servicer will file with the SEC all required annual reports on Form 10-K, periodic distribution reports on Form 10-D and current reports on Form 8-K and other information about the issuing entity. Such filings will be made under the name of Advanta Business Receivables Corp., as depositor, on behalf of Advanta Business Card Master Trust, as issuing entity, SEC file number 333-81788.

     An investor may read and copy any reports, statements or other information the issuing entity and the depositor files with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.W., Washington, D.C. 20549. The public can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The issuing entity’s and the depositor’s SEC filings are also available to the public on the SEC Internet site http://www.sec.gov.
     As a recipient of this prospectus, an investor may request a copy of any document filed with the SEC relating to the notes, at no cost, by writing or calling the servicer at: 11850 South Election Road, Draper, Utah 84020, Attention: Treasury Department, Telephone: (801) 523-0858.
Incorporation of Certain Information by Reference
     All reports and other documents filed by or for the issuing entity under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the prospectus and before the termination of the offering of the notes will be deemed incorporated by reference into this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that the issuing entity and the depositor file later with the SEC will automatically update the information in this prospectus. In all cases, an investor should rely on the later information over different information included in this prospectus or the prospectus supplement. The documents incorporated by reference will be filed with the SEC under the name of Advanta Business Receivables Corp., as depositor, and/or on behalf of Advanta Business Card Master Trust, as issuing entity, SEC file number 333-81788.
     None of the depositor, the issuing entity, the servicer, the indenture trustee or the owner trustee as of the date hereof intend to make available on a website any of the SEC filings concerning the issuing entity, the depositor or the notes because the issuing entity’s and the depositor’s SEC filings are available to the public on the SEC Internet site http://www.sec.gov. However, Advanta Corp. may make the issuing entity’s and the depositor’s SEC filing available on its website in the future. Currently, Advanta Corp. posts the issuing entity’s monthly noteholder statements on its website at http://www.advanta.com/. As a recipient of this prospectus, an investor may request a copy of any document the issuing entity incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the servicer at: 11850 South Election Road, Draper, Utah 84020, Attention: Treasury Department, Telephone: (801) 523-0858.

Glossary of Terms for Prospectus
     “ACH” means Automated Clearing House.
     “additional cut-off date” means the date as of which additional accounts are designated to the issuing entity.
     “addition date” means the date of sale of receivables in each additional account to the issuing entity.
     “additional issuance” means each issuance of additional notes of an outstanding series, class or tranche.
     “adjusted invested amount” means on any date for any single issuance series, the invested amount on that date, minus the amount on deposit in the specified trust account, as described in the indenture supplement for that series, and for a multiple issuance series, as described in the indenture supplement for that series.
     “administrator” means the sponsor, in its capacity as administrator under the administration agreement, dated as of August 1, 2000, between the administrator and the issuing entity.
     “Advanta Business Card” means a revolving business purpose credit card account originated by the sponsor.
     “Advanta Business Card Portfolio” means the portfolio of revolving business purpose credit card accounts originated by the sponsor.
     “Adverse Effect” means, with respect to any action, that the action will (a) materially and adversely affect the amount or timing of payments made to the noteholders of any series, class or tranche or (b) result in the occurrence of a pay out event or an event of default.
     “bank” means Advanta Bank Corp., an industrial bank chartered under the laws of the State of Utah.
     “Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended.
     “cash collateral account” means a trust account in which cash or permitted investments are held to provide credit enhancement for a series, class or tranche.
     “cash collateral guaranty” means credit enhancement in the form of a guaranty secured by the deposit of cash or certain permitted investments for a series, class or tranche.
     “Code” means the Internal Revenue Code of 1986, as amended as of the date hereof.
     “collateral interest” means credit enhancement in the form of a subordinated interest in the issuing entity in an amount initially equal to a percentage of the initial invested amount of the series, class or tranche.
     “collection account” means the account established and maintained by the servicer in the name of the indenture trustee, which is a qualified account (including any subaccount thereof),

into which the servicer will deposit collections on the receivables and other amounts described herein.
     “controlled accumulation period” means the period during which principal is accumulated in specified amounts at scheduled intervals and paid on an expected final principal payment date.
     “controlled amortization period” means the period during which principal is paid on the notes in fixed amounts at scheduled intervals.
     “credit enhancement” means credit enhancement for a series, class or tranche.
     “credit enhancement percentage” means the percentage interest of a credit enhancer in a series, class or tranche, if any, as may be described in the prospectus supplement.
     “credit enhancer” means the provider of third party credit enhancement.
     “cut-off dates” means the initial cut-off date and each additional cut-off date.
     “defaulted amount” means, for any monthly period, an amount (which shall be not less than zero) equal to (a) the amount of principal receivables which became defaulted receivables in such monthly period, minus (b) the amount of any defaulted receivables of which the depositor or the servicer became obligated to accept reassignment or assignment in accordance with the transfer and servicing agreement during such monthly period. However, if an insolvency event occurs with respect to the depositor, the amount of such defaulted receivables that are subject to reassignment to the depositor will not be included in clause (b), and if an insolvency event occurs with respect to the servicer, the amount of such defaulted receivables which are subject to reassignment to the servicer will not be included in clause (b).
     “defaulted receivables” means principal receivables which in a monthly period are written off as uncollectible in accordance with the servicer’s credit card guidelines and customary and usual servicing procedures for servicing revolving business purpose credit card receivables comparable to the receivables sold to the issuing entity. A principal receivable shall become a defaulted receivable on the day on which such principal receivable is recorded as charged-off on the servicer’s computer file of revolving business purpose credit card accounts.
     “definitive notes” means notes that are issued in fully registered, certificated form.
     “depositaries” means DTC, Clearstream Banking or Euroclear.
     “depositor” means Advanta Business Receivables Corp., a Nevada corporation.
     “determination date” means the third business day preceding the fifteenth day of each calendar month, unless otherwise specified in the indenture supplement for a series.
     “DTC” means the Depository Trust Company.
     “early accumulation period” means the period following a pay out event during which principal is accumulated each month based on the amount of principal receivables collected.

     “early amortization period” means the period following a pay out event during which principal is paid each month based on the amount of principal receivables collected.
     “eligible account” means, as of the applicable cut-off date, each revolving business purpose credit card account originated by the sponsor or another seller
•	which was in existence and maintained by the sponsor;

•	which is payable in United States dollars;

•	the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

•	the cardholder of which has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

•	which has not been classified as stolen or lost;

•	which does not have any receivables that are defaulted receivables;

•	which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor;

•	which does not have receivables which have been sold or pledged by the sponsor to any party other than the depositor or the issuing entity under a receivables purchase agreement or a transfer and servicing agreement; and

•	which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any credit card.
     “eligible institution” means either:
•	a depository institution, including the owner trustee or the indenture trustee, that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank) and which at all times (i) has FDIC deposit insurance and (ii) has either a long term unsecured debt rating as required in each indenture supplement or a certificate of deposit rating as required in each indenture supplement; or

•	any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of any of its then-existing ratings of any outstanding series, class or tranche.
     If so qualified, the servicer may be considered an eligible institution.
     “eligible investments” means securities, instruments, investments or other property, other than securities issued by or obligations of the seller which evidence:

•	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

•	demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the issuing entity’s investment or contractual commitment to invest, the short term debt rating of that depository institution or trust company shall be as required in each indenture supplement;

•	commercial paper or other short term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the issuing entity’s investment or contractual commitment to invest, as required in each indenture supplement;

•	demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the issuing entity’s investment, a rating as required in each indenture supplement;

•	notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above;

•	money market funds having, at the time of the issuing entity’s investment, a rating as required in each indenture supplement (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

•	time deposits (having maturities not later than the next payment date) other than those referred to in the fourth clause above, with a person whose commercial paper has a credit rating as required in each indenture supplement; or

•	any other investment upon receipt of written confirmation from each rating agency rating a series, class or tranche that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche.
     “eligible receivable” means each receivable:
•	which has arisen in an eligible account;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the sponsor at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the sponsor;

•	for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the sponsor of the related credit card agreement have been duly obtained or given and are in full force and effect;

•	as to which, at the time of its transfer to the issuing entity, the depositor or the issuing entity has good title, free and clear of all liens and security interests arising under or through the depositor, other than tax liens for taxes not then due or which the depositor is contesting;

•	which has been the subject of either a valid transfer and assignment from the depositor to the issuing entity of all of the depositor’s right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the issuing entity;

•	which is the legal, valid and binding payment obligation of the cardholder under the receivable, legally enforceable against that cardholder in accordance with its terms, subject to some bankruptcy-related exceptions and equitable considerations;

•	which, at the time of transfer to the issuing entity, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the sponsor, and then only if the waiver or modification is reflected in the servicer’s computer file of revolving credit card accounts;

•	which, at the time of transfer to the issuing entity, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the cardholder, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general;

•	which, at the time of transfer to the issuing entity, none of the depositor or the sponsor has taken any action, or omitted to take any action, that would impair the rights of the issuing entity or the noteholders; and

•	which constitutes an “account” or “general intangible” under Article 9 of the UCC as then in effect in any state where the filing of a financing statement is required to perfect the issuing entity’s interest in the receivables and the proceeds thereof.
     “eligible servicer” means either the indenture trustee or another entity which, at the time of its appointment as servicer, is servicing a portfolio of revolving credit card accounts, is legally qualified and has the capacity to service the accounts and in the opinion of the indenture trustee, has the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care. In addition, any eligible servicer must be qualified to use the software that is then being used to service the accounts or must obtain the right to use or has its own software which is adequate to perform its duties under the transfer and servicing agreement. Also, an eligible servicer must have a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.
     “enhancement invested amount” means the interest the credit enhancer will have in certain cash flows in respect of the trust portfolio to the extent described in the prospectus supplement, if the prospectus supplement specifies that credit enhancement may be available to pay principal of the notes following the occurrence of certain pay out events.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “events of default” means, under the indenture, and with respect to the notes of any series, class or tranche, any of the following:
•	the issuing entity fails to pay principal when it becomes due and payable on the final maturity date for that series, class or tranche;

•	the issuing entity fails to pay interest when it becomes due and payable and the default continues for a period of thirty-five days;

•	certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity;

•	the issuing entity fails to observe or perform covenants or agreements made in the indenture, and:
•	the failure continues, or is not cured, for sixty days after notice to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders holding 25% or more of the then outstanding principal amount of all of the issuing entity’s outstanding series; and

•	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the sixty day period; or
•	any additional events of default specified in the prospectus supplement.
     “excess funding account” means the account established and maintained by the servicer in the name of the indenture trustee, which is a qualified account, for the purposes set forth in the indenture.
     “expected final principal payment date” means the date specified in the prospectus supplement for a series, class or tranche on which amounts on deposit in the principal funding account will be paid to the noteholders.
     “FACT Act” means the Fair and Accurate Credit Transactions Act of 2003.
     “FCRA” means the Fair Credit Reporting Act.
     “FDIA” means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.
     “FDIC” means the Federal Deposit Insurance Corporation.
     “FDR” means First Data Resources, Inc.

     “final maturity date” means the latest date by which principal and interest for that series, class or tranche are legally required to be paid.
     “finance charge and administrative receivables” are periodic finance charges, annual membership fees and service charges, late fees, over limit fees, cash use fees, the portion of interchange and all other fees and charges on accounts designated by the depositor to be included as finance charge and administrative receivables, and any other amounts, including all recoveries with respect to receivables previously charged-off as uncollectible, other than principal receivables, designated by the depositor to be “finance charge and administrative receivables.”
     “foreclosure certificate” means an investor certificate issued by the issuing entity as a result of a foreclosure on a portion of the receivables of the trust portfolio that corresponds to the portion of the receivables that secured the notes that have been accelerated.
     “funding period” means the period from the closing date of a series, class or tranche to the earlier of (i) the date the invested amount equals the principal amount of that series, class or tranche, or (ii) the date specified in the prospectus supplement.
     “GAAP” means generally accepted accounting principles in the United States.
     “initial designated accounts” means the group of eligible accounts that were designated to the issuing entity on the initial cut-off date.
     “initial cut-off date” means August 1, 2000.
     “interchange” means certain fees received by member banks participating in the MasterCard® and VISA® associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to account billing.
     “invested amount” for a series on any date will mean a sum equal to:
•	the initial outstanding principal amount of that series as of the closing date for that series (increased by the principal balance of any notes of that series issued after the initial closing date for that series); minus

•	the amount of principal paid to noteholders of that series prior to that date; minus

•	the amount of unreimbursed investor charge-offs and reallocated principal collections for that series not covered by any available funds as specified pursuant to the terms of the related series.
     “investor charge-offs” means, for any monthly period, and for any series, class or tranche, the amount by which: (a) the investor defaulted amount, after application of any available funds if specified pursuant to the terms of the related series, exceeds (b) amounts available to pay that amount out of collections of finance charge and administrative receivables and other amounts treated as collections of finance charge and administrative receivables, any available credit enhancement amounts and other sources specified in the prospectus supplement, subject to any maximum amount specified in the prospectus supplement.

     “investor defaulted amount” means, with respect to any payment date, an amount equal to the product of (a) the defaulted amount for the related monthly period and (b) the investor percentage specified in the prospectus supplement for that monthly period.
     “investor percentage” means a specified percentage of collections of principal receivables, finance charge and administrative receivables and defaulted receivables allocated to each series.
     “IRS” means the Internal Revenue Service.
     “issuing entity” means Advanta Business Card Master Trust, a Delaware common law issuing entity.
     “L/C bank” means the issuer of a letter of credit, if a credit enhancer has issued a letter of credit.
     “master indenture” means the master indenture dated as of August 1, 2000 between the owner trustee and the indenture trustee.
     “member bank” means a bank under contract with MasterCard® or VISA® to issue credit cards.
     “note owner” means the owner of beneficial interests in the notes of a series, class or tranche held in book-entry form.
     “OCC” means the Office of the Comptroller of the Currency.
     “OID” means Original Issue Discount.
     “owner trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee of the issuing entity.
     “paired notes” means notes of a paired series, class or tranche.
     “parties in interest” means persons that are “parties in interest” under ERISA or “disqualified persons” under the Code.
     “paying agent” means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series. The issuing entity may appoint additional paying agents.
     “plan” means any employee benefit or other plan that is subject to ERISA or Section 4975 of the Code.
     “pre-funding account” means a trust account established and maintained with the indenture trustee for the benefit of the noteholders of a series, class or tranche that has a funding period into which the amount of the proceeds from the sale of the notes not invested in receivables will be maintained until applied as described in the prospectus supplement.

     “prime rate” means the “Prime Rate” as set forth in the “Money Rates” section of The Wall Street Journal.
     “principal funding account” means the trust account, established for the benefit of one or more specified series, classes or tranches in which principal is accumulated for later distribution to noteholders, or as otherwise specified in the prospectus supplement.
     “principal receivables” are amounts charged by cardholders for merchandise, services, cash use and balance transfers.
     “qualified account” means an account which will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank) and acting as a trustee for funds deposited in such account so long as any of the securities of this depositary institution are rated at least investment grade by each rating agency rating a class or tranche.
     “rating agency” means a rating agency selected by the depositor to rate the notes of a series, class or tranche issued by the issuing entity.
     “record date” means the business day prior to any payment date.
     “recoveries” means all amounts received (net of out-of pocket costs of collection) including insurance proceeds, which are reasonably estimated by the depositor to be attributable to defaulted receivables, including the net proceeds of any sale of such defaulted receivables by the depositor.
     “required minimum principal balance” means (unless otherwise specified in the related indenture supplement for any series which is a paired series), on any date for all series, an amount equal to the sum of the invested amounts, within the meaning of each indenture supplement, for all outstanding series on that date, minus the amount on deposit in the excess funding account.
     “required transferor interest” means on any date, the required transferor percentage times the total amount of principal receivables in the issuing entity.
     “required transferor percentage” initially was 7%. The depositor is permitted to reduce the percentage by giving 30 days prior notice to the indenture trustee and each rating agency if (a) written confirmation is received from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche and (b) the depositor delivers to the indenture trustee a certificate of an authorized officer to the effect that the depositor reasonably believes that such reduction will not have an Adverse Effect. In no event may the required transferor percentage be less than 2%. The required transferor percentage was reduced to 6% effective November 22, 2004.
     “reserve account” means an account established as credit enhancement for a series, class or tranche to assist with payment of principal or interest on a series, class or tranche or any other amount owing on any credit enhancement in the manner described in a prospectus supplement.

     “revolving period” means the period, for each series, class or tranche when no principal is paid or accumulated, which begins on the closing date for a series, class or tranche and ends on the day before an amortization period or accumulation period begins for that series, class or tranche.
     “SEC” means the Securities and Exchange Commission.
     “seller” means, collectively, the sponsor and any additional sellers.
     “series pay out event” means a pay out event that may occur with respect to any particular series upon the occurrence of events specified in the prospectus supplement for that series.
     “Servicer Default” means the following:
(1)	failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within five business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, the indenture or any indenture supplement, if the failure:
(a)	has an Adverse Effect; and

(b)	continues unremedied for a period of sixty days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the issuing entity’s outstanding series (or, where the servicer’s failure does not relate to all series, 10% or more of the then-outstanding principal balance of all series, tranches or classes affected); or

(c)	the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;
(3)	any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect when made if it:
(a)	has an Adverse Effect; and

(b)	continues to have an Adverse Effect for a period of sixty days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the issuing entity’s outstanding series (or, where the servicer’s inaccuracy does not relate to all series, 10% or more of the then-outstanding principal balance of all series, class or tranches affected);

(4)	specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

(5)	any other event specified in the prospectus supplement.
Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause (1) above for a period of ten business days after the applicable grace period, or referred to in clauses (2) or (3) above for a period of sixty business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.
     “servicer” means the Advanta Bank Corp., an industrial bank chartered under the laws of the State of Utah, or any successor servicer that is responsible for servicing and administering the receivables in the issuing entity.
     “shared finance charge collections” means as to a series identified in the prospectus supplement as being included in a specific group, collections of finance charge and administrative receivables allocated to that series in excess of the amount needed to make deposits or payments of such series as specified in the related indenture supplement that may be shared with other series included in the same group.
     “shared principal collections” means as to a series identified in the prospectus supplement as being included in a specific group, collections of principal receivables allocated to that series in excess of the amount needed to make deposits or payments of such series that may be shared with the other series included in the same group.
     “signing individual” means the individual who is an owner or authorized officer of the business which has an Advanta Business Card account or, with respect to accounts offered solely to business professionals, the business professional.
     “special tax counsel” means McKee Nelson LLP, as special tax counsel to the issuing entity.
     “sponsor” means Advanta Bank Corp., an industrial bank chartered under the laws of the State of Utah.
     “spread account” means an account that provides credit enhancement for a series, class or tranche that is intended to assist with payment of interest and principal in the manner described in a prospectus supplement and funded by the periodic deposit of certain available excess cash flow from the issuing entity’s assets.
     “supplemental beneficial interest” means an undivided beneficial interest in the issuing entity created in exchange, in part, upon the surrender by the depositor of its transferor beneficial interest.
     “supplemental certificate” means a certificate which represents the supplemental beneficial interest.

     “tax opinion” means with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series, class or tranche that were characterized as debt at the time of their issuance, (b) such action will not cause the issuing entity to be deemed an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.
     “tranche pay out event” means a pay out event that may occur with respect to any particular tranche upon the occurrence of events specified in the prospectus supplement for that tranche.
     “transfer and servicing agreement” means the transfer and servicing agreement dated as of August 1, 2000 among the depositor, the servicer and the owner trustee.
     “transferor” means, collectively, the depositor, any additional transferors and any sellers that sell receivables directly to the issuing entity.
     “transferor certificate” means a certificate representing the transferor beneficial interest.
     “transferor beneficial interest” is an undivided beneficial interest in the issuing entity and represents the amount of receivables not securing any series, class or tranche. The transferor beneficial interest entitles the holder to receive all cash flows from the assets of the issuing entity not allocated to make payments on the notes or to be paid and to a credit enhancer.
     “transferor interest” on any date is equal to the difference between (a) the sum of (i) the total amount of principal receivables in the issuing entity at the end of the immediately prior day and (ii) the excess funding account balance at the end of the immediately prior day minus (b) the total adjusted invested amounts of all series then outstanding.
     “transferor percentage” means when used with respect to principal receivables, finance charge and administrative receivables and defaulted receivables, a percentage equal to 100%, minus the total investor percentages for all outstanding series, minus the total credit enhancement percentages for all outstanding series with respect to such category of receivables.
     “trust beneficial interest” means either a transferor beneficial interest or a supplemental beneficial interest.
     “trust pay out event” means, with respect to all series issued by the issuing entity, the occurrence of any of the following events:
•	any servicer default occurs which would have a material adverse effect on the noteholders;

•	certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the depositor, the sponsor or the servicer;

•	the depositor is unable for any reason to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement;

•	the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940; or

•	failure by the depositor to transfer receivables in additional accounts to the issuing entity within five business days after the date required by the transfer and servicing agreement.
     “trust portfolio” means the receivables generated from accounts selected from the Advanta Business Card Portfolio designated to the issuing entity on the basis of criteria described in the transfer and servicing agreement.
     “trust termination date” means the earlier of (a) the date designated by the depositor, which may be no earlier than the day on which the rights of all series to receive payments from the issuing entity have terminated and (b) the date of dissolution of the issuing entity.
     “UCC” means the Uniform Commercial Code.
     “unallocated principal collections” means any amounts collected in respect of principal receivables and not paid to the holders of the transferor beneficial interest because the transferor interest is less than the required transferor interest.
     “Utah Commissioner” means the Utah Commissioner of Financial Institutions.

Annex I
Global Clearance, Settlement and Tax Documentation Procedures
     Except in certain limited circumstances, the globally offered Advanta Business Card Master Trust Asset Backed Notes, referred to as the “global securities,” to be issued in series from time to time, each referred to as a “series,” will be available only in book entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, referred to as “DTC,” Clearstream Banking or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.
     Secondary market trading between investors holding global securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
     Secondary cross market trading between Clearstream Banking or Euroclear and DTC participants holding notes will be effected on a delivery against payment basis through the respective depositaries of Clearstream Banking and Euroclear (in such capacity) and as DTC participants.
     Non U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.
     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream Banking or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same day funds on the settlement date.
     Investors electing to hold their global securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading
     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC participants (other than the depositories for Clearstream Banking and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same day funds.
     Trading between Clearstream Banking Customers and/or Euroclear Participants. Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same day funds.
     Trading between DTC seller and Clearstream Banking or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than the depositories for Clearstream Banking and Euroclear) to the account of a Clearstream Banking customer or a Euroclear participant, as the case may be, the purchaser must send instructions to Clearstream Banking or Euroclear, as the case may be, prior to 12:30 PM on the settlement date. Clearstream Banking or Euroclear, as the case may be, will instruct the respective depository, to receive the global securities for payment. Payment will then be made by the respective depository, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.
     Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same day funds settlement. The most direct means of doing so is to pre position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global securities are credited to their accounts one day later.
     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking customer’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross market transaction will settle no differently from a trade between two DTC participants.
     Trading between Clearstream Banking or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to another DTC participant. The seller will send instructions to Clearstream Banking or Euroclear, as the case may be, before 12:30 PM on the settlement date. In these cases, Clearstream Banking or Euroclear will instruct the respective depository, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream Banking customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Banking customer’s or Euroclear participant’s account would be back valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream Banking customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back valuation may substantially reduce or offset any overdraft charges incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
Certain U.S. Federal Income Tax Documentation Requirements
     A beneficial owner of global securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
     Exemption for non U.S. Persons (Form W 8BEN). Beneficial owners of notes that are non U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W 8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W 8BEN changes, a new Form W 8 must be filed within 30 days of such change.
     Exemption for non U.S. Persons with effectively connected income (Form W-8ECI). A non U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim to Exemption from Withholding Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.
     Exemption for U.S. Persons (Form W 9). U.S. Persons can obtain a complete exemption from the withholding and, generally, backup withholding tax by filing Form W 9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The note owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W 8 are generally effective for three calendar years.
     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or issuing entity the income of which is includable in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

PROSPECTUS SUPPLEMENT
Advanta Business Card Master Trust
Issuing Entity
Advanta Business Receivables Corp.
Depositor
Advanta Bank Corp.
Sponsor and Servicer
AdvantaSeries
$[•]
Class [•] Asset Backed Notes

[Company A]	[Company B]
[Underwriters]
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.
We are not offering the notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus supplement and the prospectus at any date other than the dates stated on their respective covers.
Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [•][•], 20[•]. Effective December 1, 2005, such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee	$107
Printing and Engraving Expenses	*
Trustee’s Fees and Expenses	*
Legal Fees and Expenses	*
Accountants’ Fees and Expenses	*
Blue Sky Fees and Expenses	*
Rating Agency Fees	*
Miscellaneous Expenses	*

Total	$107

*	To be filed by amendment.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Section 78.7502 of the Nevada Revised Statutes (the “Nevada Law”) empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not found liable under the Nevada Law for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law and (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.
          In accordance with the Nevada Law, the Articles of Incorporation of Advanta Business Receivables Corp. (“ABRC”) contain a provision to limit the personal liability of the directors (and to the extent specified from time to time by the Board of Directors, the officers) of ABRC for violations of their fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Law. To the extent that the Nevada Law is amended to authorize the further elimination or limitation of liability of directors or officers, then the provision shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by the Nevada Law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
          The Articles of Incorporation of ABRC provide for indemnification of the officers and directors of ABRC to the fullest extent permitted by the Nevada Law, as it may be amended from time to time. The Articles of Incorporation further require ABRC to pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.
          The By-laws of ABRC also contain provisions regarding indemnification and limitation of liability of directors for breach of fiduciary duty and payment of unlawful distributions similar to those contained in the Articles of Incorporation.
          Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters that are parties thereto have agreed to indemnify each officer and director of ABRC and each person, if any, who controls ABRC within the meaning of the Securities Act of 1933, against certain liabilities, including certain liabilities under said Act.
ITEM 16. EXHIBITS.
          (a) Exhibits.
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1. to Amendment No.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32784), filed with the Securities and Exchange Commission on May 25, 2000).

3.1	Articles of Incorporation of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.1 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).

3.2	By-Laws of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.2 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).

4.1	Master Indenture, dated as of August 1, 2000, between Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust, and Bankers Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.2	Form of Indenture Supplement for a single issuance series, including forms of notes (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration

Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on August 4, 2004).

4.3	Indenture Supplement for a multiple tranche, de-linked series, including forms of notes, dated as of November 1, 2004, between Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust, and Deutsche Bank Trust Company Americas, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-81788), filed with the Securities and Exchange Commission on November 12, 2004).

4.4	Transfer and Servicing Agreement, dated as of August 1, 2000, among Advanta Business Receivables Corp., as Transferor, Advanta Bank Corp., as Servicer, and Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.5	Trust Agreement of Advanta Business Card Master Trust, dated as of August 1, 2000, between Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.6	Administration Agreement, dated as of August 1, 2000, between Wilmington Trust Company as Owner Trustee of the Advanta Business Card Master Trust, and Advanta Bank Corp., as Administrator (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

5.1	Opinion of McKee Nelson LLP with respect to legality.*

8.1	Opinion of McKee Nelson LLP with respect to tax matters.*

23.1	Consent of McKee Nelson LLP (included in Exhibit 5. 1 and Exhibit 8.1).*

24.1	Powers of Attorney.**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as indenture trustee under the Indenture (incorporated by reference to Exhibit 25.1 to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on December 27, 2005).
(b) Financial Statements.
All financial statements, schedules and historical information have been omitted as they are not applicable.

*	To be filed by amendment.

**	Previously filed.

ITEM 17. UNDERTAKINGS.
A.	The undersigned registrant hereby undertakes:

(a)	As to Rule 415:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) As to indemnification:
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) As to Rule 430A:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) In respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:
For purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities registered hereunder, and it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spring House, state of Pennsylvania, on May 4, 2006.

Advanta Business Receivables Corp.

By:	/s/ Michael Coco

Name: Michael Coco
Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on May 4, 2006 by the following persons in the capacities indicated.

Signature	Title
* Michael Coco	President, Director (Principal Executive Officer and Principal Financial Officer)
* Susan McVeigh	Vice President and Treasurer, Director
* David B. Weinstock	Vice President and Chief Accounting Officer, Director (Principal Accounting Officer)
* Kelly J. Flanders	Director
* Andrew T. Panaccione	Director

By:	/s/ Michael Coco
Name: Michael Coco
Title: President

*	Michael Coco, by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to the power of attorney duly executed by each such person and previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1. to Amendment No.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32784), filed with the Securities and Exchange Commission on May 25, 2000).

3.1	Articles of Incorporation of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.1 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).

3.2	By-Laws of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.2 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).

4.1	Master Indenture, dated as of August 1, 2000, between Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust, and Bankers Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.2	Form of Indenture Supplement for a single issuance series, including forms of notes (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on August 4, 2004).

4.3	Indenture Supplement for a multiple tranche, de-linked series, including forms of notes, dated as of November 1, 2004, between Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust, and Deutsche Bank Trust Company Americas, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-81788), filed with the Securities and Exchange Commission on November 12, 2004).

4.4	Transfer and Servicing Agreement, dated as of August 1, 2000, among Advanta Business Receivables Corp., as Transferor, Advanta Bank Corp., as Servicer, and Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.5	Trust Agreement of Advanta Business Card Master Trust, dated as of August 1, 2000, between Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.6	Administration Agreement, dated as of August 1, 2000, between Wilmington Trust Company as Owner Trustee of the Advanta Business Card Master Trust, and Advanta Bank Corp., as Administrator (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

5.1	Opinion of McKee Nelson LLP with respect to legality.*

8.1	Opinion of McKee Nelson LLP with respect to tax matters.*

23.1	Consent of McKee Nelson LLP (included in Exhibit 5. 1 and Exhibit 8.1).*

24.1	Powers of Attorney.**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as indenture trustee under the Indenture (incorporated by reference to Exhibit 25.1 to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on December 27, 2005).

*	To be filed by amendment.

**	Previously filed.